SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to (S)240.14a-12

BOK FINANCIAL CORPORATION
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March 20, 2013

To Each Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BOK Financial Corporation to be held this year in the Main Ballroom of the Dallas Country Club, 4155 Mockingbird Lane, Dallas, Texas on Tuesday, April 30, 2013, at 11:00 a.m. local time. Please note we are hosting this year's Annual Meeting in Texas, one of the company's significant growth markets. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2012.

We hope that you will be able to attend this meeting, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

We look forward to seeing you at the meeting.

Sincerely,

/s/ George B. Kaiser
____________________________________________
George B. Kaiser, Chairman of the
Board of Directors

/s/ Stanley A. Lybarger
____________________________________________
Stanley A. Lybarger, President and
Chief Executive Officer

IF YOU PLAN TO ATTEND THE 2013 ANNUAL MEETING OF SHAREHOLDERS OF BOK FINANCIAL CORPORATION: Parking is available on-site at the Dallas Country Club, and you will be asked to sign in with bank personnel prior to entering the Main Ballroom.

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS                    4

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS            5
General                                            5
Voting by Proxy                                        5
Voting and Quorum Requirements at the Meeting                        6
Solicitation of Proxies                                    6
Annual Report                                        6
Principal Shareholders of the Company                            7
Security Ownership of Certain Beneficial Owners and Management                7

PROPOSAL ONE - ELECTION OF DIRECTORS                        9
Nominees and Vote Required to Elect Nominees                        9
Term of Office                                        9
Family Relationships                                        9
Information about Nominees                                     9

PROPOSAL TWO - APPROVAL OF THE AMENDED AND RESTATED BOK FINANCIAL CORPORATION 2003 EXECUTIVE INCENTIVE PLAN                    15

PROPOSAL THREE - APPROVAL OF THE AMENDED AND RESTATED BOK FINANCIAL CORPORATION 2009 OMNIBUS INCENTIVE PLAN                        21

PROPOSAL FOUR - RATIFICATION OF SELECTION OF AUDITOR                26

PROPOSAL FIVE - ADVISORY VOTE TO APPROVE THE COMPENSATION OF
NAMED EXECUTIVE OFFICERS                                27

CORPORATE GOVERNANCE                                    28
Director Compensation                                    28
Attendance of Meetings                                    29
Director Nominations                                    29
Director Independence                                    29
Compensation Committee Interlocks and Insider Participation                    30
Committees of the Board of Directors                                30
Risk Oversight and Audit Committee                            30
Independent Compensation Committee                            30
Credit Committee                                        31
Committee Changes for 2013                                31
Independent Director Meetings                                31
Communication with the Board of Directors                            32
Report of the Risk Oversight and Audit Committee                        32
Principal Accountant Fees and Services                            33
Board Leadership Structure                                    33
Board Role in Oversight of Risk                                34
Executive Officers                                        34

COMPENSATION DISCUSSION AND ANALYSIS                        36
Committee Report                                        50

EQUITY COMPENSATION PLAN INFORMATION                        50

EXECUTIVE COMPENSATION TABLES                            51
Summary Compensation Table                                52
Option Exercises and Stock Vested                                54
Grants of Plan-Based Awards                                    55
Outstanding Equity Awards at Fiscal Year-End                        57
Pension Benefits                                        64
Nonqualified Deferred Compensation                                65
Potential Payments Upon Termination                                66

RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY            69

CERTAIN TRANSACTIONS                                    69

INSIDER REPORTING                                        70

PROPOSALS OF SHAREHOLDERS                                70

OTHER MATTERS                                        70

EXHIBIT A - BOK FINANCIAL CORPORATION 2003 EXECUTIVE INCENTIVE PLAN    72
EXHIBIT B - BOK FINANCIAL CORPORATION 2009 OMNIBUS INCENTIVE PLAN    79
EXHIBIT C - RISK COMMITTEE CHARTER                            91
EXHIBIT D - AUDIT COMMITTEE CHARTER                        94

BOK FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 30, 2013

Each Shareholder:

Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the “Company” or “BOK Financial”), an Oklahoma corporation, will be held in the Main Ballroom of the Dallas Country Club, 4155 Mockingbird Lane, Dallas, Texas on April 30, 2013, at 11:00 a.m. local time, for the following purposes:

1.	To fix the number of directors to be elected at twenty (20) and to elect twenty (20) persons as directors for a term of one year or until their successors have been elected and qualified;

2.	To approve the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan;

3.	To approve the Amended and Restated BOK Financial Corporation 2009 Omnibus Incentive Plan;

4.	To ratify the selection of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2013;

5.	To consider an advisory vote to approve the compensation of the named executive officers; and

6.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Company's Bylaws.

The Board recommends that shareholders vote FOR (i) the director nominees named in the accompanying Proxy Statement, (ii) the approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan, (iii) the approval of the Amended and Restated BOK Financial Corporation 2009 Omnibus Incentive Plan, (iv) the ratification of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2013; and (v) the approval of the named executive officers' compensation.

Only shareholders of record at the close of business on March 1, 2013 shall be entitled to receive notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa, OK 74172, and at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Frederic Dorwart

Frederic Dorwart, Secretary
March 20, 2013
Tulsa, Oklahoma

BOK FINANCIAL CORPORATION
Bank of Oklahoma Tower
Tulsa, Oklahoma 74172

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To be held April 30, 2013
General

The enclosed proxy is solicited on behalf of the Board of Directors of BOK Financial Corporation for use at our annual meeting of shareholders. The annual meeting will be held on Tuesday, April 30, 2013, at 11:00 a.m. local time in the Main Ballroom of the Dallas Country Club, 4155 Mockingbird Lane, Dallas, Texas.

These proxy materials will be mailed on or about March 20, 2013 to holders of record of common stock as of the close of business on March 1, 2013.
Voting by Proxy

If you are the “record holder” of your shares (shares owned in your own name and not through a bank or brokerage firm), you may vote by phone, by mail, over the Internet, or in person at the annual meeting. We encourage you to vote by phone, mail, or on the Internet even if you plan to attend the meeting.

If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted in accordance with the recommendations of the Board of Directors: (1) FOR the election of the twenty (20) nominees for director listed in this Proxy Statement, (2) FOR the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan, (3) FOR the Amended and Restated BOK Financial Corporation Omnibus Incentive Plan, (4) FOR the ratification of Ernst & Young LLP as the Company's independent auditor for the fiscal year ending December 31, 2013, and (5) FOR the approval of the named executives' compensation. If you are voting shares held in the BOK Financial Thrift Plan and you fail to mark your proxy with instructions, your shares will be voted by the Trustee of the Thrift Plan in the same ratio as those shares credited to the account of the Thrift Plan members who do give instructions to the Trustee.
If you hold your shares in “street name” (shares held in the name of a bank or broker on a person's behalf), you must vote by following the instructions on the form that you receive from your broker or nominee. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 4 - ratifying the selection of the auditor), but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1, 2, 3 and 5). Prior to 2010, the election of directors was considered a routine matter, but since that time brokers have not been permitted to vote your shares for the election of directors, and those votes will constitute broker non-votes. Therefore, we urge you to give voting instructions to your broker on all voting items.
As to any other matter that may properly be brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deems advisable. The Board of

Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting. A proxy may be revoked by (i) delivery of written notice of revocation to Frederic Dorwart, Secretary, at 124 East Fourth Street, Tulsa, Oklahoma 74103, (ii) execution and delivery of a later proxy to the address indicated on the proxy card, or (iii) voting the shares in person at the annual meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.
Voting and Quorum Requirements at the Meeting

Only holders of shares of common stock of the Company at the close of business on March 1, 2013 (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 70,309,956 shares of common stock entitled to vote.

You will have one vote for each share of common stock held by you on the record date.

In order to have a meeting it is necessary that a quorum be present. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

The affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote is required for approval of all matters other than election of directors. Directors are elected by the affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote for the election of directors, but if the number of nominees exceeds the number of directors to be elected (i.e. a contested election), the shareholders shall instead elect the directors by plurality vote of the shares present in person or by proxy.

George B. Kaiser currently owns approximately 59.9% of the outstanding common stock and plans to vote all of his shares.
Solicitation of Proxies

We are paying for all our costs incurred in soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.
Annual Report

Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2012, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

Principal Shareholders of the Company

To the extent known to the Board of Directors of the Company, as of March 1, 2013, the only shareholders of the Company having beneficial ownership of more than 5% of the shares of common stock of the Company are as set forth below:

Name & Address of Beneficial Owner	Beneficial Ownership	Class

George B. Kaiser(1)	42,104,369	59.9%
P.O. Box 21468, Tulsa, Oklahoma 74121-1468

George Kaiser Family Foundation	4,775,534	6.8%
7020 South Yale, Suite 220, Tulsa, OK, 74136

(1)	Includes 327,121 shares owned by Assurances Company II, LLC of which Mr. Kaiser is the sole member.

Security Ownership of Certain Beneficial Owners and Management

As of March 1, 2013, there were 70,309,956 shares of common stock issued and outstanding. The following table sets forth, as of March 1, 2013, the beneficial ownership of common stock of BOK Financial by each director and nominee, the chief executive officer (Mr. Lybarger), the chief financial officer (Mr. Nell), and the three other executive officers named in the Summary Compensation Table appearing at page 52, and, as a group, all such persons and other executive officers not named in the table.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class(2)
Gregory S. Allen	4,262	(3)	*
Alan S. Armstrong	—		*
Norman P. Bagwell	43,249	(4)	*
C. Fred Ball, Jr.	50,103	(5)	*
Sharon J. Bell	79,690	(6)	*
Peter C. Boylan, III	4,795	(7)	*
Steven G. Bradshaw	106,297	(8)	*
Chester Cadieux, III	1,475		*
Joseph W. Craft III	984		*
Daniel H. Ellinor	109,880	(9)	*
John W. Gibson	841		*
David F. Griffin	40,566	(10)	*
V. Burns Hargis	24,504	(11)	*
Douglas D. Hawthorne	2,189		*
E. Carey Joullian, IV	4,202	(12)	*
George B. Kaiser	42,104,369	(13)	59.9
Robert J. LaFortune	46,015		*
Stanley A. Lybarger	308,401	(14)	*
Steven J. Malcolm	1,967	(15)	*
Steven E. Nell	136,762	(16)	*
E.C. Richards	3,017	(17)	*
John Richels	—		*
Michael C. Turpen	463	(18)	*
R. A. Walker	—		*
All directors, nominees, and executive officers listed on page 34(28 persons)	43,210,866		61.1%
* Less than one percent (1%)

(1)	Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named.

(2)
All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentages of the outstanding shares owned by the persons in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3)	Includes 4,262 shares owned jointly by Mr. Allen and Elizabeth Allen.

(4)	Includes options to purchase 12,607 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 22,423 shares of restricted stock.

(5)	Includes options to purchase 38,194 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 5,267 shares owned by C. Fred Ball, Jr. IRA.

(6)
Includes 2,791 shares owned by Ms. Bell's spouse, Gregory Allen Gray. Also includes 18,440 shares indirectly owned by the J. A. Chapman and Leta M. Chapman Trust (1949), of which Ms. Bell is individual trustee, and 21,329 shares indirectly owned by the Leta McFarlin Chapman Trust (1974), of which Ms. Bell is co-trustee.

(7)	Includes 2,000 shares indirectly owned by Boylan Capital Partners, LP and 24 shares indirectly owned by the Peter C. Boylan III Revocable Trust.

(8)
Includes options to purchase 30,376 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 52,188 shares owned by the Steven G. Bradshaw Revocable Trust, of which Mr. Bradshaw and Marla Bradshaw are trustees, 23,706 shares of restricted stock, and 27 shares held in the BOK Thrift Plan.

(9)
Includes options to purchase 49,548 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 34,034 shares of restricted stock and 662 shares held in the BOK Thrift Plan.

(10)	Includes 38,903 shares indirectly owned by Doppler Investments, L.P. and 100 shares indirectly owned by the David F. Griffin Revocable Trust.

(11)	Includes 150 shares owned jointly by Mr. Hargis and Ann Hargis and 24,354 shares indirectly owned by Devonshire Holdings, LLC.

(12)	Includes 1,869 shares indirectly owned by JCAP, LLC.

(13)	Includes 327,121 shares indirectly owned by Assurances Company II, LLC, where Mr. Kaiser is the sole member.

(14)
Includes options to purchase 55,133 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 7,744 shares indirectly owned by Stanley A. Lybarger, IRA, 135,075 shares of restricted stock, 75,387 shares of phantom stock in Mr. Lybarger's deferred compensation plan, and 27 shares held in the BOK Thrift Plan.

(15)	Includes 1,967 shares indirectly owned by the Steven J. Malcolm Revocable Trust.

(16)
Includes options to purchase 92,145 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 18,059 shares of restricted stock and 27 shares held in the BOK Thrift Plan.

(17)	Includes 2,152 shares indirectly owned by the Emmet C. Richards Revocable Trust and 865 shares owned by Core Investment Capital, LLC.

(18)	Includes 463 shares owned jointly by Mr. Turpen and Susan Turpen.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees

A board of twenty (20) directors is to be elected at the annual meeting. The nominees for director who receive a majority of shares voting “FOR” their election shall be elected as directors. You may vote the number of shares of common stock you own for up to twenty (20) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the twenty (20) nominees named below, unless you hold your shares in street name, in which case your broker is not permitted to use its discretion and those votes will constitute broker non-votes.

If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the Board and nominated by any of the proxies named in the enclosed proxy form. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Term of Office

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

Family Relationships

There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

Information about Nominees

Certain information concerning the nominees to the Board of Directors of the company is set forth below based on information supplied by the nominees. All information is as of March 1, 2013. All references in this Proxy Statement to “BOKF” shall mean BOKF, National Association, the banking subsidiary of BOK Financial Corporation, which operates through the following regional divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma (“BOK”), Bank of Texas (“BOT”), and Colorado State Bank and Trust. BOSC, Inc. is a wholly-owned subsidiary of BOK Financial Corporation. No other corporation or organization listed below is a parent, subsidiary, or other affiliate of BOK Financial Corporation unless otherwise indicated.

Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director

Gregory S. Allen	50
Chief Executive Officer, Maine Street Holdings, Inc. (consulting firm to food industry). Mr. Allen retired from Advance Food Company Inc. in 2010, where he served as Chief Executive Officer from 2003. In addition, he is a director of AdvancePierre Foods, Inc. (food processing company), American Fidelity Corporation (insurance holding company), Houston Baseball Partners, LLC (owner of baseball franchise and television cable network) and Airrosti Rehab Centers, LLC. We believe Mr. Allen's qualifications to sit on our Board of Directors include his experience as an attorney and entrepreneur, as well as his management expertise.
			2005

Alan S. Armstrong	50
Chief Executive Officer, President, and a Director of The Williams Companies, Inc. since January 2011. From 2002 until January 2011, Mr. Armstrong was Senior Vice President - Midstream and acted as President of Williams' midstream business. Since January 2011, Mr/ Armstrong has served as Chairman of the Board and Chief Executive Officer of Williams Partners GP LLC, the general partner of Williams Partners L.P. (subsidiaries of Willams), where has was Senior Vice President - Midstream from February 2010, and Chief Operating Officer and a director from 2005. We believe Mr. Armstrong's qualifications to sit on our Board of Directors include his energy sector and management expertise.
			nominee

C. Fred Ball, Jr.	68	Senior Chairman of BOT, and formerly its Chairman, Chief Executive Officer, and President. Before joining BOT in 1997, Mr. Ball was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc. We believe Mr. Ball's qualifications to sit on our Board of Directors include his almost four decades of experience in the banking industry and his involvement with the Texas market.	1999

Sharon J. Bell	61	Attorney and Managing Partner, Rogers and Bell PLLC (Tulsa, Oklahoma); Trustee and General Counsel, Chapman-McFarlin Interests; formerly a Director and President of Red River Oil Company (oil and gas exploration and development). We believe Ms. Bell's qualifications to sit on our Board of Directors include her experience as an attorney and trustee, and leadership skills demonstrated through her civic involvement.	1993

Peter C. Boylan, III	49
Co-Founder, Director, President and Chief Executive Officer of Cypress Energy Partners, LLC (an environmental and water solutions company serving the oil and gas industry); and Chief Executive Officer of Boylan Partners, LLC (investment and advisory services) since early 2002. From 1994 through 2002, Mr. Boylan served in a variety of senior executive management positions of various public and private companies controlled by Liberty Media Corporation, including serving as a board member, Chairman, CEO, President, COO, and CFO of several different companies. Mr. Boylan serves as a director of MRC Global, Inc., a distribution company serving energy and other industries. We believe Mr. Boylan's qualifications to sit on our Board of Directors include his corporate executive management and leadership experience, his accounting, finance, audit, risk, and compensation committee expertise, media and technology expertise, civic service, and experience sitting on other public and private boards of directors.
			2005

Chester E. Cadieux, III	46	Chairman and Chief Executive Officer of QuikTrip Corporation (a gasoline and retail convenience chain) since 2002. Mr. Cadieux previously served as Vice President of Sales at QuikTrip Corporation. We believe Mr. Cadieux's qualifications to sit on our Board of Directors include his knowledge of finance and accounting, his management experience, and his knowledge of all of our geographic markets.	2005

Joseph W. Craft, III	62	President, Chief Executive Officer and Director of Alliance Resource Partners, L.P. (a diversified coal producer and marketer) since 1999. Mr. Craft also serves as Chairman, President, Director and Chief Executive Officer of Alliance Holdings GP, L.P. Previously, Mr. Craft served as President of MAPCO Coal Inc. since 1986. We believe Mr. Craft's qualifications to sit on our Board of Directors include his extensive experience in corporate leadership, as well as his public company experience.	2007

John W. Gibson	60
Chairman and Chief Executive Officer of ONEOK, Inc. and ONEOK Partners GP, L.L.C., the general partner of ONEOK Partners, L.P. He has served as the CEO of ONEOK, Inc. since 2007 and was appointed Chairman of the Board in May 2011. He served as the President and CEO of ONEOK, Inc. from 2010 through 2011, Chairman and CEO of ONEOK Partners GP, L.L.C. since 2007, and Chairman, President, and CEO from 2010 through 2011. Mr. Gibson joined ONEOK, Inc. in May 2000 from Koch Energy, Inc., a subsidiary of Koch Industries, where he was an Executive Vice President. We believe Mr. Gibson's qualifications to sit on our Board of Directors include his extensive executive leadership and management experience and his involvement in the energy industry.
			2008

David F. Griffin	47	Chairman and Chief Executive Officer of Griffin Capital, L.L.C. President and Chief Executive Officer, Griffin Communications, L.L.C. (owns and operates CBS- and CW-affiliated television stations plus associated websites in Oklahoma); formerly President and General Manager, KWTV-9 (Oklahoma City). We believe Mr. Griffin's qualifications to sit on our Board of Directors include his significant expertise, experience, and background in corporate management and his involvement with both the Oklahoma City and Tulsa markets.	2003

V. Burns Hargis	67
President, Oklahoma State University. Prior to becoming OSU President, Mr. Hargis served as Vice Chairman, BOK Financial and BOK and Director of BOSC, Inc. since 1993. Mr. Hargis was formerly Attorney and Shareholder of the law firm of McAfee & Taft (Oklahoma City, Oklahoma). He is also a director of Chesapeake Energy Corporation. We believe Mr. Hargis' qualifications to sit on our Board of Directors include his nearly three decades practicing law with a focus on financial reporting and litigation, including representing financial institutions and their boards, as well as having served for many years as our Vice Chairman.
			1993

Douglas D. Hawthorne	65
Chief Executive Officer, Texas Health Resources. Prior to helping to create Texas Health Resources in 1997, Mr. Hawthorne was CEO of Presbyterian Healthcare Systems. We believe Mr. Hawthorne's qualifications to sit on our Board of Directors include his knowledge of the healthcare sector and of the Texas market.
			nominee

E. Carey Joullian, IV	52	Chairman, President and Chief Executive Officer of Mustang Fuel Corporation and subsidiaries; President and Manager, Joullian & Co., L.L.C.; Manager, JCAP, L.L.C. We believe Mr. Joullian's qualifications to sit on our Board of Directors include his significant experience and expertise in the oil and gas industry and his expertise in accounting.	1995

George B. Kaiser	70
Chairman of the Board and majority shareholder of BOK Financial and BOKF; President, Chief Executive Officer, and principal owner of GBK Corporation, parent of Kaiser-Francis Oil Company (independent oil and gas exploration and production company); founder of Excelerate Energy and Argonaut Private Equity. We believe Mr. Kaiser's qualifications to sit on our Board of Directors include his four decades of executive leadership in the oil and gas industry, his broad perspective gained from involvement in diverse industries, his knowledge of our business, and his interest as the majority owner of our company.
			1990

Robert J. LaFortune	86	Self-employed in the investment and management of personal financial holdings. Mr. LaFortune is also a director of Apco International Oil & Gas, Inc. We believe Mr. LaFortune's qualifications to sit on our Board of Directors include his years of public service, including serving as mayor of the City of Tulsa, as well as his experience on other boards and their audit committees.	1993

Stanley A. Lybarger	63	President and Chief Executive Officer of BOK Financial and BOKF, NA; previously President of BOK Oklahoma City Regional Office and Executive Vice President of BOK with responsibility for corporate banking. We believe Mr. Lybarger's qualifications to sit on our Board of Directors include his current position as our Chief Executive Officer, his three decades of leadership positions with BOKF, and his extensive knowledge of all facets of the banking industry.	1991

Steven J. Malcolm	64
Retired Chairman, President and Chief Executive Officer of The Williams Companies, Inc. (energy holding company) and Williams Partners L.P.; previously, President and Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services. In December 2011, Mr. Malcolm became a director of ONEOK, Inc. and ONEOK Partners. We believe Mr. Malcolm's qualifications to sit on our Board of Directors include his experience in the energy sector as well as his public company and executive management expertise.
			2002

E.C. Richards	63	Managing Member of Core Investment Capital, LLC. Prior to September 1999, Mr. Richards served as Executive Vice President and Chief Operating Officer for Sooner Pipe Corporation (distributor of tubular products worldwide with domestic and international operations), a subsidiary of Oil States International. Mr. Richards previously served on the BOK Financial Board of Directors from 1997 through 2001. We believe Mr. Richards' qualifications to sit on our Board of Directors include his diverse background in the private equity and distribution industries and his civic involvement.	2008

John Richels	62
President and Chief Executive Officer of Devon Energy Corporation since June 2010. Mr. Richels joined the board of directors of Devon in 2007. He has served as president of Devon since 2004, and prior to 2004 was senior vice president of Devon and president and chief executive officer of Devon's Canadian subsidiary. Mr. Richels joined Devon through its 1998 acquisition of Canadian-based Northstar Energy Corporation, where he held the office of executive vice president and chief financial officer. Prior to joining Northstar, Mr. Richels was managing and chief operating partner of the Canadian-based national law firm, Bennett Jones. We believe Mr. Richels' qualifications to sit on our Board of Directors include his experience in the energy sector and his legal expertise.
			nominee

Michael C. Turpen	63	Partner at the law firm of Riggs, Abney, Neal, Turpen, Orbison & Lewis in Oklahoma City, Oklahoma. Mr. Turpen previously served as Attorney General for the State of Oklahoma. We believe Mr. Turpen's qualifications to sit on our Board of Directors include his legal expertise, his public service experience, and leadership skills demonstrated through extensive involvement with non-profit boards and organizations.	2011

R. A. Walker	56
President, Chief Executive Officer, and Chairman of Anadarko Petroleum Corporation. Mr. Walker was named CEO in May 2012 in addition to the role of President, which he assumed in February 2010. He previously served as Chief Operating Officer from March 2009, and was Senior Vice President, Finance and Chief Financial Officer from 2005 until his appointment as COO. Mr. Walker is a Director of CenterPoint Energy, Inc., Western Gas Equity Holdings, LLC, and Western Gas Holdings, LLC. We believe Mr. Walker's qualifications to sit on our Board of Directors include his knowledge of the energy sector and his public company expertise.
nominee

The Board of Directors recommends that you vote FOR the twenty nominees.

PROPOSAL TWO
APPROVAL OF THE AMENDED AND RESTATED BOK FINANCIAL CORPORATION 2003 EXECUTIVE INCENTIVE PLAN
The Board of Directors is proposing for shareholder approval amendments to the 2003 Executive Incentive Plan. The following is a summary of the material terms of, and amendments to, the Executive Incentive Plan. Shareholders are encouraged to read the 2003 Amended and Restated Executive Incentive Plan (the “Executive Incentive Plan”), which is attached to this proxy statement as Exhibit A, in its entirety. Shareholders should also review the Compensation Discussion and Analysis section of this proxy statement beginning on page 36, which outlines the Company's complete executive compensation program.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation's chief executive officer and three most highly compensated executive officers other than the chief financial officer. However, performance-based compensation is not subject to the limit. In order to qualify as performance-based compensation, payments must be computed on the basis of an objective, performance-based standard determined by a committee that consists solely of two or more voting outside directors and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by the shareholders.

Independent Compensation Committee. In December 2002, the Board of Directors established an Independent Compensation Committee to administer a performance-based compensation plan for senior executives as required by the provisions of Section 162(m). The Independent Compensation Committee created a performance-based compensation plan called the 2003 Executive Incentive Plan which Company shareholders approved in 2003 (the “Executive Incentive Plan”).

Summary of the Executive Incentive Plan. Compensation awarded pursuant to the Executive Incentive Plan consists of base salary and annual and long term incentive compensation. The chief executive officer, and other selected officers approved by the Independent Compensation Committee may participate in the Executive Incentive Plan (each a “Participant”). Pursuant to the Executive Incentive Plan, a Participant may earn (i) a salary and annual incentive bonus paid in cash and (ii) long term incentive compensation paid in restricted shares. Performance goals are based on the Company's annual earnings per share, earnings per share growth compared to peers, business unit performance, and credit quality. The maximum annual incentive compensation allowed under the Plan to any one executive is $2,000,000. The maximum restricted shares which may be issued annually to any one executive under the Executive Incentive Plan is 60,000.

Summary of Amendments. In 2012, the Independent Compensation Committee directed executive management to complete a full review of executive compensation and make recommended changes to be effective upon the completion of the True-Up Plan. For a detailed description of the True-Up Plan, see page 46. The Independent Compensation Committee considered and approved the following amendments to the Executive Incentive Plan which, once approved by shareholders at the 2013 annual meeting of shareholders, shall become effective January 1, 2014:

•
Annual Salary. The amended Executive Incentive Plan adds provisions which reflect the historical practice of the Independent Compensation Committee of comparing executive base salary to the median base salary of the comparable peer group position and adjusting salary based upon experience, scope and scale of position, performance history and effectiveness in building organizational capabilities. Formerly, the determination of annual salary was not included as a specific part of the Executive Incentive Plan.

•
Annual Incentive Bonus. Previously, the Executive Incentive Plan provided that the annual incentive bonus would equal the two year average annual bonus amount for a comparable peer group position that was equal in percentile rank to the Company's two year average earning per share growth ranking among the peer group, adjusted based on business unit performance (except in the case of the Chief Executive Officer and the Chief Financial Officer which were not adjusted based on business unit performance and determined solely by comparable peer position earnings per share percentile rank).

The Executive Incentive Plan amendments provide that the annual incentive bonus target shall equal the median annual incentive bonus of the comparable peer group position (the “Annual Incentive Target”).

Pursuant to the amendments, a Participant shall be entitled to up to 200% of his or her annual incentive target if the Company's earnings per share for the performance period that is the subject of the annual incentive target, equals or exceeds $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like) (the “Annual Incentive Bonus”)

The Committee shall adjust a Participant's Annual Incentive Bonus based upon what a Participant earns through Earnings Per Share Performance, Business Unit Performance, Credit Quality or such other factors as determined by the Committee (collectively, the “Annual Incentive Bonus Factors”). Each year the Committee shall, in its sole discretion, determine the percentage of each of the Annual Incentive Bonus Factors that shall be used to determine the extent to which a Participant has achieved his or her Annual Incentive Target. To the extent the Company's earnings per share for the performance period that is the subject of the Annual Incentive Target, is less than $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the Participant shall not receive an Annual Incentive Bonus for that performance period.

“Earnings Per Share Performance” is the percentile ranking of the Company after (a) calculating the two year average earnings per share growth (“Average Growth”) for each Performance Peer (as defined below) and for the Company and (b) ranking the Company's Average Growth compared to the Performance Peers Average Growth, starting with the highest Average Growth and ending with the lowest Average Growth. A Participant shall earn that portion of his or her Annual Incentive Bonus based upon Earnings Per Share Performance (an “EPS Bonus”) using a linear interpolation pursuant to which 0% of the EPS Bonus shall be earned if the Earnings Per Share Performance is below the 30th percentile, 33% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 30th percentile, 100% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 50th percentile, and 200% of the EPS Bonus shall be earned if the Earnings Per share Performance is at the 80th percentile or above as illustrated in the following matrix:

“Business Unit Performance” is determined by comparing the two year average actual financial contribution of a business unit to its planned performance. In the case of the Chief Information Officer, “Business Unit Performance” represents expense control relative to planned expenditures. Business Unit Performance targets shall be established using standard Company methodologies and approved annually by the Committee on or before March 15 of each year. A Participant shall earn that portion of his or her Annual Incentive Bonus based upon a Business Unit Performance (the “Business Unit Bonus”) using a linear interpolation pursuant to which 0% of the Business Unit Bonus shall be earned if Business Unit Performance is below 80%, 33% of the Business Unit Bonus shall be earned if 80% of Business Unit Performance is achieved, 100% of the Business Unit Bonus shall be earned if 100% of Business Unit Performance is achieved, and 200% of the Business Unit Bonus shall be earned if 120% or more of Business Unit Performance is achieved as illustrated in the following matrix:

“Credit Quality” is determined by comparing Company credit quality during the performance period to the credit quality at the Performance Peers (as defined below). Factors used to measure credit quality may include charge-offs, non-performing assets, criticized assets or such other credit quality factors as selected by the Committee. Credit Quality shall primarily be used to determine, in part, the Annual Incentive Bonus for the Chief Credit Officer, but may be used by the Independent Compensation Committee, in its discretion, to determine Annual Incentive Bonuses for other Participants. A Participant shall earn that portion of his or her Annual Incentive Bonus based upon Credit Quality pursuant to formulas, targets and payout structures approved annually by the Independent Compensation Committee on or before March 15 of each year.

•
Long Term Incentive Compensation. The Executive Incentive Plan previously provided that long term incentive compensation for each Participant would equal the two year average median long term compensation incentive paid to comparable peer positions. The Executive Incentive Plan long term incentive compensation was to be paid, at the option of the Participant, in 100% stock options, 100% restricted stock or 50% options and 50% restricted stock. To the extent that the Company's earnings per share for the year following the grant of restricted stock did not equal or exceed $1.00 per share, the restricted stock granted during the performance period was forfeited. To the extent Company's earnings per share for the year following the grant of restricted stock equaled or exceeded $1.00 per share, the Participant shall retain the restricted stock granted to him or her related to that performance period.

Pursuant to the amendments to the Executive Incentive Plan, long term incentive compensation for each Participant would equal the median long term compensation incentive paid to comparable peer positions based upon the previous year. Long term incentive compensation shall be paid through the award of service-based restricted stock, performance-based restricted stock, or a combination of service-based and performance based restricted stock, as determined by the Independent Compensation Committee annually. Service-based and performance-based restricted stock shall be issued pursuant to, and subject to the additional terms of (including restrictions and forfeiture), the BOK Financial Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan”) which is described in summary on page 21 and may be found at Exhibit B attached hereto.

◦
Service-Based Restricted Stock. Service-based restricted stock shall vest three years after the date of grant provided that the service-based restricted stocks are earned in accordance the performance criteria described below, and generally may not be transferred by the Participant until two years after vesting.

To the extent the Company's earnings per share for the year in which service-based restricted stock are granted (the “Service-Based Performance Year”) does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the Participant shall forfeit all the service-based restricted stock granted to him or her granted in such Service-Based Performance Year. To the extent the Company's earnings per share for the year following the grant of service-based restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the Participant shall retain all the service-based restricted stock granted to him or her the previous year and such shares shall be earned and vest three years following the date of grant.

◦
Performance-Based Restricted Stock. Performance-based restricted stock shall vest once such performance-based restricted stocks are earned in accordance with the performance criteria discussed below and may generally not be transferred by the Participant until two years after vesting.

“Long Term Incentive EPS Performance” is the percentile ranking of the Company after (a) calculating the trailing three-year period earnings per share growth (determined as of the second anniversary of the end of the year in respect of which the performance-based restricted stocks were awarded) (the “Three Year EPS Average Growth”) for each Performance Peer (as defined below) and for the Company and (b) ranking the Company's Three Year EPS Average Growth compared to the Performance Peers' Three Year EPS Growth Average, starting with the highest Three Year EPS Average Growth and ending with the lowest Three Year EPS Average Growth.

Each annual award of performance-based restricted stocks shall be reviewed for performance as of the second year-end anniversary of the year in respect of which the performance-based restricted stocks were awarded (the “Reviewed Restricted Stocks”). A Participant shall earn Reviewed Restricted Stocks using a linear interpolation pursuant to which 0% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is below the 30th percentile, 33% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 30th percentile, 100% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive Compensation is at the 50th percentile, and 200% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 80th percentile or above as illustrated in the following matrix:

In the event that the Long Term Incentive EPS Performance is such that performance exceeds the target grant (e.g. 120% of target), the Participant shall receive an additional grant of performance-based restricted stock that equals the difference between the number of performance-based restricted stock that was granted at target and that which was earned pursuant to this Section 11(ii) (e.g. 20%) (the “Shares Exceeding Target”). The vesting and transfer restrictions on the Shares Exceeding Target shall be equal in duration to the Reviewed Restricted Stock.

•
Peer Groups. Previously, the Executive Incentive Plan provided that the peer group would include an equal number of bank holdings companies (“BHC”) above and below the Company in assets size provided that any BHC with assets greater than 300% of the Company's assets or less than 50% of the Company's assets would be excluded from the peer group.

Amendments to the Executive Incentive Plan provide that the Committee shall use two peer groups of BHCs in calculating payouts under the Executive Incentive Plan, as well as executive compensation survey information of peers from nationally recognized executive survey companies for those Participants whose comparable peer group position is not disclosed in peer proxy statements. The “Pay Peers” shall include ten bank BHCs which are immediately larger in asset size than the Company and ten BHCs which are immediately smaller in asset size than the Company. The “Performance Peers” shall include all large and mid-cap BHCs included in the S&P 1500 index.

Vote Required. The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for approval of the Executive Incentive Plan, as amended, under Section 162(m).

The Board of Directors recommends that you vote FOR the approval of the Amended and Restated BOK Financial Corporation 2003 Executive Incentive Plan.

PROPOSAL THREE
APPROVAL OF THE AMENDED AND RESTATED BOK FINANCIAL CORPORATION 2009 OMNIBUS INCENTIVE PLAN
The Board of Directors is proposing for shareholder approval amendments to the 2009 Omnibus Incentive Plan (the “Omnibus Plan”). The following is a summary of the material terms of and amendments to the Omnibus Plan. Shareholders are encouraged to read the Omnibus Plan, which is attached to this proxy statement as Exhibit B, in its entirety before casting their votes. Shareholders should also review the Compensation Discussion and Analysis section of this proxy statement beginning on page 36, which outlines the Company's complete executive compensation program for named executives.

Omnibus Plan

The Omnibus Plan serves as the vehicle for the Company to issue stock options and restricted stock to Company employees, including those executives participating in the Executive Incentive Plan (the “EIP”) and the True-Up Plan.

Summary of Amendments

•
Reserved Shares. The number of shares of common stock reserved for issuance as stock options or as restricted stock, or some combination of stock options and restricted stock, under the Omnibus Plan increased from 5,000,000 to 6,000,000 shares to provide for future issuances.

•
Maximum Shares. The maximum number of shares of common stock subject to stock options which may be granted to any one participant during a calendar year period was increased from 200,000 to 250,000, and the maximum number of combined service-based and performance-based restricted shares which may be granted to any one participant during a calendar year period was increased from 60,000 to 150,000, primarily to provide for a one-time larger issuance which may occur as a result of the True-Up Plan as described on page 46.

•
Creation of Service-Based Restricted Stock and Performance-Based Restricted Stock. Prior to the proposed amendments to the Omnibus Plan, restricted stock vested five years after grant and was not subject to performance standards. The amendments to the Omnibus Plan provide for the award of “Service-Based Restricted Stock” and “Performance-Based Restricted Stock” to both participants in the Executive Incentive Plan and other Company employees defined as eligible participants under the Omnibus Plan. Service-Based Restricted Stock granted to Participants in the Executive Incentive Plan are subject to additional performance criteria as described on page 18.

◦	Service-Based Restricted Stock. Service-based restricted stock shall vest three years after the grant date, and generally may not be transferred by the participant until two years after vesting.

◦
Performance-Based Restricted Stock. Performance-based restricted stock shall vest once such performance-based restricted stocks are earned in accordance certain performance criteria discussed below and may generally not be transferred by the participant until two years after vesting.

“Long Term Incentive EPS Performance” is the percentile ranking of the Company after (a) calculating the trailing three-year period earnings per share growth (determined as of the second anniversary of the end of the year in respect of which the performance-based restricted stocks were awarded) (the “Three Year EPS Average Growth”) for each Performance Peer (as defined below) and for the Company and (b) ranking the Company's Three Year EPS Average Growth compared to the Performance Peers' Three Year EPS Growth Average, starting with the highest Three Year EPS Average Growth and ending with the lowest Three Year EPS Average Growth.

Each annual award of performance-based restricted stocks shall be reviewed for performance as of the second year-end anniversary of the year in respect of which the performance-based restricted stocks were awarded (the “Reviewed Restricted Stocks”). A participant shall earn Reviewed Restricted Stocks using a linear interpolation pursuant to which 0% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is below the 30th percentile, 33% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 30th percentile, 100% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive Compensation is at the 50th percentile, and 200% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 80th percentile or above as illustrated in the following matrix:

In the event that the Long Term Incentive EPS Performance is such that performance exceeds the target grant (e.g. 120% of target), the Participant shall receive an additional grant of performance-based restricted stock that equals the difference between the number of performance-based restricted stock that was granted at target and that which was earned pursuant to this Section 11(ii) (e.g. 20%) (the “Shares Exceeding Target”). The vesting and transfer restrictions on the Shares Exceeding Target shall be equal in duration to the Reviewed Restricted Stock.

•
Peer Groups. Amendments to the Omnibus Plan provide for the use of “Performance Peers” to calculate long term incentive compensation or non-Executive Incentive Plan participants and shall include all large and mid-cap BHCs included in the S&P 1500 index.

•
Retirement. Prior to the proposed amendments, restricted stock that was unvested was forfeited upon retirement unless the Committee (as to Executive Incentive Plan awards) and the Chief Executive Officer (as to non-Executive Incentive Plan awards), and subject to approval of the Board of Directors of the Company, extended the termination of restricted stock.

Amendments to the Omnibus plan provide that in the event (A) a Participant has provided the Company with at least one year's prior written notice of his or her intent to retire and (B) the Participant has reached a minimum age of 60 and has a combined age and years of service with the Company that equals or is greater than 70 then:

◦
Service-Based Restricted Stock held by the Participant at the time of retirement shall not be automatically forfeited, but shall vest on a prorated basis based upon the amount of time the Participant was employed with the Company during the three year vesting period applicable to a Service-Based Restricted Stock grant (e.g. 50% of a Service-Based Restricted Stock grant would vest for a Participant who retired 18 months following the grant date) and such vested Service-Based Restricted Stock must continue to be held by the Participant during the Service-Based Restricted Stock Period;

◦
Performance-Based Restricted Stock  held by the Participant at the time of retirement shall not be automatically forfeited, but shall have the opportunity to vest on a prorated basis based upon the amount of time the Participant was employed by the Company during the three year performance period and attaining the performance goals set forth in Section 7 for Non-EIP Awards and Section 10 of the EIP for EIP Awards (e.g. 50% of a Performance-Based Restricted Stock grant would be eligible for vesting (if performance goals were met) for a Participant who retired 18 months following a grant of Performance-Based Restricted Stock), and any such vested Performance-Based Restricted Stock must continue to be held during the Performance-Based Restricted Stock Period; and

◦
Unvested Stock Options granted pursuant to an Award Letter and held by the Participant at the time of retirement shall not be automatically forfeited, but shall vest on a prorated basis determined pursuant to formula where the number of whole months the Participant was employed during the vesting year would be the numerator and the number of months in the seven year stock option vesting period (i.e. 84) which would be the denominator (e.g. if Stock Option grant was made January 1, 2014, and the Participant retired May 1, 2019, 4/84 of the Stock Option Shares set forth in an Award Letter would vest upon retirement) and any such Stock Options must be exercised within 90 days of retirement.

Summary of Terms

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Administration. Stock options or restricted stock awarded pursuant to the EIP are administered by the Independent Compensation Committee of the Board of Directors. Stock options or restricted stock awarded other than pursuant to the EIP are administered by the Chief Executive Officer (“CEO”).

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Eligibility. All full-time employees of BOK Financial and its subsidiaries who, in the judgment of the Committee or of the CEO make a significant impact upon the profitability of the Company through their decisions, actions, and counsel, are eligible to participate in the Omnibus Plan and to receive awards of stock options or restricted stock.

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Purchase Price. The purchase price of shares subject to stock options is the fair market value of the Company's common stock on NASDAQ on the date of the award letter notifying an employee that s/he has been selected to receive a grant of stock options. Fair market value shall be the closing price at which shares of Company common stock were sold on the valuation day as quoted by NASDAQ or, if there were no sales on that date, then on the last day prior to the valuation day during which there were sales.

•
Vesting. With respect to stock options, one-seventh of each award of options vests and becomes exercisable on each anniversary of the award date. With respect to restricted stock, the service-based restricted stock and performance-based restricted stock vests as described under Creation of “Service-Based Restricted Stock” and “Performance-Based Restricted Stock” on page 21. All restrictions on each award of restricted stock issued as a special grant by the CEO at his option for hiring and retention purposes shall lapse as set out in the award letter notifying an employee that s/he has been selected to receive a grant of restricted stock.

•	Expiration. Stock options must be exercised within three years of vesting or they expire.

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Non-Transferability. The stock options, the restricted stock, and the right to vote restricted shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except by will or by the laws of descent and distribution, by court order or decree, or for the payment of any withholding tax resulting from vesting.

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Termination/Forfeiture. If the employment of the participant terminates for any reason, including death, disability, retirement, resignation or involuntary termination (with or without cause), the participant's options and restricted stock automatically terminate and are forfeited except:

◦
if termination is by reason of death or disability, the participant (or the participant's personal representative) may purchase any of the participant's stock options which the participant had the right to purchase immediately preceding the date of the participant's termination of employment, within the time period such participant, but for such termination, could have exercised such stock options;

◦
if termination is by reason of resignation, retirement, or involuntary termination without cause, as defined in the Omnibus Plan, the participant may purchase, within 90 days of the termination, the stock options which the participant had the right to purchase immediately preceding the date of termination;

◦	as described in “Retirement” on page 23 above; or

◦
if the participant is involuntarily terminated without cause within one year following a change in control, as defined in the Omnibus Plan, the participant may purchase, within 90 days of the participant's termination of employment, all of the participant's stock option shares, and all restrictions on the participant's restricted stock shall lapse.

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Amendment. The Board of Directors may amend or terminate the Omnibus Plan, but shareholder approval is required to: materially increase the maximum number of shares which can be issued; materially increase the benefits accruing to participants; materially modify the requirements for eligibility; or modify the Omnibus Plan in a way which requires shareholder approval by law or regulation.

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Duration. The Omnibus Plan will remain in effect until all stock options awarded under it have been exercised or have expired, or all restricted stock awarded under it are free of all restrictions, whichever is later, but no award will be made after January 1, 2023.

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Tax Effects. The Omnibus Plan is not qualified under Section 401(a) of the Internal Revenue Code. The following is only a summary of the effect of federal income taxation upon employees and the Company with respect to compensation under the Omnibus Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee's death or the income tax laws of any municipality, state or foreign country in which the employee's income or gain may be taxable. Generally, the tax effects are:

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Unless otherwise allowed or required by tax law, the Company will be entitled to an income tax deduction (i) with regard to stock options, at the date of exercise of the stock options by the participants and (ii) with regard to restricted stock when the restricted stock vests. The amount of the deduction will be equal to (i) with regard to stock options, the spread between the fair market value and the option price and (ii) with regard to restricted stock, the fair market value of the restricted stock on the vesting date.

◦
Participants should consult their tax advisors as to the tax effect of stock options and restricted stock received under the Omnibus Plan as individual circumstances and changes to tax laws and regulations may change the tax treatment. Generally, participants will recognize income at the date of exercise of the stock options and on the vesting date of restricted stock (unless the participant elects to recognize income on the date of grant), in an amount equal to the deduction allowed to the Company. Income recognized due to the exercise of a stock option or vesting of restricted stock will be subject to withholding and reported to the employee on form W-2. Generally, participants will not be subject to any further income recognition until a taxable transaction occurs involving the vested stock (in the case of restricted stock) or the purchase of stock (in the case of stock options). The basis in the stock is equal to the fair market value at the date of exercise (for the stock options) and at the date of vesting (for the restricted stock), and future transactions will be subject to capital asset rules. However, the amount of taxable income and the basis on the restricted stock will also depend on whether the participant makes an 83(b) election under the Internal Revenue Service code.

Vote Required. The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for approval of the Omnibus Plan.

The Board of Directors recommends that you vote FOR the approval of the Amended and Restated BOK Financial Corporation 2009 Omnibus Incentive Plan.

PROPOSAL FOUR
RATIFICATION OF SELECTION OF AUDITOR

Ernst & Young LLP began serving as the Company's independent auditor since its inception on October 24, 1990. The Risk Oversight and Audit Committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2013.

While we are not required to do so, the Company is submitting the selection of Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2013, for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of BOK Financial and its subsidiaries for the fiscal year ending December 31, 2013.

PROPOSAL FIVE
ADVISORY VOTE TO APPROVE THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which added a new section 14A to the Securities Exchange Act, shareholders can vote to approve, not less frequently than once every three years, the compensation of the Company's named executive officers disclosed in the Proxy Statement. This is commonly known as a “say on pay” vote.  This allows our shareholders the opportunity to communicate annually to the Board of Directors their views on the compensation of our named executive officers through the following resolution:
“RESOLVED, that the compensation paid to the company's named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
We are asking you to vote for the above resolution approving the compensation of our named executive officers. This vote is advisory in nature and non-binding; however, the Board of Directors will consider the shareholder vote when making future decisions regarding executive compensation.

The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for the advisory approval of this resolution.

The Board of Directors recommends that you vote FOR the approval of the compensation of the Company's named executive officers as disclosed in this Proxy Statement.

CORPORATE GOVERNANCE

Director Compensation

All non-officer directors of BOK Financial and BOKF receive a single retainer of 50 shares of BOK Financial common stock per quarter, in accordance with the BOK Financial Directors Stock Compensation Plan, whether serving on one or both of the Boards of Directors. Director compensation shares are issued to each director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOKF.

All non-officer directors are also paid $500 in cash for each Board of Directors or committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously) and $1,000 in cash for each committee meeting chaired. No such fees are paid for meetings not attended. In addition, the Chairman of the Risk Oversight and Audit Committee receives $250 for each quarterly earnings release conference and upon application to, and subject to the discretion of, the Risk Oversight and Audit Committee, $250 for each additional substantive conference with the Company's independent auditors. Non-officer Company directors were paid the following amounts in 2012:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Gregory S. Allen	6,250	11,159.95	17,409.95
Sharon J. Bell	5,000	11,159.95	16,159.95
Peter C. Boylan, III	13,000	11,159.95	24,159.95
Chester Cadieux, III	7,500	11,159.95	18,659.95
Joseph W. Craft	11,500	11,159.95	22,659.95
William E. Durrett	1,500	11,159.95	12,659.95
John W. Gibson	7,000	11,159.95	18,159.95
David F. Griffin	15,000	11,159.95	26,159.95
V. Burns Hargis	9,000	11,159.95	20,159.95
E. Carey Joullian, IV	12,250	11,159.95	23,409.95
Robert J. LaFortune	8,500	11,159.95	19,659.95
Steven J. Malcolm	9,000	11,159.95	20,159.95
E.C. Richards	9,500	11,159.95	20,659.95
David L. Thompson(3)	—	2,568.50	2,568.50
Michael C. Turpen	7,500	11,159.95	18,659.95

(1)	George B. Kaiser is a non-officer director but is not listed as he does not receive compensation for serving as a director.

(2)
The BOK Financial Directors Stock Compensation Plan provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter. Director shares were granted in 2012 at the following prices: first quarter, $56.57; second quarter, $56.58; third quarter, $58.68; and fourth quarter, $54.25. The Stock Awards column reflects payments made in 2012 for service in the fourth quarter of 2011 (director shares granted at $51.37) and the first three quarters of 2012. The total BOK Financial common stock owned by each director as of March 1, 2013 may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 7.

(3)
Mr. Thompson resigned from the Board of Directors effective as of January 10, 2012 due to a change in employment. He received a grant of 50 shares in January 2012 in respect of service in the fourth quarter of 2011 at a price of $51.37 per share.

Attendance of Meetings

The entire Board of Directors of BOK Financial met four times during 2012.  All directors of BOK Financial attended at least 75% of all meetings of the Board of Directors and committees on which they served, except for Mr. Allen, who was unable to attend 75% of the meetings due to business and personal conflicts.  Although BOK Financial does not have a policy with respect to attendance by the directors at the Annual Meeting of Shareholders, directors are encouraged to attend.  Fifteen of the seventeen members of the Board of Directors attended the 2012 Annual Meeting of Shareholders.  The Board of Directors intends to meet at least four times in 2013.

Director Nominations

While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed regularly at Board of Directors meetings. The Board has adopted a written policy on qualifications of directors, which states that directors will have all of the following characteristics: (i) impeccable integrity, (ii) strong sense of professionalism, and (iii) capability of serving the interests of stockholders, along with several of the following characteristics: (i) prominence in the community, (ii) ability to represent the views of under-represented constituencies in the Company's market areas, (iii) financial analytical skill and expertise, and (iv) vision for social trends.

While the policy on director qualifications does not formally require diversity on the Board and the Company does not have a diversity policy, the policy states that the Board should encompass a diverse range of skill and expertise sufficient to provide prudent guidance to the Company, and have the right mix of characteristics and talents for the optimal functioning of the Board in its oversight of the Company. In considering a particular nominee, the Board will consider, in addition to the qualifications and characteristics described above, whether the potential director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience, including with respect to age, gender, race, place of residence, and specialized expertise.

The Board of Directors will consider director candidates recommended by stockholders if provided with the following: (i) evidence in accordance with Rule 14a-8 of compliance with stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Board of Directors encourages stockholder director candidate recommendations.

Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under “Communication with the Board of Directors” on page 32.

Director Independence

The Board of Directors has determined that BOK Financial is a “controlled company,” as defined in Rule 5615(c)(1) of the NASDAQ listing standards, based on Mr. Kaiser's beneficial ownership of approximately 59.9% of the outstanding common stock. Accordingly, BOK Financial is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors. Nevertheless, the Company does maintain a substantial majority of independent directors, determines upper level management compensation through an independent board committee and nominates new board members through board consensus. Further, the Risk Oversight and Audit Committee is comprised solely of independent board members. Further discussion regarding determination of independence may be found in the sections entitled “Risk Oversight and Audit Committee” and “Independent Compensation Committee” herein.

Compensation Committee Interlocks and Insider Participation

No voting member of the Compensation Committee has served as an officer of the Company, including its affiliates, at any time. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company's Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board's Compensation Committee.

Committees of the Board of Directors

The Risk Oversight and Audit Committee, Independent Compensation Committee, Credit Committee, and committee changes for 2013 are described below.

Risk Oversight and Audit Committee

During 2012, the Board of Directors of BOK Financial had a standing Risk Oversight and Audit Committee comprised solely of independent directors (refer to “Committee Changes in 2013,” described below). The Risk Oversight and Audit Committee had the responsibility, among other things, for overseeing the Company's risk management activities and for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Risk Oversight and Audit Committee was directly responsible for the selection and reporting of the Company's independent auditors.

The members of the Risk Oversight and Audit Committee in 2012 were Messrs. Joullian (Chairman), Boylan, Cadieux, Gibson and Malcolm. The Board of Directors designated Mr. Joullian as its "audit committee financial expert," as defined in Item 407(d) of Regulation S-K. All the members of the Risk Oversight and Audit Committee are “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. Director independence is determined through the procedures described under “Related Party Transaction Review and Approval Policy” herein. The Risk Oversight and Audit Committee held five meetings in fiscal 2012. The Report of the Risk Oversight and Audit Committee is on page 32 of this Proxy Statement.

Independent Compensation Committee

In December 2002, the Board of Directors established an Independent Compensation Committee, consisting of independent directors, to administer a performance-based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Independent Compensation Committee has a charter, which is available on the Company's website at www.bokf.com. The Independent Compensation Committee consists of Messrs. Allen (Chairman), Cadieux (non-voting), Craft, Griffin (non-voting), Kaiser (non-voting) and Malcolm. Compensation of the Chief Executive Officer, the direct reports to the Chief Executive Officer, and other officers participating in the Company's Executive Incentive Plan are approved by the Independent Compensation Committee. The Committee does not delegate this authority. Compensation for all other officers is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board. The Independent Compensation Committee Report on Executive Compensation and the Compensation Discussion and Analysis may be found on pages 50 and 36 respectively.

Credit Committee

The purpose of the Credit Committee is to review and report to the Board of Directors regarding the quality of the Company's credit portfolio and trends affecting the credit portfolio. It also oversees the effectiveness and administration of credit-related policies and reviews the appropriateness of the allowance for loan losses and accrual for off-balance sheet credit losses. The members of the Credit Committee are Messrs. Griffin (Chairman), Boylan, Craft, Hargis, Kaiser, LaFortune, Lybarger, Richards, and Turpen. The Credit Committee met eleven times during 2012 and plans to meet at least eleven times in 2013.

Committee Changes for 2013

On February 26, 2013, the Board of Directors resolved to separate the responsibilities of the Risk Oversight and Audit Committee into two separate committees; the Risk Committee and the Audit Committee.  The separation is designed to enhance the Company's risk management practices.  By increasing the number of committees and committee members, the Company is better prepared to provide increased board of director oversight required by increasing regulation generally and the new stress-testing and liquidity contingency requirements specifically.

The Audit Committee shall be responsible for oversight of financial reporting, selection and reporting of the Company's independent auditors, related party reporting, reports of internal audit, compliance with laws and regulations and reports of examination from regulators.  The Risk Committee shall be responsible for oversight of enterprise-wide risk management, capital planning and adequacy, liquidity, corporate-wide policies and procedures, insurance coverage, mergers and acquisitions, alternative investments and innovations, information technology and operations risk, counterparty risk and vendor management.

Both the Risk and Audit Committees shall have at least three independent board members with at least one designated “financial expert” on the Audit Committee and at least one designated “risk expert” on the Risk Committee.   As of February 26, 2013, the members of the Audit Committee include Messrs. Joullian (Chairman), Gibson and Malcolm and the members of the Risk Committee include Messrs. Cadieux (Chairman) and Boylan and Ms. Bell. It is expected that additional members will be appointed to the Risk and Audit Committees following election of new board of director members. The Audit Committee and the Risk Committee shall meet together from time to time to discuss matters of joint concern.  The charters adopted by the Risk Committee and the Audit Committee are attached at Exhibit C and D, respectively.

The responsibilities of the Credit Committee and the Compensation Committee shall remain unchanged.

Independent Director Meetings

The Board of Directors has adopted a policy of regularly scheduled executive sessions where independent directors meet separately from management. The independent directors plan to meet in executive session after all regularly scheduled Board of Directors meetings. The independent directors held three executive sessions during 2012. The presiding director at the executive sessions is Mr. Kaiser. Stockholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described below under "Communication with the Board of Directors."

Communication with the Board of Directors

The Board of Directors of BOK Financial believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors, or a particular director, may do so by sending a letter to the Director of Investor Relations of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." Such letters should identify the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Director of Investor Relations and the General Counsel will independently review the content of the letters. Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified director or directors. Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review. Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled “Director Nominations,” and if meeting such requirements, promptly forwarded to the director or directors identified in the communication.
Report of the Risk Oversight and Audit Committee

In 2012, the Risk Oversight and Audit Committee (the “Committee”) oversaw the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee discussed and reviewed the audited consolidated financial statements included in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting policies, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with Ernst & Young LLP, the independent registered public accounting firm, their opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles. This discussion included their judgments as to the quality, not just the acceptability, of the Company's accounting policies, and other matters as required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (PCAOB), including PCAOB Interim Audit Standard AU Section 380, Communications with Audit Committees, the rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Committee has discussed with Ernst & Young LLP the firm's independence from the Company, including matters in the firm's independence letter required by the PCAOB, and considered the compatibility of any non-audit services with the firm's independence.

The Committee also reviewed and discussed with management and Ernst & Young LLP the results of management's assessment of the effectiveness of the Company's internal control over financial reporting, and the firm's audit of internal control over financial reporting. The Committee meets at least quarterly with the Company's internal auditors and Ernst & Young LLP, with and without management present, regarding the overall scope and plans for their respective audits and the results of those audits, including their evaluations of internal control over financial reporting and the overall quality of the Company's financial reporting.

The Committee is governed by a charter. Each of the members of the Committee qualifies as an “independent” Director under the current NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has appointed E. Carey Joullian IV as the “audit committee financial expert”.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

E. Carey Joullian IV, Risk Oversight and Audit Committee Chairman
Peter C. Boylan, III
Chester Cadieux, III
John W. Gibson
Steven J. Malcolm

Principal Accountant Fees and Services

Audit Fees. Fees paid to Ernst & Young LLP (“EY”) for the audit of the annual consolidated financial statements included in BOK Financial's Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial's Forms 10-Q for the quarters included in the years ended December 31, 2012 and 2011 and various subsidiary audits were $1,063,200 and $1,019,350 respectively.

Audit-Related Fees. Fees paid to EY for SOC 1 reports and other audit-related functions were $62,000 and $84,000 respectively, for the years ended December 31, 2012 and 2011.

Tax Fees. Fees paid to EY associated with tax return review and tax planning were $54,547 and $25,465 respectively, for the years ended December 31, 2012 and 2011.

All Other Fees. Fees paid to EY for other services were $6,000 for each of the years ended December 31, 2012 and 2011.

The Risk Oversight and Audit Committee has a policy on auditor independence requiring the approval by the Committee of all professional services rendered by BOK Financial's independent auditor prior to the commencement of the specified services. The services described in ”Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were all approved by the Risk Oversight and Audit Committee in accordance with BOK Financial's policy on auditor independence and approval of fees.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board are not held by the same person. Mr. Lybarger, the Chief Executive Officer, brings Company-specific experience and expertise to his role, while Mr. Kaiser, the Chairman of the Board, brings experience, oversight, and expertise from outside the Company and industry. Mr. Kaiser is also the majority shareholder of BOK Financial, giving him additional incentive to ensure the success of the Company. Keeping the positions of CEO and Chairman separate allows the CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having separate CEO and Chairman positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time, given the characteristics and circumstances of the Company, and demonstrates our commitment to good corporate governance. It provides the appropriate balance between strategy development and independent oversight of management.

Board Role in Oversight of Risk

The Board has an active role, as a whole and also at the committee level (as disclosed in the descriptions of the committees in this Proxy Statement), in overseeing management of the Company's risks. The full Board maintains responsibility for general oversight of strategic risks, and regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each. The Company's Independent Compensation Committee is responsible for overseeing the management of risks relating to the Company's compensation policies and programs. The Risk Committee manages enterprise-wide risk management programs including capital planning, liquidity, and operations risk. The Audit Committee manages risks associated with accounting and financial reporting, internal controls, and compliance with legal and regulatory requirements. The Credit Committee manages risks associated with the Company's credit portfolio and credit-related policies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.

Executive Officers

Certain information concerning the executive officers of BOK Financial and its subsidiaries, as determined pursuant to Exchange Act Rule 3b-7, is set forth below:

Norman P. Bagwell, age 50, is Chairman and Chief Executive Officer of BOT, with responsibility for the Texas market, which includes all lines of business in that market as well as Texas commercial lending. Mr. Bagwell has over 25 years of banking experience in Texas. Prior to joining BOT in 2008, he served as President of the Dallas Region for JPMorgan Chase, and previously served as President of the Dallas Region for Bank One.

C. Fred Ball, Jr., age 68, is Senior Chairman of BOT. Mr. Ball was previously Chairman, Chief Executive Officer, and President of BOT with responsibility for banking activities in Texas for BOK Financial. Before joining BOT in 1997, he was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc.

Steven G. Bradshaw, age 53, is Senior Executive Vice President of BOKF, responsible for Colorado State Bank and Trust and Bank of Kansas City, International Banking, Treasury Services, Consumer Banking, Wealth Management, BOKF Mortgage and Community Development, Business Banking, and Chairman of BOSC, Inc. Before joining BOK Financial, Mr. Bradshaw spent six years managing the brokerage operation at Sooner Federal. Mr. Bradshaw has been with BOKF since 1991.

Daniel H. Ellinor, age 51, is Senior Executive Vice President of BOKF, responsible for Bank of Arizona, Bank of Albuquerque, and Bank of Arkansas, Commercial Real Estate and Energy Lending, Oklahoma Commercial Banking, and TransFund. Mr. Ellinor joined BOKF in 2003. Previously, he served as regional president for Compass Bank in Dallas, where he oversaw Compass' North Texas operations. Prior to that time, Mr. Ellinor was Bank of America's market executive for the North Texas Commercial Banking Division.

Jeffrey R. Harjo, age 49, is Executive Vice President and Chief Risk Officer of BOK Financial and BOKF. Mr. Harjo joined BOK Financial in 2004 as Chief Auditor. He was previously Director of Finance and Human Resources at AFN, LLC. Prior to that Mr. Harjo spent 15 years with KPMG, LLP in their assurance practice.

Stanley A. Lybarger, age 63, is President and Chief Executive Officer of BOK Financial and BOKF, NA. Mr. Lybarger joined BOKF in 1974. Previously, he was President of BOKF's Oklahoma City Regional Office and Executive Vice President of BOKF with responsibility for corporate banking.

John C. Morrow, age 57, is Senior Vice President and Chief Accounting Officer. He joined BOK Financial in 1993. He was previously with Ernst & Young LLP for 10 years.

Stacy C. Kymes, age 42, is Executive Vice President and Chief Credit Officer of BOKF, and Manager of the Credit Administration Division.  Previously Mr. Kymes acted for BOKF as Assistant Chief Credit Officer, Director of Mergers & Acquisitions, Treasurer, Corporate Controller and Chief Auditor.  Mr. Kymes joined BOKF in 1996.  Prior to joining BOKF, Mr. Kymes was with KPMG LLP.

Steven E. Nell, age 51, is Executive Vice President and Chief Financial Officer for BOK Financial and BOKF. Mr. Nell previously served as Senior Vice President and Corporate Controller for BOK Financial. Before joining BOK Financial in 1992, Mr. Nell was with Ernst & Young LLP for eight years.

Donald T. Parker, age 52, is Executive Vice President and Chief Information Officer of BOK Financial. Mr. Parker joined BOK Financial in 2005. He previously served as Senior Vice President and Director of Information Services of Comerica Bank, a position he held from 1999 to 2005. Prior to joining Comerica Bank, Mr. Parker was a Senior Vice President and General Manager of Consolidation Services at National City Incorporated in Cleveland, Ohio.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Overview

In 2002, the Board of Directors established the Independent Compensation Committee (for purposes of this discussion and analysis, the “Committee”) to administer performance-based compensation plans for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Committee, the voting members of which are independent within the meaning of 162(m), has responsibility for establishing, implementing and approving the Company's general compensation philosophy with regard to the senior executive officers who participate in the Company's Executive Incentive Plan (referred to as the “Executive Incentive Plan” or the “Plan”) which was approved by shareholders in 2003. The Committee receives guidance from the Chief Executive Officer (the “CEO”), who assists in evaluating employee performance, recommending business performance targets and objectives and suggesting salary levels and awards for executives (other than himself).

The BOK Financial executive compensation program is designed to attract and retain executives whose judgment, leadership abilities and special efforts result in successful operations for the Company and an increase in shareholder value. Various components of the program work together to:

▪	Reward sustained, above peer performance

▪	Encourage both individual performance and teamwork

▪	Link compensation to operational results

▪	Align executive interests with shareholder interests

▪	Keep BOK Financial compensation competitive with peer banks

▪	Create long-term commitment to the Company

The BOK Financial executive compensation program includes:

▪	Salary

▪	Executive Incentive Compensation (annual and long-term)

▪	401(k) Thrift Plan

▪	Deferred Compensation

▪	True-Up Plan

Throughout this proxy statement, the Chief Executive Officer, Chief Financial Officer and the other individuals included in the Summary Compensation Table on page 52, are referred to as the “named executives”. Because the Company did not participate in the Troubled Asset Relief Program (“TARP”), the Company is not subject to the various executive compensation restrictions, disclosures and certifications mandated by TARP.

2012 Executive Compensation Summary

Recent Economic Cycle and Effect on Performance Based Compensation

In 2011 the Committee reported to Company shareholders about a potential issue with the Executive Incentive Plan (the “Plan”) due to a “bounce-back” effect. The Committee had received calculations indicating that, as the economy improves and credit costs normalize, peer banks that suffered significant losses would potentially experience significant comparative earnings per share percentile increases due to a “bounce-back” effect from negative earnings. Because the Company avoided such losses and maintained quality earnings, the Company was unlikely to experience the same comparative earnings per share percentile increases as those peer banks that experienced losses. The Plan, which determines all annual and long-term compensation for named executives, was based on comparative earnings per share percentile increases and formulaic. The payout matrices within the Plan were designed to recognize modest differences in earnings per share growth relative to peers under normal economic conditions. The Committee did not want to inadvertently penalize the named executives for successful management of the Company during the recent industry challenges and was focused on retaining the management team that had performed in an outstanding manner during the financial downturn.

Because the Plan afforded the Committee no latitude to adjust the formulas or the compensation payout upward in the event of economic anomalies, the Committee decided to take action. The Committee developed a “True-Up Plan”. The purpose of the True-Up Plan was to anticipate and proactively address the possible inequity created by an earnings per share “bounce-back” of the peer banks that performed poorly in the recent economic anomaly. The True-Up plan addresses both under and over payment of executives during the True-Up period. A further description of the True-Up Plan is on page 46.

The Committee is continuing to see the “bounce-back” occur as anticipated. Peer banks that experienced losses are now showing greater earnings per share percentile increases than peer banks that maintained positive earnings. Reviewing a three year average (2008-2011) of the earnings per share percentile increases (the “Peer Comparison”), 80% of the peer banks ranking in the upper half of the Peer Comparison experienced losses in 2008 and 60% of the peer banks ranking in the upper half of the Peer Comparison experienced losses in 2009. In contrast, the bottom half of the Peer Comparison contains peer banks that, like the Company, experienced positive earnings in 2008 and 2009. In 2008 and 2009, 100% and 80% of the peer banks in the bottom half of the Peer Comparison had positive earnings respectively.

So while the Company reported 2012 record net income of $351 million, up 23% over 2011, the Company's earnings per share percentile growth increase compared to peers was below median in the three year average earnings per share percentile growth used for determining long-term incentive awards and was near the bottom using the two year average earnings per share percentile growth used for annual incentive.  The result was a significant decrease in long term incentives for the named executives for 2012.  The Committee believes that the True-Up Plan will have the desired effect of correcting this unintended result and retaining the Company's management talent.

The final amount due under the 2011 True-Up Plan will be determined as of December 31, 2013 and distributed in 2014. Based on currently available information, incremental amounts estimated to be payable under the 2011 True-Up Plan are approximately $64 million. Performance measurement through 2013 may be volatile and could result in future upward or downward adjustments.

In anticipation of the True-Up Plan ending in 2013, the Committee evaluated all components of the existing Executive Incentive Plan.  The Committee determined that the Company would benefit from amending the Executive Incentive Plan to provide an executive compensation plan that is designed to attract and retain executives whose judgment, leadership abilities and special efforts result in successful operations for the Company and an increase in shareholder value.  Various components of the plan work together to reward sustained, above peer performance, encouraging both individual performance and teamwork and aligning executive interest with shareholder interest.  The Board of Directors is seeking shareholder approval of the amended Executive Incentive Plan, with the amended Executive Incentive Plan to be effective January 1, 2014.  A summary of the proposed Executive Incentive Plan may be found on page 15 and a copy of the complete amended Executive Incentive Plan may be found at Exhibit A.

Also in 2012, the Committee considered the results of the advisory vote by shareholders on the “say-on-pay” proposal presented to shareholders at the April 24, 2012 annual meeting. As reported in the Company's Form 8-K, filed with the SEC on April 25, 2012, there was significant support by shareholders for the compensation program offered to the Company's named executive officers. Accordingly, the Committee made no direct changes to the Company's executive compensation program as a result of the say-on-pay vote. The Company's executive compensation program continued to focus on pay for performance (as noted above), aligning executive interests with those of the Company's shareholders, achieving a balance between annual and long-term incentives and monitoring for the creation of improper risk incentives.
Promoting Long-Term Growth and Discouraging Excessive Risk Taking

Review and Oversight of Risk

In 2010, the Office of the Comptroller of the Currency, the Federal Reserve Board of Governors and other regulatory agencies issued Interagency Guidance on Sound Incentive Compensation Policies (the “Compensation Guidance”). In response, Company management formed a review committee consisting of members from human resources, audit, risk, accounting, finance, legal, compliance and the various business lines (the “Compensation Review Committee”). The Compensation Review Committee undertook review of all the compensation policies of the Company in accordance with the Compensation Guidance. The Compensation Guidance required the Company to assess the balance of risk and reward in all compensation plans, the effectiveness of controls and risk management and the effectiveness of corporate governance, including Board of Director oversight. The Compensation Review Committee reported to the Committee that the Company plans, (1) had a satisfactory balance of risk and reward and (2) that controls, risk management and corporate governance were adequate.

In February 2013, the Compensation Review Committee updated its report to the Committee. The Compensation Review Committee reported that all proposed new plans and modifications to existing plans, (1) had a satisfactory balance of risk and reward, and (2) that controls, risk management and corporate governance were adequate.

Significant Equity Ownership

All long-term executive compensation is paid in stock options or restricted stock. The stock ownership guideline for the CEO is 75,000 shares of BOK Financial stock. The stock ownership guideline for all other named executives is 20,000 shares of BOK Financial stock. Executives may not sell any shares received as compensation until such time as the ownership guidelines are achieved. The result is that BOK Financial executive officers own, and must continue to hold, a significant amount of BOK Financial stock at all times. For a further accounting of BOK Financial named executive equity ownership see page 7.
Shareholder and Chief Executive Officer Emphasis on Long-Term Success

Mr. George Kaiser, the largest BOK Financial shareholder and Chairman of the BOK Financial Board, and Mr. Stan Lybarger, BOK Financial President and Chief Executive Officer, emphasize a long-term approach to management, reducing pressure on executives to realize short-term gains to the detriment of overall long-term success.

Recoupment of Incentive Compensation

Under the Plan, in the event incorrect financial information or results were used as a basis for calculation of incentive compensation under the Plan, the Board of Directors may direct remedial action including the forfeiture of unpaid incentive compensation and/or the restitution of paid incentive compensation. The Board of Directors may require forfeiture or restitution from any executive who is accountable for the incorrect financial information or results, as well as any executive who erroneously benefits from the incorrect financial information or results.

Evaluating Executive Compensation Relative to Peer and Overall Earnings Performance

By basing the Executive Incentive Plan on peer bank comparison, the Company avoids penalizing executives for general industry and economic downturns and encourages executives to produce the best possible results in good and bad economic times. All of the named executives receive annual incentive based on the per share earnings growth (“EPS Growth”) of the Company compared to peer banks' EPS Growth. Mr. Ellinor, Mr. Bradshaw and Mr. Bagwell receive 50% of their annual incentive based on EPS Growth. The CEO and CFO receive 100% of their annual incentive based on EPS Growth. Long-term compensation is based on comparison to the peer bank median and is paid in stock options and restricted stock, which by their nature or terms are performance based. The Committee's goal has always been to provide competitive remuneration to executives to enable BOK Financial to hire and retain top talent. The Committee has reviewed previous years' earnings per share performance relative to the peer banks and compensation paid to named executives relative to compensation paid for similar positions at the peer banks.
Factors Used for Establishing Executive Compensation

The following is an explanation of the primary data, metrics and criteria used by the Committee to determine compensation as more fully described in “Components of Compensation” below:
Earnings Per Share Growth Compared to Peers

•	EPS Growth is used to measure the annual incentive under the Executive Incentive Plan.

•	The Committee views EPS Growth as an important variable used in public markets to measure profitability and determine the Company's stock price and, thus, shareholder value.
Net Direct Contribution

•
Net Direct Contribution is a mathematical calculation designed to compare the actual financial contribution of a business unit to its planned performance. Net Direct Contribution is determined, generally, by calculating the net operating income of a business unit and subtracting net loan charge offs and all gains and/or losses on repossessed assets related to the business unit. The net results of the valuation of mortgage servicing rights (“MSR”) and the related MSR hedge activity are also included in Mr. Bradshaw's results as he is responsible for Mortgage Banking.

•
Prior to the beginning of the new fiscal year, the CEO asks Mr. Ellinor, Mr. Bradshaw and Mr. Bagwell to develop business plans which include anticipated expenses and targeted revenue for their respective areas of responsibility (the “Net Direct Contribution Plans”). The CEO and CFO, in concert with the responsible executive, review and modify the Net Direct Contribution Plans. The CEO and CFO then aggregate the Net Direct Contribution Plans to develop an overall Company-wide budget and plan (the “Annual Plan”).

•
For Mr. Ellinor, Net Direct Contribution was linked to financial performance of Commercial Banking in Oklahoma, New Mexico, Arizona and Arkansas, Commercial Real Estate, Energy Lending, and TransFund. For Mr. Bradshaw, Net Direct Contribution was linked to the financial performance of the Consumer Banking, Mortgage Banking, Treasury Services, Wealth Management and Commercial Banking activities in Kansas

City and Colorado. For Mr. Bagwell, Net Direct Contribution was linked to financial performance in the Texas market.

•	The Annual Plan is presented to the Company Board of Directors for review and comment.

•	Linking compensation to Net Direct Contribution motivates executives to achieve superior results in their particular business units, contributing to Company-wide profitability.
Individual Performance Goals

•	At the beginning of each year, the CEO meets with each of the named executives to establish individual performance goals.

•	Progress is discussed with each executive periodically throughout the year.
Peer Group Compensation Data

•	The Company's internal compensation group completes an annual peer review of executive compensation using publicly available information, including proxy statements.

•
The Committee uses this information to assist in setting salary and, in future years, to establish annual and long-term compensation in accordance with the Plan and also to determine payments under the True-Up Plan.

•	The Committee annually updates the peer group of bank holding companies in accordance with the following guidelines:

•	The peer banks will include only publicly-traded, SEC registered, United States bank holding companies (BHCs).

•
The peer banks will include an equal number of BHCs above and below the Company, with the Company being the median bank; provided, however, that BHCs with assets greater than 300% of the Company's assets or less than 50% of the Company's assets (as of the date for which the calculation is being made) shall be excluded from the peer banks.

•
Notwithstanding the foregoing or anything to the contrary in the Plan, in the event the peer banks contain any financial institution that does not have sufficient compensation or earnings data to complete the contemplated calculation under the Plan, such financial institution shall be eliminated from the group of peer banks and replaced with the financial institution that has the next smallest amount of assets of those financial institutions eligible for the peer banks that are not already included in the peer group, even if such financial institution has total assets less than 50% of the Company. Asset size means total assets at the end of the calendar year for which the compensation is being paid.

For 2012, the peer banks include:

Financial Institution	Total Assets ($000)[1]
M&T Bank Corp	83,008,803
Comerica Inc	65,359,000
Huntington Bcshrs	56,153,185
Zions Bancorp	55,511,918
First Niagara	36,808,729
City Natl Corp	28,618,492
Synovus Finl Corp	26,763,468
First Horizon Natl	25,520,140
Associated Banc	23,531,790
Cullen/Frost Bkrs	23,124,000
SVBFinancialGrp	22,766,123
East West Bancorp	22,536,110
BOK Financial Corporation	28,148,631

1 For period ending December 31, 2012.

Components of Executive Compensation

Salary - Executives receive a base salary which is paid in cash twice monthly. Each year the Committee reviews executive base salaries to determine if adjustments should be made in view of a change in the executives' roles and responsibilities, value added to the Company, individual performance, experience, evaluation of peer data and overall success of the Company.

Specifically, the Committee considers the reports and recommendations of the CEO as to the individual performance of each executive in determining salary. The CEO reports on the attainment of individual goals. These annual goals are specific to each executive and align with the current objectives of the Company. The goals may include achievement of Net Direct Contribution targets and completion of initiatives to enhance operational efficiency, reduce expenses, improve risk management and compliance, implement new products or technologies, and strengthen human capital. The Committee also considers salaries in light of overall corporate performance by considering the Company's success financially through reports of earnings and operationally through reports of compliance and management from regulators and the audit committee.

The Committee also considers peer data compiled by the Company's internal compensation group. The Committee has historically sought to align executive salaries with the peer bank median for related executives roles and experience. The Committee generally considers base salary that is within plus or minus 10% of peer median to be an acceptable range of deviation. For 2012, the BOK Financial base salary for the named executives compared to the median of its Peer Group was as follows:

Executive	BOKF Base Pay Compared to Peer Group Median for Comparable Executive Position
Stanley A, Lybarger	95.4%
Steven E. Nell	101.8%
Steven G. Bradshaw	113.4%
Daniel H. Ellinor	113.4%
Norman P. Bagwell	100.8%

Base salaries for Messrs. Lybarger, Nell and Bagwell are within the acceptable range of peer median. Mr. Bradshaw and Mr. Ellinor are compared to the average proxy data for executive positions III and IV.  Their extensive and varied responsibilities within the Company make peer comparison somewhat less instructive for determining base salary because peer banks do not have a similar division of responsibility for their executives. As stated on page 34, Mr. Bradshaw is responsible for Consumer Banking, Mortgage Banking, Treasury Services and Wealth Management across all geographical markets the Company serves. He is also responsible for Commercial Banking activities in Kansas City and Colorado markets. Mr. Ellinor is responsible for Commercial Real Estate and Energy Lending and TransFund across all geographic markets the Company serves. He is also responsible for Commercial Banking activities in the Oklahoma, New Mexico, Arizona and Arkansas markets. Because of Mr. Bradshaw's and Mr. Ellinor's extensive responsibilities and consistent delivery of exceptional financial results, which included exceeding their two year average Net Direct Contribution targets by 107.0% and 111.7% respectively, the Committee set the base salary of Bradshaw and Ellinor somewhat above the peer median.

Executive Incentive Compensation - The Executive Incentive Plan allows the named executives, and certain executives that report directly to, or are designated by, the CEO, to earn (1) an annual cash incentive, which has historically been paid in the first quarter of the year following that to which the service relates, and (2) long-term incentive, which is paid in stock options or performance shares, or a combination thereof (at the option of the executive). No annual cash incentive for any one participant may exceed $2,000,000. No more than 60,000 shares of restricted stock and 200,000 stock options may be issued to a single participant in any one year. Stock options and performance shares are awarded on the second business Friday of January.

(1)
Comparable Executive Position. For purposes of both annual and long-term incentive, each named executive's position is compared to the peer banks' executive positions, based upon information reported in shareholder proxy statements, as follows (each a “Comparable Executive Position”): the Company's Chief Executive Officer is compared against the chief executive officers of the peer banks; the Chief Financial Officer is compared against the chief financial officers of the peer banks; Dan Ellinor and Steve Bradshaw are compared to the average of the two highest paid positions (excluding the chief executive officer and the chief financial officer) of the peer banks; and Norm Bagwell is compared to the average of the 2nd and 3rd highest paid positions of the peer banks (excluding the chief executive officer and the chief financial officer).

(2)	Annual Incentive Bonus. The “Annual Incentive Bonus” is determined as follows:

(i)
The two year average EPS Growth (“Average Growth”) is calculated for each peer bank based upon such peer bank's filings with the Securities and Exchange Commission, and for the Company. The Company and the peer banks are then ranked starting with the highest Average Growth and ending with the lowest Average Growth (the “EPS Percentile Ranking”). The EPS Percentile Ranking for 2012 was the 25th percentile which resulted in an incentive payment for all named executives based on the EPS Growth measure. Those executives who also receive a portion of their Annual Incentive Bonus based upon Net Direct Contribution did receive some Annual Incentive Bonus as further described in paragraphs 2(vi) and (vii) below and in column (g) of the Summary Compensation Table on page 52.

(ii)
The two year average annual bonus amount for each Comparable Executive Position at each peer bank is then calculated based upon such peer bank's past two proxy statements (the “Peer Bank Annual Bonus Amount”). The Peer Bank Annual Bonus Amount for each Comparable Executive Position is then ranked starting with the highest Peer Bank Annual Bonus Amount and ending with the lowest Peer Bank Annual Bonus Amount (the “Peer Bank Annual Bonus Percentile Ranking”).

(iii)
The Company's EPS Percentile Ranking is then applied to the Peer Bank Annual Bonus Percentile Ranking for each Comparable Executive Position to determine a Plan participant's “Peer Bank Annual Bonus Match”. For example, if the Company's EPS Percentile Ranking is at the 90th percentile, then the Peer Bank Annual Bonus Match for the Company's Chief Executive Officer would be at the 90th percentile of the Chief Executive Officer Annual Bonus Amount in the Peer Bank Annual Bonus Percentile Ranking. The Peer Bank Annual Bonus Match amount for each named executive in 2012 was the 25th percentile.

(iv)	The Annual Incentive Bonus for the Company's Chief Executive Officer and its Chief Financial Officer equals that of their respective Peer Bank Annual Bonus Match.

(v)
The Annual Incentive Bonus for named executives (other than the Chief Executive Officer and Chief Financial Officer) equals (i) 50% of the amount of their Peer Group Annual Bonus Match and (ii) the Business Unit Annual Incentive Bonus (as hereafter defined).

(vi)
The Business Unit Annual Incentive Bonus is based upon the applicable business unit Net Direct Contribution matrix pursuant to which 33% of the target will be earned if 80% of the goal is met, 100% of the target will be earned if 100% of the goal is met and 200% of the target will be earned if 120% of the goal is met (the “Business Unit Annual Incentive Bonus”). The target opportunity for the Business Unit Annual Incentive Bonus will be calculated as a percentage of base salary, determined individually for each executive. Such target opportunity and the business unit goals, are established by the Chief Executive Officer and approved by the Committee.

The determination of the percentage of base salary used as the Business Unit Annual Incentive Bonus target opportunity is subjective. The Chief Executive Officer recommends the percentage and it is approved by the Committee. The Chief Executive Officer has historically recommended that the percentages of base salary used as Business Unit Annual Incentive Bonus target opportunities be the median of peer annual incentive bonus targets provided in peer proxy data.

The Annual Incentive Bonus target opportunity for Mr. Bradshaw and Mr. Ellinor is the median of peer annual incentive compensation for the executive III and IV positions as disclosed in peer proxy data, which is 60% of base salary. The Business Unit Annual Incentive Bonus accounts for half of Mr. Bradshaw and Mr. Ellinor's Annual Incentive Bonus target, which would be 30% of base salary. The other half of the Annual Incentive Bonus target is set at the Peer Group Annual Bonus median. Actual payout is based on EPS Percentile Ranking as described above.

The Annual Incentive Bonus Target opportunity for Mr. Bagwell is the median of peer annual incentive compensation for executive IV and V positions as disclosed in the peer proxy data, which is 50% of base salary.  The Business Unit Annual Incentive Bonus accounts for half of Mr. Bagwell's Annual Incentive Bonus target, which would be 25% of base salary.  The other half of the Annual Incentive Bonus target is set at the Peer Group Annual Bonus median.  Actual payout is based on EPS Percentile Ranking as described above.

Annual Incentive
Business Unit Performance
% of Target Bonus
200%
150%
100%
50%
0%
33%
50%
67%
83%
100%
125%
150%
175%
200%
80%
85%
90%
95%
100%
105%
110%
115%
120%
Performance Level vs. Plan

(vii)
The Business Unit Annual Incentive Bonus for the three named executives (other than the CEO and CFO, whose annual incentive is based solely on EPS Growth as described herein), is 100% of the planned Net Direct Contribution (described on page 39) for such named executive's respective area of responsibility for Mr. Ellinor, Mr. Bradshaw and Mr. Bagwell. For 2012, the Net Direct Contribution targets were as follows (in thousands): Mr. Ellinor - $207,862, Mr. Bradshaw - $202,414 and Mr. Bagwell - $111,877. For 2012, the named executives attained their Net Direct Contribution targets as follows: Mr. Ellinor attained 111.7%, Mr. Bradshaw attained 119.4%, and Mr. Bagwell attained 105.3%. For the two year average (2011 and 2012), the named executives attained their Net Direct Contribution targets as follows: Mr. Ellinor attained 111.7%, Mr. Bradshaw attained 107.0%, and Mr. Bagwell attained 114.3%. The two year average of Net Direct Contribution performance equates to an annual incentive payment of approximately 158.7% of target for Mr. Ellinor, 134.9% of target for Mr. Bradshaw and 171.3% of target for Mr. Bagwell.

(3)    Long Term Incentive Compensation. “Long Term Incentive Compensation” is determined as follows:

(i)
The two year average long term incentive compensation amount for each Comparable Executive Position at each peer bank is calculated based upon such peer banks' past two proxy statements (the “Peer Bank Long Term Incentive Compensation Amount”).

(ii)
The Long Term Incentive Compensation awarded to each named executive equals the median of all the Peer Bank Long Term Incentive Compensation Amounts corresponding to such Plan participant's Comparable Executive Position. The amounts paid to the Executives as stock awards and options awards in columns (e) and (f) of the Summary Compensation Table on page 52 reflect the median amounts of the Peer Bank Long Term Incentive Compensation.

(iii)
Each named executive will, immediately prior to the date of grant each year, specify the percentage of the Long Term Incentive Compensation that the Plan participant desires to receive by the issuance of options and the percentage the participant desires to receive by the issuance of restricted stock. The elections available to each participant will be (i) 100% options; (ii) 100% restricted stock, or (iii) 50% options and 50% restricted stock. The number of options or shares will be based on the value of each option or performance share and the total Long Term Incentive Compensation intended to be granted.

(iv)
To the extent a named executive elects to receive all or any portion of his Long Term Incentive Compensation through an issuance of restricted stock, the measure against which such Plan participant's performance will be based is as follows. To the extent the Company's earnings per share for the year following the grant of restricted stock does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalization, merger, consolidation, exchange of shares, stock splits or the like), the named executive shall forfeit all the restricted stock granted to him the previous year on or before March 15 of the year following that in which the grant occurred. Dividends paid on restricted stock will not be forfeited, even if the restricted stock itself is forfeited. To the extent the Company's earnings per share for the year following the grant of restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalization, merger, consolidation, exchange of shares, stock splits or the like), the Plan participant shall retain all the restricted stock granted to him the previous year.

True-Up Plan - The purpose of the True-Up Plan, which was approved by shareholders in 2011, is to address inequity in annual and long-term incentive which may result from the anticipated earnings per share percentile “bounce-back” by peer banks that performed poorly during the recent economic anomaly. The True-Up Plan is designed to allow for the restoration of the Company's named executives' annual and long-term compensation to levels comparable to that of named executives at the peer banks with comparative earnings per share performance from years 2006 through 2013 (the “True-Up Period”). Conversely, the True-Up Plan also provides for the repayment by the Company's named executives those amounts paid to them during the True-Up Period which exceed compensation paid to named executives at the peer banks who had comparative earnings. True-Up payments for each named executive will be calculated in April, 2014.

Calculation of the True-Up amount is summarized below.

1)
True-Up Period compensation for the Peer Group executives is determined and ranked. The “Peer Bank Compensation Ranking” is determined by taking the total base salary, annual bonus and stock-based incentive of each executive at the peer banks during the entire True-Up Period and ranking the peer banks' comparable executives from highest compensation to lowest compensation (e.g. taking all the CEOs of the peer banks and ranking them from highest compensated CEO to lowest compensated CEO).

2)
True-Up Period compensation for the Company's executives is calculated. “Company Compensation” for the CEO and CFO equals total base salary, annual bonus and stock-based incentive awarded during the True-Up Period. “Company Compensation” for other named executives equals total base salary, annual bonus and stock-based incentive awarded to such named executive during the True-Up period minus amounts earned above the target opportunity for his Business Unit Annual Incentive Bonus or plus amounts earned below the Business Unit Annual Incentive Bonus. For more information regarding Business Unit Annual Incentive Bonus see page 43.

3)
Company earnings per share performance is compared to the peer banks. The “True-Up Performance Measure” consists of two calculations. The first, meant to capture pre and post recession performance, considers the EPS Growth beginning with the average earnings per share for 2006 and 2007 for the Company and each peer bank and ending with the average earnings per share for 2012 and 2013 for the Company and each peer bank existing as of December 31, 2013 (the “Pre and Post Recession Performance”). The second, meant to capture recessionary period performance, calculates growth in cumulative earnings per share for the Company and each peer bank as of December 31, 2011 for 2008 through 2011 over the average of 2006 and 2007 earnings per share for the Company and each peer bank respectively as of December 31, 2012. The Recessionary Period Performance for the Company was 407.8%.

The Pre and Post Recession Performance of the Company and each peer bank is ranked from highest to lowest and the Company's percentile ranking is determined (the “Company Pre and Post Recession Performance Ranking”). The Recessionary Period Performance of the Company and each peer bank is ranked from highest to lowest and the Company's percentile ranking determined (the “Company Recessionary Period Performance Ranking”). The Company's Recessionary Performance Ranking was the 90th percentile.

The Company Pre and Post Recession Performance Ranking and the Company Recessionary Period Performance Ranking as determined above are averaged with the result being the “Company Performance Percentile Ranking”.

4)
The Company Performance Percentile Ranking is then applied to the Peer Bank Compensation Ranking for each executive position to determine each of the Company's named executives' respective “Peer Bank Comparable Compensation.” If the Peer Bank Comparable Compensation is more than that of the respective named executive, the Committee will award the differential to the named executive (the “Company True-Up Amount”). If the Peer Bank Comparable Compensation is less than the respective Company Executive Compensation, the named executive will compensate the Company for the difference (the “Executive True-Up Amount”).

5)
Payment under the True-Up Plan is awarded. In the event a named executive is owed a Company True-Up Amount, the Committee shall award the named executive the Company True-Up Amount in cash (“Cash True-Up”) and restricted shares (“Share True-Up”) in proportion to the average cash to stock ratio awarded by the peer banks during the True-Up Period. The Company True-Up Amount shall be paid on or before May 31, 2014 (the “True-Up Payment Date”). Any 2010 restricted shares will vest without restriction on December 31, 2014. The maximum Company True-Up Amount which may be paid to any one named executive is $20 million. In the event the Company is owed an Executive True-Up Amount, the Committee shall determine a reasonable time frame and methodology for the named executive to compensate the Company for the Executive True-Up Amount. The final amount due under the 2011 True-Up Plan will be determined as of December 31, 2013. Based on currently available information, incremental amounts estimated to be payable under the 2011 True-Up Plan are approximately $64 million. Performance measurement through 2013 may be volatile and could result in future upward or downward adjustments.

Thrift Plan - Executives may contribute to the BOK Thrift Plan, a 401(k) eligible plan. Employee contributions are matched by the Company up to 6% of the base compensation based on years of service. Participants may direct the investments of their accounts in a variety of options, including BOK Financial common stock.

Pension Plan - The Pension Plan was established in 1987 as a cash balance defined benefit pension plan. Benefits are determined based on a hypothetical account balance that accumulates over time. The account balances grow based on an interest credit defined in the Pension Plan on prior balances. In 2006, the company curtailed its contributions to the pension plan for all employees, including named executives; however, the hypothetical amounts continue to grow based on interest credit.

Deferred Compensation - Four of the five named executives are party to an individual Deferred Compensation Agreement that permitted, until year-end 2004, the deferral of certain compensation. The CEO is the only named executive officer that is party to an Amended and Restated 409A Deferred Compensation Agreement which currently allows awards of performance shares and options to be deferred. The executive Deferred Compensation agreements are discussed in further detail under “Nonqualified Deferred Compensation” on page 65.

Perquisites and Other Personal Benefits - Other than the participation in the plans and programs described above, benefits which are very immaterial in nature and disclosed in footnote six to the Summary Compensation Table on page 52, or benefits which are provided to employees generally such as health and dental insurance, the Company does not provide perquisites or other personal benefits to named executive officers.

Compensation Philosophy and Objectives

The BOK Financial executive compensation program has many objectives, all of which are designed to enhance Company value. Because no single type of compensation award or performance criteria could achieve all objectives, several types of compensation performance criteria and awards are used to achieve the maximum benefit from executive compensation.

There is no pre-established policy or target for allocating executive compensation between cash and equity, long-term and short-term. Rather, the Committee considers its varied objectives, personal performance, Company performance and data regarding peer bank compensation to establish the appropriate level and mix of incentive compensation. The Committee has generally chosen not to consider the benefits to named executives from previously awarded compensation other than to establish a baseline for future compensation.

Company executive compensation objectives include:

Sustained, Above Peer Performance - BOK Financial rewards sustained, above peer performance through the Executive Incentive Plan consisting of a two year EPS Growth look back for annual compensation.

Individual Performance and Teamwork - Annual incentive compensation promotes individual performance with a percentage of annual incentive compensation being based on Net Direct Contribution (except for the CEO and CFO) and a percentage being based on EPS Growth, with potential downward adjustments for failure to meet individual performance goals. Long-term compensation, which is awarded entirely as equity, promotes teamwork by aligning all executives' interests with the success of the Company as a whole.

Link Compensation to Operational Results - By using EPS Growth and Net Direct Contribution as the metrics for performance, both annual and long-term compensation are directly tied to financial performance of the Company. The Committee also considers the financial success of the Company when determining salary.

Competition with Peer Banks -To attract and retain superior executives, BOK Financial strives to provide levels of compensation comparable to competitor banks. The Committee considers peer compensation data when establishing salary and incentive compensation targets.

Align Executive Interests with Shareholder Interests - While BOK Financial does not have a specific policy or target for determining the allocation between equity and cash awards, the Company does promote equity ownership to align executive interests with shareholder interests. All long-term executive compensation is paid in stock options or performance shares. Stock ownership guidelines require the CEO to own 75,000 shares of company stock. All other named executives must own 20,000 shares of company stock. Executives who fail to meet the stock ownership guidelines may not sell BOK Financial stock until such ownership amounts are attained.

Change in Control and Termination Benefits

            The Company has a limited number of changes in control benefits for executive officers.  If an executive, or any employee of BOK Financial, is terminated within one year after a “change in control” (as defined in footnote 3 on page 68), and such termination is other than “for cause” (as defined in footnote 2 on page 68), then all unvested performance shares and stock options he or she has been granted vest.  Stock options must then be exercised within 90 days of the change in control.  Mr. Lybarger's employment agreement provides that Mr. Lybarger may terminate his employment agreement upon a “change in control” (as defined in footnote 4 on page 66) and receive severance and other benefits more fully described on pages 66 and 67.   These change in control benefits have been in effect since the creation of the BOK Financial stock option plan and the initial employment agreement with Mr. Lybarger in 1991.

The Company believes the provisions are generally in line with current market practices and has seen no reason, to this point, to provide additional change in control protection.

Executive officers receive the same severance benefits as other BOK Financial employees which are based upon the amount of time a person has been employed by the Company.  Mr. Lybarger, Mr. Bradshaw, Mr. Ellinor and Mr. Bagwell are entitled to receive additional severance pursuant to their employment agreements as more fully described in Potential Payments Upon Termination found on pages 66 to 68.  The Company believes that the severance and termination payments help recruit and retain senior executives by protecting them in the event their positions are adversely impacted by an unexpected change in circumstance and are consistent with those offered by competitors.
Stock Option Grant Policy

In 2004, BOK Financial initiated a policy of granting all Company stock options, to both named executives and all other Company employees, on the first business Friday in January. This date was chosen by the Chief Executive Officer and the Chairman of the Board and is also the date that performance shares are awarded pursuant to the Executive Incentive Plan. In 2006, the pre-established grant date was changed to the second business Friday in January to account for administrative challenges during the holiday season (the “Grant Date”).

All stock options awarded by BOK Financial are priced at the market value for BOK Financial common stock on NASDAQ as of the Grant Date. There is no program or policy to coordinate the granting of options with the release of material non-public information as all grants occur on the Grant Date, including those made to new executive officers.
Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code - Both annual incentive and long-term awards made pursuant to the Executive Incentive Plan are designed to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation's chief executive officer and three most highly compensated executive officers other than the chief financial officer. However, performance-based compensation determined in accordance with IRS regulations is not subject to the limit. In order to qualify as performance-based compensation, payments must be computed on the basis of an objective, performance-based standard determined by a committee that consists solely of two or more voting outside directors and the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by the shareholders.

Section 409A of the Internal Revenue Code - If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture. In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in the income. The Company believes all deferred compensation benefits currently comply with 409A.

Committee Report

The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held three meetings during fiscal year 2012. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and delivered to shareholders.

COMPENSATION COMMITTEE
Greg S. Allen (Chairman)
Chester E. Cadieux, III (non-voting)
Joseph W. Craft, III
David F. Griffin (non-voting)
George B. Kaiser (non-voting)
Steven J. Malcolm

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Company's equity compensation plans in effect at December 31, 2012. The 2009 Omnibus Incentive Plan and the BOK Financial Directors Stock Compensation Plan are included in the table. The material features of the compensation plans are described within Note 12 of the Company's Notes to Consolidated Financial Statements, which was included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(1)
Equity compensation plans approved by security holders: stock options and restricted shares	1,890,786	$48.29	4,352,290
Non-vested common shares	592,831	Not applicable	Not applicable
Sub-total	2,483,617		4,352,290
Equity compensation plans not approved by security holders	None	None	None
Total	2,483,617		4,352,290

(1)    Includes 437,714 shares of common stock which may be awarded pursuant to the BOK Financial Directors Stock Compensation Plan.
EXECUTIVE COMPENSATION TABLES
The following tables represent compensation of named executive officers over the periods represented in each table. The True-Up Plan, which was approved by shareholders in 2011, was created to address inequity in annual and long-term incentive which may result from the anticipated earnings per share percentile “bounce-back” by peer banks that performed poorly during the recent economic anomaly as described in more detail beginning on page 46 of the Compensation Discussion and Analysis. The True-Up Plan is designed to allow for the restoration of the Company's named executives' annual and long-term compensation to levels comparable to that of named executives at the peer banks with comparative earnings per share performance from years 2006 through 2013. Conversely, the True-Up Plan also provides for the repayment by the Company's named executives those amounts paid to them during the True-Up Period which exceed compensation paid to named executives at the peer banks who had comparative earnings. The final amount due under the 2011 True-Up Plan will be determined as of December 31, 2013 and distributed in 2014. Based on currently available information, incremental amounts estimated to be payable under the 2011 True-Up Plan are approximately $64 million. Performance measurement through 2013 may be volatile and could result in future upward or downward adjustments. For additional information on the True-Up Plan, see page 46.

SUMMARY COMPENSATION TABLE

The following table sets forth summary information concerning the compensation for the past three fiscal years of those persons who were, at December 31, 2012, (i) the Chief Executive Officer (Mr. Lybarger), (ii) the Chief Financial Officer (Mr. Nell), and (iii) the three other most highly compensated executive officers of the Company. Because of the value of Mr. Lybarger's pension benefit, which reflects 32 years of service, and the fact that a greater portion of Mr. Lybarger's compensation has been deferred, column (h) for Mr. Lybarger differs significantly from the other named executives. Executives who did not have the ability to defer income or who chose not to defer income are not required to disclose investment income on the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Award ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Stanley A. Lybarger President & Chief Executive Officer, BOK Financial and BOKF	2012	$849,314	$0	$1,469,939	$0	$978,169	$1,973,239	$41,613	$5,312,274
	2011	$828,600	$0	$828,618	$1,105,604	$0	$103,012	$41,178	$2,907,012
	2010	$828,600	$173	$1,988,640	$230,665	$1,242,900	$2,342,844	$29,400	$6,663,222

Steven E. Nell Executive Vice President, Chief Financial Officer, BOK Financial and BOKF	2012	$413,439	$0	$180,529	$99,519	$321,431	$16,585	$30,000	$1,061,503
	2011	$405,001	$0	$0	$572,907	$0	$4,712	$29,400	$1,012,019
	2010	$402,500	$147	$231,260	$315,008	$405,000	$37,528	$29,400	$1,420,843

Daniel H. Ellinor Senior Executive Vice President, BOKF	2012	$466,377	$0	$592,658	-$16,927	$415,888	$1,712	$25,920	$1,485,628
	2011	$455,001	$0	$308,688	$291,432	$259,772	-$5,165	$24,748	$1,334,475
	2010	$452,500	$147	$531,263	$66,982	$487,948	$7,382	$25,854	$1,572,076

Steven G. Bradshaw Senior Executive Vice President, BOKF	2012	$466,377	$0	$437,413	$131,895	$382,462	$12,091	$41,862	$1,472,100
	2011	$455,001	$0	$306,216	$289,361	$273,000	-$8,352	$39,946	$1,355,172
	2010	$452,500	$147	$356,876	$299,427	$546,000	$35,975	$34,170	$1,725,095

Norman P. Bagwell Chief Executive Officer, Bank of Texas (7)	2012	$389,546	$0	$397,056	-$10,897	$281,064	$0	$25,473	$1,082,242

(1)
The amounts in column (e) are the grant date fair value of the non-vested stock awards. As described in more detail in footnote (3), amounts reported for 2012 and for 2011 have been adjusted for the actual performance of the 2009 and 2008 performance grant, respectively. Only the amounts for 2010 reflect awards that were subject to performance conditions (as defined in FASB ASC Topic 718), and such amounts were reported based on the probable outcome of the performance conditions determined as of the grant date.  If the highest level of performance conditions had been achieved, the aggregate grant date fair value of the stock awards would have been as follows: (i) Lybarger: $2,817,227 (ii) Nell: $346,890  (iii) Ellinor $748,757 (iv) Bradshaw: $489,677.  The performance period for the 2010 grant has been completed and given the “bounce-back” effect as described in “Compensation Discussion and Analysis” on page 46, the grants for 2010 were adjusted to $0.

(2)
The amounts in column (f) are the grant date fair value of the non-vested option awards. As described in more detail in footnote (3), amounts reported for 2012 and for 2011 have been adjusted for the actual performance of the 2009 and 2008 performance grant, respectively. Amounts reported for 2011 have been adjusted for the actual performance of the 2008 performance grant.  Only the amounts for 2010 reflect awards that were subject to performance conditions (as defined in FASB ASC Topic 718), and such amounts were reported based on the maximum number of option awards if the highest level of performance conditions had been achieved. The performance period for the 2010 grants has been completed and given the “bounce-back” effect as described in “Compensation Discussion and Analysis” on page 46, the stock options for 2010 were adjusted to $0.

(3)
The chart below shows the dollar amounts of the grant date fair value of stock and option awards in 2012 for the 2012 grants and the adjustments for 2009 made in 2012, at the end of the three year performance period. Options for 2009 were granted at the maximum (150% of target) and Stock Awards were granted at probable outcome. The 2009 performance grants were adjusted to 136% of target at the end of the performance period which resulted in a decrease for options and an increase for stock awards.

Name	Stock Options 2009 Adjustment Value	Stock Options 2012 Grant Value	Option Award Total (column (f) above)	Stock Awards 2009 Adjustment Value	Stock Awards 2012 Grant Value	Stock Award Total (column (e) above)
Stanley A. Lybarger	$0	$0	$0	$596,589	$873,350	$1,469,939
Steven E. Nell	-$14,397	$113,916	$99,519	$66,593	$113,936	$180,529
Daniel H. Ellinor	-$16,927	$0	-$16,927	$295,802	$296,856	$592,658
Steven G. Bradshaw	-$16,541	$148,436	$131,895	$288,985	$148,428	$437,413
Norman P. Bagwell	-$10,897	$0	-$10,897	$190,397	$206,659	$397,056

The chart below shows the dollar amounts of the grant date fair value of stock and option awards in 2011 for the 2011 grants and the adjustments for 2008 made in 2011, at the end of the three year performance period. The 2008 performance grants were adjusted to 150% of target at the end of the performance period which resulted in an increase from the probable outcome for options and for stock awards.

Name	Stock Options 2008 Adjustment Value	Stock Options 2011 Grant Value	Option Award Total (column (f) above)	Stock Awards 2008 Adjustment Value	Stock Awards 2011 Grant Value	Stock Award Total (column (e) above)
Stanley A. Lybarger	$0	$1,105,604	$1,105,604	$828,618	$0	$828,618
Steven E. Nell	$143,418	$429,489	$572,907	$0	$0	$0
Daniel H. Ellinor	$85,216	$206,216	$291,432	$102,493	$206,195	$308,688
Steven G. Bradshaw	$83,145	$206,216	$289,361	$100,021	$206,195	$306,216

(4)
The amounts in column (g) reflect the annual cash awards made pursuant to the Executive Incentive Plan, which is discussed in further detail on page 42 under the heading “Components of Executive Compensation.” Incentive amounts are paid at a targeted percentile of our peer group.

(5)
The amounts in column (h) for 2012 include (i) the actuarial increase in the present value of the named executive officer's benefits under the Company pension plan using a discount rate defined in the Pension Plan and (ii) Nonqualified Deferred Compensation Earnings further described in column (d) of the Nonqualified Deferred Compensation Table on page 65.

(6)
The amounts in column (i) for 2012 are derived from Company matching contributions to the 401(k) Thrift Plan as follows: Lybarger $30,000; Nell, $30,000; Ellinor, $15,000 Bradshaw, $30,000; and Bagwell, $15,000. Amounts also include: trip earnings (personal portion of a trip such as an accompanying spouse or a free day) as follows: Lybarger $11,613; Ellinor $10,920; Bradshaw $11,862; and Bagwell $10,473.

(7)	Mr. Bagwell was not a named executive officer in 2011 or 2010.

OPTION EXERCISES AND STOCK VESTED

The following table includes certain information concerning the exercise of stock options and the vesting of performance shares by the named executive officers during fiscal year 2012:

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stanley A. Lybarger	31,174(1)	$1,855,520(1)	35,035	$2,793,580
Steven E. Nell	3,693	$308,401	0	$0
Daniel H. Ellinor	27,052	$421,231	4,333	$345,549
Steven G. Bradshaw	7,796	$639,667	4,228	$337,162
Norman P. Bagwell	2,335	$191,927	0	$0

(1)	Includes 30,323 shares acquired on exercise and $1,779,229 realized on exercise in columns (b) and (c) respectively deferred at the option of Mr. Lybarger.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to (i) non-equity annual incentive awards made pursuant to the Executive Incentive Plan and (ii) the options and performance shares awarded as long-term compensation pursuant to the Executive Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
EMPLOYEE NAME	Grant Date (m/dd/yy)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Award ($/sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)

Stanley A. Lybarger (1)		$0	$978,169	$978,169
	1/13/2012 (4)								14,863		$873,350

Steven E. Nell (1)		$0	$321,431	$321,431
	1/13/2012 (3)								9,923	$58.76	$113,916
	1/13/2012 (4)								1,939		$113,936

Daniel H. Ellinor(1)		$0	$192,799	$192,799
	(2)	$46,396	$140,595	$281,190
	1/13/2012 (4)								5,052		$296,856

Steven G. Bradshaw(1)		$0	$192,799	$192,799
	(2)	$46,396	$140,595	$281,190
	1/13/2012 (3)								12,930	$58.76	$148,436
	1/13/2012 (4)								2,526		$148,428

Norman P. Bagwell(1)		$0	$113,721	$113,721
	(2)	$32,243	$97,706	$195,412
	1/13/2012 (4)								3,517		$206,659

(1)
Mr. Lybarger and Mr. Nell receive 100% and Mr. Ellinor, Mr. Bradshaw and Mr. Bagwell receive 50% of their annual incentive based on EPS Growth. Annual incentive cash awards were finalized and approved by the Independent Compensation Committee on February 26, 2013 and are provided in column (g), “Summary Compensation Table” on page 52 herein. The total annual incentive cannot exceed $2,000,000 per the Executive Incentive plan for any participant.

(2)
Represents annual incentive targets for Business Unit Annual Incentive Bonus for Mr. Bradshaw, Mr. Ellinor and Mr. Bagwell established by the Independent Compensation Committee on February 28, 2012 for service performed in 2012. Mr. Ellinor, Mr. Bradshaw and Mr. Bagwell received 50% of their annual incentive based on Business Unit Performance. The cash awards were finalized and approved by the Independent Compensation Committee on February 26, 2013 and are provided in column (g), “Summary Compensation Table” on page 52 herein. The total annual incentive cannot exceed $2,000,000 per the Executive Incentive plan for any participant.

(3)
Represents stock options granted as long-term incentive pursuant to the Executive Incentive Plan. The awards relate to services performed in 2011. The stock options vest 1/7 each year in accordance with the BOK Financial 2009 Omnibus Incentive Plan and terminate three years after vesting.

(4)
Represents performance shares granted as long-term incentive pursuant to the Executive Incentive plan. The awards relate to services performed in 2011. Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued. The performance shares may not be sold for three years unless certain stock ownership guidelines are met as further described in “Compensation Discussion and Analysis” on page 36 herein.

(5)
The exercise price for all stock option awards is the fair market value of BOK Financial common stock on the date the award is granted. For further discussion of the Company's Stock Option Grant Policy see page 49 herein.

(6)
Amounts reported in column (l) represent the grant-date fair value of non-vested stock and stock options awarded. The Company's policy regarding the valuation of stock compensation is included in footnote 1 and assumptions used in the calculation of the grant-date fair value of stock compensation are included in footnote 12 of the Company's audited consolidated financial statements for the year ended December 31, 2012 which was included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes stock options and performance shares outstanding as of December 31, 2012.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Stanley A. Lybarger	—	11,196	—	$47.05	1/5/2016	—	—	—	—
Stanley A. Lybarger	7,464	—	—	$54.33	1/11/2015	—	—	—	—
Stanley A. Lybarger	—	9,975	—	$54.33	1/11/2016	—	—	—	—
Stanley A. Lybarger	—	9,975	—	$54.33	1/11/2017	—	—	—	—
Stanley A. Lybarger	13,249	—	—	$55.94	1/13/2015	—	—	—	—
Stanley A. Lybarger	—	13,249	—	$55.94	1/13/2016	—	—	—	—
Stanley A. Lybarger	—	13,250	—	$55.94	1/13/2017	—	—	—	—
Stanley A. Lybarger	—	13,250	—	$55.94	1/13/2018	—	—	—	—
Stanley A. Lybarger	—	13,250	—	$55.94	1/13/2019	—	—	—	—
Stanley A. Lybarger	—	13,250	—	$55.94	1/13/2020	—	—	—	—
Stanley A. Lybarger	—	13,254	—	$55.94	1/13/2021	—	—	—	—
Stanley A. Lybarger	—	—	—		1/9/2014	61,495	$3,349,018	—	—
Stanley A. Lybarger	—	—	—		1/20/2015	—	—	34,310	$1,868,523
Stanley A. Lybarger	—	—	—		1/20/2017	14,863	$809,439	—	—

Steven E. Nell	3,728	—	—	$36.65	1/8/2014	—	—	—	—
Steven E. Nell	3,728	—	—	$36.65	1/8/2015	—	—	—	—
Steven E. Nell	—	3,729	—	$36.65	1/8/2016	—	—	—	—
Steven E. Nell	—	3,729	—	$36.65	1/8/2017	—	—	—	—
Steven E. Nell	—	3,728	—	$36.65	1/8/2018	—	—	—	—
Steven E. Nell	—	3,729	—	$36.65	1/8/2019	—	—	—	—
Steven E. Nell	1,850	—	—	$37.74	1/6/2014	—	—	—	—

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Steven E. Nell	5,389	—	—	$47.05	1/5/2014	—	—	—	—
Steven E. Nell	5,390	—	—	$47.05	1/5/2015	—	—	—	—
Steven E. Nell	—	5,390	—	$47.05	1/5/2016	—	—	—	—
Steven E. Nell	4,874	—	—	$47.34	1/6/2014	—	—	—	—
Steven E. Nell	4,875	—	—	$47.34	1/6/2015	—	—	—	—
Steven E. Nell	—	—	2,885	$48.30	1/14/2014	—	—	—	—
Steven E. Nell	—	—	2,885	$48.30	1/14/2015	—	—	—	—
Steven E. Nell	—	—	2,886	$48.30	1/14/2016	—	—	—	—
Steven E. Nell	—	—	2,885	$48.30	1/14/2017	—	—	—	—
Steven E. Nell	—	—	2,885	$48.30	1/14/2018	—	—	—	—
Steven E. Nell	—	—	2,885	$48.30	1/14/2019	—	—	—	—
Steven E. Nell	—	—	2,885	$48.30	1/14/2020	—	—	—	—
Steven E. Nell	6,202	—	—	$48.46	1/10/2014	—	—	—	—
Steven E. Nell	6,201	—	—	$48.46	1/10/2015	—	—	—	—
Steven E. Nell	—	6,202	—	$48.46	1/10/2016	—	—	—	—
Steven E. Nell	—	6,202	—	$48.46	1/10/2017	—	—	—	—
Steven E. Nell	—	6,202	—	$48.46	1/10/2018	—	—	—	—
Steven E. Nell	4,740	—	—	$54.33	1/11/2013	—	—	—	—
Steven E. Nell	4,740	—	—	$54.33	1/11/2014	—	—	—	—
Steven E. Nell	4,740	—	—	$54.33	1/11/2015	—	—	—	—
Steven E. Nell	—	4,740	—	$54.33	1/11/2016	—	—	—	—
Steven E. Nell	—	4,741	—	$54.33	1/11/2017	—	—	—	—
Steven E. Nell	5,147	—	—	$55.94	1/13/2015	—	—	—	—
Steven E. Nell	—	5,147	—	$55.94	1/13/2016	—	—	—	—
Steven E. Nell	—	5,147	—	$55.94	1/13/2017	—	—	—	—

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Steven E. Nell	—	5,147	—	$55.94	1/13/2018	—	—	—	—
Steven E. Nell	—	5,147	—	$55.94	1/13/2019	—	—	—	—
Steven E. Nell	—	5,148	—	$55.94	1/13/2020	—	—	—	—
Steven E. Nell	—	5,148	—	$55.94	1/13/2021	—	—	—	—
Steven E. Nell	—	1,417	—	$58.76	1/12/2016	—	—	—	—
Steven E. Nell	—	1,417	—	$58.76	1/12/2017	—	—	—	—
Steven E. Nell	—	1,417	—	$58.76	1/12/2018	—	—	—	—
Steven E. Nell	—	1,418	—	$58.76	1/12/2019	—	—	—	—
Steven E. Nell	—	1,418	—	$58.76	1/12/2020	—	—	—	—
Steven E. Nell	—	1,418	—	$58.76	1/12/2021	—	—	—	—
Steven E. Nell	—	1,418	—	$58.76	1/12/2022	—	—	—	—
Steven E. Nell	—	—	—		1/9/2014	6,865	$373,868	—	—
Steven E. Nell	—	—	—		1/20/2015	—	—	4,788	$260,754
Steven E. Nell	—	—	—		1/20/2017	1,939	$105,598	—	—

Daniel H. Ellinor	4,383	—	—	$36.65	1/8/2015	—	—	—	—
Daniel H. Ellinor	—	4,384	—	$36.65	1/8/2016	—	—	—	—
Daniel H. Ellinor	—	4,384	—	$36.65	1/8/2017	—	—	—	—
Daniel H. Ellinor	—	4,384	—	$36.65	1/8/2018	—	—	—	—
Daniel H. Ellinor	—	4,384	—	$36.65	1/8/2019	—	—	—	—
Daniel H. Ellinor	3,252	—	—	$47.05	1/5/2014	—	—	—	—
Daniel H. Ellinor	3,253	—	—	$47.05	1/5/2015	—	—	—	—
Daniel H. Ellinor	—	3,253	—	$47.05	1/5/2016	—	—	—	—
Daniel H. Ellinor	3,168	—	—	$47.34	1/6/2014	—	—	—	—
Daniel H. Ellinor	3,169	—	—	$47.34	1/6/2015	—	—	—	—
Daniel H. Ellinor	3,685	—	—	$48.46	1/10/2014	—	—	—	—

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Daniel H. Ellinor	3,685	—	—	$48.46	1/10/2015	—	—	—	—
Daniel H. Ellinor	—	3,685	—	$48.46	1/10/2016	—	—	—	—
Daniel H. Ellinor	—	3,685	—	$48.46	1/10/2017	—	—	—	—
Daniel H. Ellinor	—	3,686	—	$48.46	1/10/2018	—	—	—	—
Daniel H. Ellinor	2,896	—	—	$54.33	1/11/2014	—	—	—	—
Daniel H. Ellinor	2,896	—	—	$54.33	1/11/2015	—	—	—	—
Daniel H. Ellinor	—	2,897	—	$54.33	1/11/2016	—	—	—	—
Daniel H. Ellinor	—	2,898	—	$54.33	1/11/2017	—	—	—	—
Daniel H. Ellinor	2,471	—	—	$55.94	1/13/2015	—	—	—	—
Daniel H. Ellinor	—	2,471	—	$55.94	1/13/2016	—	—	—	—
Daniel H. Ellinor	—	2,471	—	$55.94	1/13/2017	—	—	—	—
Daniel H. Ellinor	—	2,471	—	$55.94	1/13/2018	—	—	—	—
Daniel H. Ellinor	—	2,472	—	$55.94	1/13/2019	—	—	—	—
Daniel H. Ellinor	—	2,472	—	$55.94	1/13/2020	—	—	—	—
Daniel H. Ellinor	—	2,472	—	$55.94	1/13/2021	—	—	—	—
Daniel H. Ellinor	—	—	—		1/9/2014	8,071	$439,547	—	—
Daniel H. Ellinor	—	—	—		1/20/2015	—	—	9,006	$490,467
Daniel H. Ellinor	—	—	—		1/20/2016	3,686	$200,740	—	—
Daniel H. Ellinor	—	—	—		1/20/2017	5,052	$275,132	—	—

Steven G. Bradshaw	—	4,283	—	$36.65	1/8/2016	—	—	—	—
Steven G. Bradshaw	—	4,282	—	$36.65	1/8/2017	—	—	—	—
Steven G. Bradshaw	—	4,283	—	$36.65	1/8/2018	—	—	—	—
Steven G. Bradshaw	—	4,283	—	$36.65	1/8/2019	—	—	—	—
Steven G. Bradshaw	—	3,021	—	$47.05	1/5/2016	—	—	—	—
Steven G. Bradshaw	—		3,314	$48.30	1/14/2014	—	—	—	—

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Steven G. Bradshaw	—	—	3,314	$48.30	1/14/2015	—	—	—	—
Steven G. Bradshaw	—	—	3,314	$48.30	1/14/2016	—	—	—	—
Steven G. Bradshaw	—	—	3,314	$48.30	1/14/2017	—	—	—	—
Steven G. Bradshaw	—	—	3,314	$48.30	1/14/2018	—	—	—	—
Steven G. Bradshaw	—	—	3,314	$48.30	1/14/2019	—	—	—	—
Steven G. Bradshaw	—	—	3,314	$48.30	1/14/2020	—	—	—	—
Steven G. Bradshaw	—	3,595	—	$48.46	1/10/2016	—	—	—	—
Steven G. Bradshaw	—	3,596	—	$48.46	1/10/2017	—	—	—	—
Steven G. Bradshaw	—	3,596	—	$48.46	1/10/2018	—	—	—	—
Steven G. Bradshaw	—	2,746	—	$54.33	1/11/2016	—	—	—	—
Steven G. Bradshaw	—	2,747	—	$54.33	1/11/2017	—	—	—	—
Steven G. Bradshaw	2,471	—	—	$55.94	1/13/2015	—	—	—	—
Steven G. Bradshaw	—	2,471	—	$55.94	1/13/2016	—	—	—	—
Steven G. Bradshaw	—	2,471	—	$55.94	1/13/2017	—	—	—	—
Steven G. Bradshaw	—	2,471	—	$55.94	1/13/2018	—	—	—	—
Steven G. Bradshaw	—	2,472	—	$55.94	1/13/2019	—	—	—	—
Steven G. Bradshaw	—	2,472	—	$55.94	1/13/2020	—	—	—	—
Steven G. Bradshaw	—	2,472	—	$55.94	1/13/2021	—	—	—	—
Steven G. Bradshaw	—	1,847	—	$58.76	1/12/2016	—	—	—	—
Steven G. Bradshaw	—	1,847	—	$58.76	1/12/2017	—	—	—	—
Steven G. Bradshaw	—	1,847	—	$58.76	1/12/2018	—	—	—	—
Steven G. Bradshaw	—	1,847	—	$58.76	1/12/2019	—	—	—	—
Steven G. Bradshaw	—	1,847	—	$58.76	1/12/2020	—	—	—	—
Steven G. Bradshaw	—	1,847	—	$58.76	1/12/2021	—	—	—	—
Steven G. Bradshaw	—	1,848	—	$58.76	1/12/2022	—	—	—	—

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Steven G. Bradshaw	—	—	—		1/9/2014	7,885	$429,417	—	—
Steven G. Bradshaw	—	—	—		1/20/2015	—	—	5,499	$299,476
Steven G. Bradshaw	—	—	—		1/20/2016	3,686	$200,740	—	—
Steven G. Bradshaw	—	—	—		1/20/2017	2,526	$137,566	—	—

Norman P. Bagwell	—	2,857	—	$36.65	1/8/2016	—	—	—	—
Norman P. Bagwell	—	2,857	—	$36.65	1/8/2017	—	—	—	—
Norman P. Bagwell	—	2,857	—	$36.65	1/8/2018	—	—	—	—
Norman P. Bagwell	—	2,857	—	$36.65	1/8/2019	—	—	—	—
Norman P. Bagwell	—	2,183	—	$48.30	1/14/2014	—	—	—	—
Norman P. Bagwell	—	2,183	—	$48.30	1/14/2015	—	—	—	—
Norman P. Bagwell	—	2,184	—	$48.30	1/14/2016	—	—	—	—
Norman P. Bagwell	—	2,183	—	$48.30	1/14/2017	—	—	—	—
Norman P. Bagwell	—	2,184	—	$48.30	1/14/2018	—	—	—	—
Norman P. Bagwell	—	2,184	—	$48.30	1/14/2019	—	—	—	—
Norman P. Bagwell	—	2,183	—	$48.30	1/14/2020	—	—	—	—
Norman P. Bagwell	1,600	—	—	$55.94	1/13/2015	—	—	—	—
Norman P. Bagwell	—	1,600	—	$55.94	1/13/2016	—	—	—	—
Norman P. Bagwell	—	1,600	—	$55.94	1/13/2017	—	—	—	—
Norman P. Bagwell	—	1,600	—	$55.94	1/13/2018	—	—	—	—
Norman P. Bagwell	—	1,601	—	$55.94	1/13/2019	—	—	—	—
Norman P. Bagwell	—	1,601	—	$55.94	1/13/2020	—	—	—	—
Norman P. Bagwell	—	1,601	—	$55.94	1/13/2021	—	—	—	—
Norman P. Bagwell	—	—	—	—	1/9/2014	5,195	$282,920	—	—
Norman P. Bagwell	—	—	—	—	1/20/2015			3,623	$197,309
Norman P. Bagwell	—	—	—	—	1/20/2016	2,387	$129,996	—	—

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Norman P. Bagwell	—	—	—	—	1/20/2017	3,517	$191,536	—	—

(1)
Columns (b) and (c) represent stock options which vest 1/7 each year in accordance with the BOK Financial 2003 Stock Option Plan (as amended) and the BOK Financial 2009 Omnibus Incentive Plan and terminate three years after vesting.

(2)
Column (d) represents stock options granted as long-term incentive pursuant to the Executive Incentive Plan, the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 36.

(3)
Column (g) represents performance shares which are not subject to adjustment based upon the three year performance period, but which have not yet completed the five year vesting period. Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued. The performance shares may not be sold for three years unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis” on page 36.

(4)	Market value of performance shares is based on the fair market value of Company common stock on December 31, 2012.

(5)
Column (i) represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 36 herein. Performance shares vest on the fifth anniversary of the last day of the year for which the performance shares were issued. The performance shares may not be sold for three years unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis.”

PENSION BENEFITS

The Pension Plan was established in 1987 as a cash balance defined benefit pension plan. Benefits are determined based on a hypothetical account balance that accumulates over time. The account balances grow based on an interest credit on prior balances defined in the Pension Plan. In 2006, the company curtailed its contributions to the pension plan for all employees, including named executives; however, the hypothetical amounts continue to grow based on interest credit.

The normal retirement age under the Pension Plan is age 65. At that time, a participant may receive a lump sum equal to his or her account balance. The participant may also elect to receive an annuity payment from the Pension Plan.

The following table describes the present value of the named executive officers' pension benefits:

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Stanley A. Lybarger	BOKF Pension Plan	32	$543,684	$0
Steven E. Nell	BOKF Pension Plan	14	$118,848	$0
Daniel H. Ellinor	BOKF Pension Plan	2	$24,227	$0
Steven G. Bradshaw	BOKF Pension Plan	15	$152,826	$0
Norman P. Bagwell	BOKF Pension Plan	0	$0	$0

(1)
Named executives are credited with the number of years employed by the Company since the Pension Plan's inception in 1987 (through December 31, 2005 when the number of years of credited service was frozen), with the exception of Mr. Lybarger, whose credited service includes employment before the inception of the Pension Plan.

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to individual Deferred Compensation Agreements, the named executive officers (other than Mr. Bagwell, who joined BOKF in 2008) were permitted, until December 31, 2004, to defer certain compensation.  In response to IRS guidance, these Deferred Compensation Agreements were amended in December of 2004 to preclude the deferral of future compensation and subsequently terminated.  Future deferrals would require entry into a new agreement.

Mr. Lybarger is the only named executive officer who entered into an Amended and Restated 409A Deferred Compensation Agreement pursuant to which awards may be deferred. The Company maintains a record-keeping account that reflects the number of shares received upon exercise and the number of performance shares that are deferred. Mr. Lybarger may elect annually to convert all or a portion of the value measure of his deferred awards from Company stock to alternate investments.  Benefits under the Amended and Restated 409A Deferred Compensation Agreement will be paid no earlier than six months after Mr. Lybarger's retirement or termination.  However, upon a showing of financial hardship, he may be allowed to access funds in his deferred compensation account.  Benefits shall be paid in one lump sum.

The following table describes the current balance of deferral accounts:

(a)	(b)	(c)	(d)	(e)	(f)
Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ D(istributions ($)	Aggregate Balance at Last FYE ($)
Stanley A. Lybarger	$1,779,229	—	$1,945,491 (3) (5)	$—	$27,564,186
Steven E. Nell	—	—	$10,519 (4) (5)	$(142,884)	$136,601
Daniel H. Ellinor	—	—	$476 (4)	$—	$57,521
Steven G. Bradshaw	—	—	$4,291 (4) (5)	$—	$237,253

(1)	Mr. Bagwell is a named executive, but is not listed as he has no deferral account.

Earnings on deferred compensation include:

(2)	For all four named executives listed, earnings include gains or losses reported on investments in distressed asset and venture capital funds.

(3)	For Mr. Lybarger, earnings include earnings on a hypothetical portfolio of assets indexed to various debt and equity funds.

(4)	For Messrs. Nell, Ellinor and Bradshaw, earnings include interest earned on uninvested cash accrued at BOKF's money market deposit rates.

(5)	For Messrs. Lybarger, Nell and Bradshaw, earnings include dividends paid and changes in fair value of BOK Financial common stock.

POTENTIAL PAYMENTS UPON TERMINATION

Stanley A. Lybarger

The following tables show potential payments to the Chief Executive Officer under existing contracts, agreements, plans or arrangements for various scenarios involving a change-in-control or termination, assuming a December 31, 2012 termination date (except with regard to “Normal Retirement” and “Early Retirement” as described below) and, where applicable, using the closing price of BOK Financial common stock of $54.46 (as reported on NASDAQ as of December 31, 2012). Mr. Lybarger is planning to retire December 31, 2013.

Executive Payments Upon Termination (1)	Voluntary Termination	Early Retirement (Prior to Age 65(2))	Normal Retirement (Age 65 or older(2))	Involuntary not for Cause Termination (3)	Involuntary for Cause Termination (3)	Termination Event(4)	Death	Disability
Severance Payments	$0	$0	$0	$923,458(5)	$0	$923,458(5)	$496,729(6)	$0
Non-Equity Incentive	$640,093(7)	$640,093(7)	$640,093(7)	$640,093(7)	$0	$640,093(7)	$640,093(7)	$640,093(7)
Stock Options (unvested and accelerated)	$85,556(8)	$85,556(8)	$85,556(8)	$85,556(8)	$0	$85,556(8)	$85,556(8)	$85,556(8)
Performance Shares (unvested and accelerated)	$6,026,979 (8)(9)	$6,026,979 (8)(9)	$6,026,979 (8)(9)	$6,026,979 (8)(9)	$0	$6,026,979 (8)(9)	$6,026,979 (8)	$6,026,979 (8)(9)
Tax Gross-Up	$0	$0	$0	$50,585(10)	$0	$50,585(10)	$50,585(10)	$0
Health Benefits	$0	$12,242(11)	$0	$0	$0	$0	$0	$0

(1)
Executive Payments upon Termination do not include payments of deferred compensation which are described on page 65 herein. The table assumes that the CEO has been paid all amounts owed through the date of termination. CEO has agreed that for two years following termination for any reason other than termination without cause, CEO will not (i) engage in the banking business generally, or in any business in which BOKF or its affiliates is engaged, in specified trade areas, (ii) solicit clients of BOKF or its affiliates for banking business generally, or for any business in which BOKF or its affiliates is engaged, or (iii) solicit any employees of BOKF or its affiliates to seek employment with any person or entity other than BOKF or its affiliates.

(2)
Assumes the closing price of BOK Financial common stock of $54.46 (as reported on NASDAQ as of December 31, 2012) and salary, stock option, performance share and benefit information as of December 31, 2012.

(3)
BOK Financial shall be deemed to have cause to terminate CEO if one or more of the following events occur: (i) any willful failure to substantially perform CEO's obligations under his agreement, (ii) any willful act materially injurious to BOKF or (iii) any dishonest or fraudulent act.

(4)
Pursuant to the CEO's employment agreement dated June 7, 1991 (as amended and restated), a “Termination Event” gives the CEO the right to terminate his employment agreement and includes (i) a Change in Control, (ii) a reduction in annual salary other than as provided for in the agreement, (iii) change in duties which causes CEO's position with BOKF to become of less importance or responsibility or (iv) a material breach of the agreement by BOKF. A “Change in Control” occurs when either (i) Mr. George Kaiser (together with affiliated entities and family members and relatives) ceases either to be the largest shareholder of BOK Financial or BOKF (considering indirect ownership through BOK Financial) or (ii) Mr. Kaiser ceases to be Chairman of BOKF unless CEO becomes Chairman of BOKF.

(5)	Equals twelve months annual salary and a one-time payment of $70,000.

(6)	Equals six months annual salary and a one-time payment of $70,000.

(7)
Equals 75% of the CEO's annual salary which has been the historical target of annual incentive compensation under the Executive Incentive Plan as further described on page 42 herein. Payment of Non-Equity Incentives will be calculated in accordance with the Executive Incentive Plan (subject to pro-ration from the first day of such plan year (or other plan period) through the date of termination and contingent on achievement of performance goals) and made in cash on a date as soon as administratively possible within the 45 day period after the first day of the year next following the year of separation from service, other than in the event of death or disability, in which case payments will be made within 45 days of death or disability.

(8)
Assumes certain conditions including (i) CEO's continued employment through, at a minimum, December 15, 2013, (ii) the continued agreement between the CEO and the Chairman of the Board that a candidate qualified to become CEO has been recruited (and, in the event of a dispute, a determination by the Board of Directors), and (iii) that BOK Financial has maintained satisfactory performance through the date of the CEO's termination giving due consideration to the performance of the United States economy in general and peer group financial institutions in the United States in particular. The options expire no later than 185 days following CEO's termination date.

(9)
The performance shares shall, following the CEO's termination date, be subject to increase or forfeiture and shall be paid at the time and in the manner provided in the applicable BOK Financial restricted or performance share plan, subject to pro-ration from the first day of such plan year (or other plan period) through the date of termination; provided, however, that shares shall vest upon the achievement of the performance goals.

(10)	Tax gross-up on the one-time payment of $70,000 noted in footnotes 5 and 6 is calculated at the highest incremental rate actually experienced by the CEO.

(11)
In the event the CEO terminates employment after December 15, 2013, but before age 65, CEO shall be permitted to continue as a part-time employee, consultant, director with special duties or in some other capacity to the extent reasonably required to permit CEO to continue to participate in the Company's health benefits so long as CEO continues to owe a duty of loyalty to the Company and has not reached the age of 65. $12,242 is the estimated annual heath care benefit cost to the Company.

Steven E. Nell 1

Mr. Nell is not subject to an employment agreement. Upon termination he would not be entitled to any additional payment or accelerated vesting except as provided to BOKF employees generally. Pursuant to BOKF's standard severance, if terminated without cause2 on December 31, 2012, Mr. Nell would have received $183,540.

Pursuant to BOK Financial employee stock option and performance share plans in place for BOKF executives generally, in the event Mr. Nell was terminated without cause2 within twelve months following a Change of Control3, he would vest in his unvested performance shares and stock options and would have ninety days to exercise his stock options. As of December 31, 2012, Mr. Nell held $740,220 in unvested performance shares and $542,852 in unvested stock options.

Daniel E. Ellinor and Steven G. Bradshaw1

Mr. Ellinor and Mr. Bradshaw are subject to employment agreements which commenced October 15, 2003 which may be terminated by either BOK Financial or executive upon ninety days prior written notice. Pursuant to these agreements, if terminated on December 31, 2012 without cause2, Mr. Ellinor and Mr. Bradshaw would have been entitled to receive: (i) BOKF's standard severance plus an additional twelve months of annual salary for a total severance of $576,760 and $684,871 respectively and (ii) ninety days of health, 401(k) and pension benefits4 equaling $7,744 and $12,629 respectively.

Additionally, for two years following termination for cause2 and one year following termination for any other reason (including expiration of the term), both Mr. Bradshaw and Mr. Ellinor are prohibited from soliciting customers or employees of BOK Financial or its affiliates for which they will receive $3,000 every year the non-solicitation terms are in effect.

Pursuant to BOK Financial employee stock option and performance share plans for BOKF executives generally, in the event Mr. Bradshaw or Mr. Ellinor were terminated without cause2 within twelve months following a Change of Control3, they would vest in their unvested performance shares and stock options and would have ninety days to exercise their stock options. As of December 31, 2012, Mr. Ellinor held $1,405,885 in unvested performance shares and $403,510 in unvested stock options and Mr. Bradshaw held $1,067,198 in unvested performance shares and $535,824 in unvested stock options.

Norman P. Bagwell1

Mr. Bagwell is subject to an employment agreement which commenced July 7, 2008 which may be terminated by either BOK Financial or executive upon ninety days prior written notice. Pursuant to the agreement, if terminated on December 31, 2012 without cause2, Mr. Bagwell would have been entitled to receive BOKF's standard severance plus an additional twelve months of annual salary for a total severance of $443,413.

Additionally, for one year following termination for any reason other than termination by BOKF without cause, Mr. Bagwell is subject to an agreement not to compete and prohibited from soliciting customers or employees of BOK Financial or its affiliates for which he will receive $195,412 while the non-compete and non-solicitation terms are in effect.

Pursuant to BOK Financial employee stock option and performance share plans for BOKF executives generally, in the event Mr. Bagwell is terminated without cause2 within twelve months following a Change of Control3, he would vest in his unvested performance shares and stock options and would have ninety days to exercise his stock options. As of December 31, 2012, Mr. Bagwell held $801,760 in unvested performance shares and $297,682 in unvested stock options.

(1)    Executive Payments upon Termination do not include payments of deferred compensation which are described on page 65 herein, if applicable. The narrative assumes (i) that the executive has been paid all amounts owed through the date of termination, (ii) the closing price of BOK Financial common stock of $54.46 (as reported on NASDAQ as of December 31, 2012); and (iii) and salary, stock option, performance share and benefit information as of December 31, 2012. Except as expressly provided herein or amounts owed up through the date of termination, Executive does not receive any additional payments in the event of voluntary termination, early retirement (prior to age 65), retirement (age 65 or older), involuntary for cause termination, change in control, or upon death or upon disability.

(2)    For purposes of this discussion, termination of executive for cause would generally be termination for (i) failure to substantially perform his duties, (ii) committing any act which is intended to injure BOK Financial or its affiliates, (iii) conviction of any criminal act or act involving moral turpitude, (iv) committing any dishonest or fraudulent act which is material to BOKF or its affiliates, including reputation or (v) refusing to obey orders of the CEO unless such instructions would require executive to commit an illegal act, could subject executive to personal liability, would require executive to violate the terms of his agreement or are inconsistent with recognized ethical standards or inconsistent with the duties of an officer of the bank.

(3)    “Change of Control” occurs if Mr. George Kaiser, and/or members of the family of Mr. Kaiser collectively cease to own more shares of the voting capital stock of BOKF than any other shareholder (or group of shareholders acting in concert to control BOKF to the exclusion of Mr. Kaiser, affiliates of Mr. Kaiser or members of the family of Mr. Kaiser); or BOK Financial ceases to own directly or indirectly more than 50% of the voting capital stock of BOKF.

(4)    While BOK Financial no longer contributes to the pension plan, the hypothetical account balance has increased at 5.25% annually and the executive may receive this interest for the identified period.

RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY

BOK Financial has a written related party transaction policy, approved by the Risk Oversight and Audit Committee, which requires that all related party transactions reportable pursuant to SEC regulation S-K, Item 404(a) must be submitted to the Chief Financial Officer (“CFO”) for review. The Audit Committee conducts appropriate review and oversight of such transactions for potential conflict of interest situations in accordance with NASDAQ Rule 5630(a).

The related-party transaction must be intended for the benefit of the Company and made on terms no less favorable than those terms for unrelated persons. The CFO must also consider whether the transaction is occurring at arm's length and the impact of the related party transaction on financial statement accounting and disclosure.

If the CFO determines that the transaction would be material, he must present the details and his conclusion to the Chairman of the Audit Committee. The Chairman of the Audit Committee will submit the related party transaction to the Audit Committee for approval based upon the same criteria as considered by the CFO, in addition to such criteria as may be deemed relevant by the members.

The Company annually requires each of its directors and executive officers to complete a directors' and officers' questionnaire that elicits information about related person transactions. The Company's Office of General Counsel reviews all transactions disclosed in the officer and director questionnaires and discusses any transactions not previously identified with the CFO and verifies compliance with independence requirements under NASDAQ Rule 5605 and Section 162(m) of the Internal Revenue Code.
CERTAIN TRANSACTIONS

Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2012. None of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and (iii) did not involve more than normal risk of collectability or present other unfavorable features.

Certain related parties are customers of the Company for services other than loans, including consumer banking, corporate banking, risk management, wealth management, brokerage and trading, or fiduciary/trust services. The Company engages in transactions with related parties in the ordinary course of business and in compliance with applicable regulation.

BOK leases office space in the Copper Oaks and Lewis Center facilities located in Tulsa, Oklahoma, which are owned by Mr. Kaiser and affiliates. Lease payments for both facilities totaled $925,000 in 2012. BOK also leases office space in the Penn Park facility located in Oklahoma City, Oklahoma, which is owned by Mr. Kaiser and affiliates. Lease payments for this space totaled $152,000 in 2012.

QuikTrip Corporation has entered into a fee sharing agreement with TransFund, BOKF's automated teller machine (ATM) network, (“TransFund”) respecting transactions completed at TransFund ATMs placed in QuikTrip locations. In 2012, BOKF paid QuikTrip approximately $3.6 million pursuant to this agreement. Mr. Cadieux, a BOK Financial director, is Chief Executive Officer, Chairman, and a shareholder of QuikTrip Corporation.

Great Plains National Bank, located in Elk City, Oklahoma, received ATM and debit card services from TransFund for which it paid approximately $645,000 in fees. Steven Nell, the Company's Chief Financial Officer, and certain family members own approximately 14.5% of Great Plains National Bank. Mr. Nell's parents are members of the Great Plains National Bank Board of Directors.

In 2009, Argonaut VPP, an affiliate of Mr. Kaiser, entered into natural gas and oil hedges. The fair value of the hedges depends on the market price of the hedged commodities, varies from day to day, and could, on any given day, be a long or short position. BOK offsets customer positions with counterparties. On December 31, 2012, the fair value of the hedge was a $7.7 million long position from Argonaut VPP's perspective. Argonaut VPP did not enter into any new natural gas or oil hedges in 2012.

In 2011 and 2012, Griffin Communications, L.L.C. entered into two interest rate hedges with BOK. On December 31, 2012, the total fair value of the two interest rate hedges for Griffin was negative $857,000 from Griffin Communications' perspective. Mr. Griffin, a BOK Financial director, is President and Chief Executive Officer of Griffin Communications, L.L.C

On December 4, 2008, the Company entered into a $25,000,000 loan commitment with the Tulsa Community Foundation (“TCF”) to be secured by tax-exempt bonds purchased from the Tulsa Stadium Trust (an Oklahoma public trust of which the City of Tulsa is the sole beneficiary) by TCF. Stacy Kymes, Executive Vice President and Chief Credit Officer of the Company, is Vice-Chairman of the Tulsa Stadium Trust.
INSIDER REPORTING
Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2012 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of a late report as a result of an administrative error in February 2013 relating to 2,209 shares sold by Mr. Morrow in August 2012.

PROPOSALS OF SHAREHOLDERS
The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2014 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 1, 2013.
OTHER MATTERS
Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT http://www.bokf.com. COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR THROUGH THE INTERNET AT WWW.EMATERIALS.COM/BOKF OR VIA E-MAIL TO SHINKLE@BOKF.COM.

EXHIBIT A - BOK FINANCIAL CORPORATION 2003 EXECUTIVE INCENTIVE PLAN

BOK FINANCIAL CORPORATION

2003 EXECUTIVE INCENTIVE PLAN

AS AMENDED AND RESTATED

(FOR THE CHIEF EXECUTIVE OFFICER AND FOR DIRECT REPORTS TO THE
CHIEF EXECUTIVE OFFICER)

March 25, 2003
(amended and restated on April 29, 2008, April 27, 2010, April 26, 2011 and April 30, 2013)

1.
Independent Compensation Committee. In December 2002, the Board of Directors of BOK Financial Corporation (the “Company”) established an Independent Compensation Committee (the “Committee”) to administer a performance-based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Committee developed a performance-based compensation plan for 2003 and subsequent years. The plan is called the 2003 Executive Incentive Plan and is hereafter described (the “Plan”).

2.
2003 BOKF Executive Incentive Plan. The Plan consists of (i) base salary, (ii) annual incentive bonus and (iii) long term incentive compensation. The Chief Executive Officer and other officers designated by the Committee may participate in the Plan (each a “Participant”).

3.
Comparable Executive Position. On or before March 15 of each year, the Committee shall determine the comparable executive position for each Participant (a “Comparable Executive Position”) which shall be used for collecting comparable compensation data either from (i) Pay Peer (as defined below) shareholder proxy statements (in the case of Participants for whom the Committee chooses a Comparable Executive Position which is identified in the proxy statement of Pay Peers (“Proxy Participants”)) or (ii) nationally recognized executive compensation survey companies (in the case of Participants whose Comparable Executive Position is not contained in the proxy statement of Pay Peers (“Non-Proxy Participants”)). The Comparable Executive Position may be a single position (e.g. Chief Executive Officer) or an average of multiple positions (e.g. average of shareholder proxy statement positions three and four).

4.
Base Salary. The Committee shall review the base salary of each Participant on an annual basis (the “Base Salary”). The Committee shall begin its assessment of a Participant's Base Salary by comparing the median base salary of the Comparable Executive Position (i) in the case of Proxy Participants, of the Pay Peers (as defined below) from the most recently filed proxy statement and (ii) in the case of Non-Proxy Participants, from recent executive compensation survey information of peers from nationally recognized executive survey companies (“Survey Data”). The Committee may adjust the Base Salary of a Participant based upon such Participant's experience, scope and scale of position, performance history and effectiveness in building organizational capability.

5.	Annual Incentive Bonus. The annual incentive bonus shall be determined as follows:

(i) The target annual incentive bonus for each Proxy Participant shall be determined annually, on or before March 15 of each year, and shall be a percentage of the Base Salary that equals the median annual incentive bonus of the Participant's Comparable Executive Position from the previous year determined from the most recent proxy statement data for each Pay Peer, rounded to the nearest multiple of five (a “Proxy Participant Annual Incentive Target”). The target annual incentive bonus for each Non-Proxy Participant shall be determined annually, on or before March 15 of each year, and shall be a percentage of the Base Salary that equals the median annual incentive bonus of the Participant's Comparable Executive Position contained in the Survey Data, rounded to the nearest multiple of five (a “Non-Proxy Participant Annual Incentive Target”) (both Proxy Participant Annual Incentive Target and Non-Proxy Participant Annual Incentive Target shall mean “Annual Incentive Target” for purposes of calculating Annual Incentive Bonus for a Participant pursuant to this Plan).

(ii) A Participant shall be entitled to up to 200% of his or her Annual Incentive Target if the Company's earnings per share for the performance period that is the subject of the Annual Incentive Target, equals or exceeds $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like) (the “Annual Incentive Bonus”). The Committee shall adjust a Participant's Annual Incentive Bonus based upon the following performance factors: Earnings Per Share Performance, Business Unit Performance, Credit Quality or such other factors as determined by the Committee (collectively, the “Annual Incentive Bonus Factors”). Each year the Committee shall, in its sole discretion, determine the percentage of each of the Annual Incentive Bonus Factors that shall be used to determine the extent to which a Participant has achieved his or her Annual Incentive Target. To the extent the Company's earnings per share for the performance period that is the subject of the Annual Incentive Target, is less than $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the Participant shall not receive an Annual Incentive Bonus for that performance period.

(iii) “Earnings Per Share Performance” is the percentile ranking of the Company after (a) calculating the two year average earnings per share growth (“Average Growth”) for each Performance Peer (as defined below) and for the Company and (b) ranking the Company's Average Growth compared to the Performance Peers Average Growth, starting with the highest Average Growth and ending with the lowest Average Growth. A Participant shall earn that portion of his or her Annual Incentive Bonus based upon Earnings Per Share Performance (an “EPS Bonus”) using a linear interpolation pursuant to which 0% of the EPS Bonus shall be earned if the Earnings Per Share Performance is below the 30th percentile, 33% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 30th percentile, 100% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 50th percentile, and 200% of the EPS Bonus shall be earned if the Earnings Per share Performance is at the 80th percentile or above as illustrated in the following matrix:

(iv) “Business Unit Performance” is determined by comparing the two year average actual financial contribution of a business unit to its planned performance. In the case of the Chief Information Officer, “Business Unit Performance” represents expense control relative to planned expenditures. Business Unit Performance targets shall be established using standard Company methodologies and approved annually by the Committee on or before March 15 of each year. A Participant shall earn that portion of his or her Annual Incentive Bonus based upon a Business Unit Performance (the “Business Unit Bonus”) using a linear interpolation pursuant to which 0% of the Business Unit Bonus shall be earned if Business Unit Performance is below 80%, 33% of the Business Unit Bonus shall be earned if 80% of Business Unit Performance is achieved, 100% of the Business Unit Bonus shall be earned if 100% of Business Unit Performance is achieved, and 200% of the Business Unit Bonus shall be earned if 120% or more of Business Unit Performance is achieved as illustrated in the following matrix:

(v) “Credit Quality” is determined by comparing Company credit quality for the performance period to the credit quality at the Performance Peers (as defined below). Factors used to measure credit quality may include charge-offs, non-performing assets, criticized assets or such other credit quality factors as selected by the Committee. Credit Quality shall primarily be used to determine, in part, the Annual Incentive Bonus for the Chief Credit Officer, but may be used by the Committee, in its discretion, to determine Annual Incentive Bonuses for other Participants. A Participant shall earn that portion of his or her Annual Incentive Bonus based upon Credit Quality pursuant to formulas, targets and payout structures approved annually by the Committee on or before March 15 of each year.

6.
Payment of Annual Incentive Bonus. The Annual Incentive Bonus shall be paid in cash in the year following the year in which the Annual Incentive Bonus was earned by the Plan participant, subject to the conditions set forth below and in accordance with paragraph 15 herein. Notwithstanding anything in this Plan to the contrary, no Plan participant may receive an Annual Incentive Bonus of more than $2,000,000.

7.    Condition of Payment of Annual Incentive Bonus.

(i) It shall be a condition of payment of the Annual Incentive Bonus that the Plan participant be employed by the Company on the payment date whether such Plan participant's employment with the Company or its subsidiaries may have been terminated for any reason including retirement, resignation or involuntary termination (the “Payment Condition”); provided however, that the

Payment Condition may be waived (i) by the Committee, in its sole discretion (which may be exercised arbitrarily) or (ii) by a separate, written agreement between the Company and a Plan participant (i.e. an employment agreement) (a “Payment Condition Waiver”); and provided further; that the Payment Condition shall not apply in the event of a Plan participant's death, disability, or termination other than with cause (“Non-Applicability of Payment Condition”). In the event of a Payment Condition Waiver or a Non-Applicability of Payment Condition, the Annual Incentive Bonus (a) must continue to be earned in accordance with the performance measures in Section 5 above, (b) shall be paid at the time and in the manner provided in Section 6 above and (c) shall be pro-rated from the first day of the applicable Annual Incentive Bonus year through the date of termination.

(ii) For purposes of this Section 7, “termination with cause” means a Plan participant is terminated by the Company for (i) any willful failure to substantially perform such Plan participant's obligations under his employment agreement or, in the absence of an employment agreement, those obligations historically performed by such Plan participant or (ii) any willful act materially injurious to the Company, or (iii) any dishonest or fraudulent act. The Company shall be deemed to have terminated a Plan participant with cause only if a majority of the members of the Board of Directors of the Company finds that, in the good faith opinion of the majority, the Plan participant committed one or more of the acts set forth in the foregoing sentence (a “With Cause Determination”). A With Cause Determination may not be made until the Plan Participant, together with his counsel, has, if requested by the Plan Participant, an opportunity (the scope of which shall be determined by the Board in its discretion) to be heard by such majority.

8.	Long Term Incentive Compensation Target. The Long Term Incentive Compensation target shall be determined as follows:

(v)    The long term incentive compensation amount granted to each Comparable Executive Position (A) shall be obtained from each Pay Peers' most recent proxy statement (for Proxy Participants) and (B) shall be obtained from each peer contained in the Survey Data (for Non-Proxy Participants) (the “Peer Long Term Incentive Compensation Amounts”).

(vi)    The target Long Term Incentive Compensation for each Participant shall equal the median of all the Long Term Incentive Compensation Amounts corresponding to such Plan participant's Comparable Executive Position ranked from highest Peer Long Term Incentive Compensation Amount to lowest Peer Long Term Incentive Compensation Amount (the “Long Term Incentive Compensation Target”).

9.	Payment of Long Term Incentive Compensation.

(i)     Long Term Incentive Compensation shall be paid through the award of service-based restricted stock, performance-based restricted stock, or a combination of service-based and performance based restricted stock, as determined by the Committee annually prior to March 15 of the applicable year. Service-based and performance-based restricted stock which shall be issued pursuant to, and subject to the additional terms of (including restrictions and forfeiture), the BOK Financial Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan”). Performance-based restricted stock shall vest once such performance-based restricted stocks are earned in accordance Section 10 below and may not be transferred by the Participant until two years after vesting except as provided in Section 8(a) of the Omnibus Plan. Service-based restricted stock shall vest once such service-based restricted stocks are earned in accordance with Section 11 below, and may not be transferred by the Participant until two years after vesting except as provided in Section 8(a) of the Omnibus Plan.

(ii)     Dividends on service-based restricted stock shall be paid or issued commencing with the date of grant. Dividends on performance-based restricted stock shall accrue and vest three years following the date of grant, subject to the vesting of the underlying performance-based restricted stock in accordance with Section 10(i) herein, and shall be paid within ninety days of vesting. In the event a Participant receives Shares Exceeding Target (as defined below), the Participant shall receive an amount equal to the dividend value that would have been received if the Shares Exceeding Target has been granted at the beginning of the performance period.

(iii)     Performance-based restricted stock shall be subject to forfeiture to the extent not earned pursuant to Section 10 below. No more than 60,000 shares of service-based and performance-based restricted stock combined (including Shares Exceeding Target, which shall be counted in the year in which the corresponding Reviewed Restricted Stock was granted) may be issued to a single Participant in any one year.

10.	Performance-Based Compensation Measures for Performance-Based Restricted Stock.

(i)“Long Term Incentive EPS Performance” is the percentile ranking of the Company after (a) calculating the trailing three-year period earnings per share growth (determined as of the second anniversary of the end of the year in respect of which the performance-based restricted stocks were awarded) (the “Three Year EPS Average Growth”) for each Performance Peer (as defined below) and for the Company and (b) ranking the Company's Three Year EPS Average Growth compared to the Performance Peers' Three Year EPS Growth Average, starting with the highest Three Year EPS Average Growth and ending with the lowest Three Year EPS Average Growth.

(ii)Each annual award of performance-based restricted stocks shall be reviewed for performance as of the second year-end anniversary of the year in respect of which the performance-based restricted stocks were awarded (the “Reviewed Restricted Stocks”). A Participant shall earn Reviewed Restricted Stocks using a linear interpolation pursuant to which 0% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is below the 30th percentile, 33% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 30th percentile, 100% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 50th percentile, and 200% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 80th percentile or above as illustrated in the following matrix:

In the event that the Long Term Incentive EPS Performance is such that performance exceeds the target grant (e.g. 120% of target), the Participant shall receive an additional grant of performance-based restricted stock that equals the difference between the number of performance-based restricted stock that was granted at target and that which was earned pursuant to this Section 10(ii) (e.g. 20%) (the “Shares Exceeding Target”). The vesting and transfer restrictions on the Shares Exceeding Target shall be equal in duration to the Reviewed Restricted Stock earned pursuant to this Section 10(ii).

11. Performance-based Measures for Service-Based Restricted Stock.  To the extent the Company's earnings per share for the year in which service-based restricted stock are granted (the “Service-Based Performance Year”) does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the Participant shall forfeit all the service-based restricted stock granted to him or her granted in such Service-Based Performance Year on or before March 15 of the year following the Service-Based Performance Year.  Dividends paid on service-based restricted stock shall not be forfeited, even if the service-based restricted stock itself is forfeited.  To the extent the Company's earnings per share for the year following the grant of service-based restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the Participant shall retain all the service-based restricted stock granted to him or her the previous and such shares shall be earned and vest three years following the date of grant.

12. Peer Group of Banks. The Committee shall use two peer groups of bank holding companies in accordance with the following guidelines:

(i)The peer groups shall include only publicly-traded, SEC registered, United States bank holding companies (BHCs) as defined in SNL Securities Public Trading BHC Database.

(ii)The “Pay Peers” shall include ten BHCs which are immediately larger in asset size than the Company and ten BHCs which are immediately smaller in asset size than the Company. The Pay Peers shall be identified by the Committee each year on or before March 15. Notwithstanding the foregoing or anything to the contrary in this Plan, in the event the Pay Peers contain a BHC that does not have sufficient compensation data to complete the contemplated calculation under this Plan (a “Disqualified Pay Peer”), the Disqualified Pay Peer shall be eliminated from the Pay Peers and replaced with a BHC that was not already included in the Pay Peers and is the next largest BHC if the Disqualified (Pay Peer was larger than the Company, or the next smallest BHC if the Disqualified Pay Peer was smaller than the Company. Asset size means total assets reported in a BHC's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

(iii)The “Performance Peers” shall include all large and mid-cap BHCs included in the S&P 1500 index. The Performance Peers shall be identified by the Committee each year on or before March 15. The Performance Peers for each grant shall remain unchanged for the duration of any performance period (i.e. one year for annual incentive bonus and three years for long term compensation); provided however, that in the event a Performance Peer does not have sufficient earnings data to complete the contemplated calculation under this Plan (a “Disqualified Performance Peer”), the Disqualified Performance Peer shall be eliminated from the Performance Peers, not to be replaced by another BHC.

(iv)Unless otherwise provided by the Committee, the source for peer information shall be a reliable third party vendor which obtains information from public information, primarily through periodic SEC filings and company press releases.

(v)The earnings per share (“EPS”) amounts shall be diluted EPS as defined by generally accepted accounting principles.

(vi)The EPS growth is calculated as a simple average of the percentage change in EPS from one period to the next.

(vii)In the event of a bank merger, data for the surviving entity shall be used for purposes of calculations under the Plan.

13. Determination of Performance-Based Compensation. The calculation of performance based compensation by the Committee shall be binding upon all participants provided only that the Committee acts in good faith.

14. Downward Adjustment of Compensation. One hundred percent of the Annual Incentive Bonus and one hundred percent of the Long Term Incentive Compensation shall be subject to downward adjustment at the discretion of the Committee based upon recommendations of the Chief Executive Officer.

15. Time and Payment of Performance-Based Compensation. All performance-based compensation intended to comply with Section 162(m) must be certified by the Committee prior to payment. The Annual Incentive Bonus shall be calculated and paid prior to March 15 of the year following the year for which the Annual Incentive Bonus was earned. The Long Term Incentive Compensation shall be calculated and granted prior to March 15 of the year following the year for which the Long-Term Incentive was earned.

16. Selected Officers. Selected officers who are not then subject to Section 162(m) of the Internal Revenue Code may be paid discretionary compensation based upon achievement of individual objectives as determined by the Chief Executive Officer.

17. Recoupment of Incentive Compensation. In the event incorrect financial information or results were used as a basis for calculation of incentive compensation made pursuant to the Plan, the Independent Compensation Committee shall review the facts and circumstances giving rise to the incorrect information or results and may recommend to the Board of Directors, and the Board of Directors may direct, remedial action including the forfeiture of unpaid incentive compensation and/or the restitution of paid incentive compensation.  The Board of Directors, in its discretion, may require that the foregoing forfeiture or restitution be made by any executive who is accountable for the incorrect financial information or results, as well as any executive who erroneously benefits from the incorrect financial information or results.

18. Effective Date. Upon shareholder approval, the terms of this Amended and Restated 2003 Executive Incentive Plan shall become effective January 1, 2014.

19. Conflict. In the event of a conflict between this Plan and the Omnibus Plan, this Plan shall prevail. In the event of a conflict between the Plan and a Participant's employment agreement, the employment agreement shall prevail.

EXHIBIT B - BOK FINANCIAL CORPORATION 2009 OMNIBUS INCENTIVE PLAN
BOK FINANCIAL CORPORATION

2009 OMNIBUS INCENTIVE PLAN
Adopted by Action of the Independent Compensation Committee of
BOK Financial Corporation taken February 24, 2009
Adopted by Certificate of Action of the Board of Directors of
BOK Financial Corporation dated February 24, 2009
Approved by Shareholders of BOK Financial Corporation on April 28, 2009
(Amended and Restated on April 30, 2013)
THIS 2009 OMNIBUS INCENTIVE PLAN (the “Plan”) of BOK Financial Corporation (the “Company”), an Oklahoma corporation with its principal office in Tulsa, Oklahoma, sets forth the terms and conditions under which stock options and restricted stock may be granted from time to time to its officers, executives, and key employees, subject to the following provisions:
1.    Purpose. The purpose of the Plan is to advance the interests of the Company by awarding to certain officers, executives, and other key employees of the Company and its subsidiaries who make exceptional contributions to the Company by their ability, loyalty, industry, and innovativeness: (a) stock options (“Stock Options”) to purchase shares of the common capital stock of the Company, par value $0.00006 per share (“Common Stock”), and/or (b) restricted shares of the Common Stock (“Restricted Stock”). The Company intends that the Plan will closely associate the interests of officers, executives, and key employees with those of the Company's shareholders and will facilitate securing, retaining, and motivating officers, executives, and employees of high caliber and potential.
2.    Administration.
(a)    Awards of Stock Options and/or of Restricted Stock pursuant to the Executive Incentive Plan. Stock Options or Restricted Stock awarded pursuant to the 2003 Executive Incentive Plan, as amended (the “EIP”) shall be administered by the Independent Compensation Committee of the Board of Directors (the “Committee”) of the Company (the “EIP Awards”). With regard to the EIP Awards, the Committee shall have full and final authority in its discretion to interpret conclusively the provisions of the Plan; to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the award to be made and the amount, size, terms and restrictions of each such award; to determine the time when awards will be granted; and to make all other determinations necessary or advisable for the administration of the Plan.
(b)    Awards of Stock Options and/or of Restricted Stock outside of the Executive Incentive Plan. Stock Options or Restricted Stock awarded other than pursuant to the EIP shall be administered by the Chief Executive Officer (the “CEO”) (the “Non-EIP Awards”). With regard to the Non-EIP Awards, the CEO shall have full and final authority in his discretion to interpret conclusively the provisions of the Plan; to decide all questions of fact arising in its application; to determine the employees to whom awards shall be made under the Plan; to determine the award to be made and the amount, size, terms and restrictions of each such award; to determine the time when awards will be granted; and to make all other determinations necessary or advisable for the administration of the Plan.
3.    Shares Subject to Plan. The shares issued under the Plan, whether issued as Stock Options or as Restricted Stock or some combination of Stock Options and Restricted Stock, shall not exceed in the aggregate six million (6,000,000) shares of Common Stock. Such shares shall be authorized and unissued shares. Any shares which are awarded hereunder and subsequently forfeited shall again be available under the Plan.
4.    Participants. Persons eligible to participate in the Plan and to receive awards of Stock Options or Restricted Stock under the Plan shall be limited to full-time employees of the Company and its subsidiaries who, in the judgment of the Committee or the CEO, make a significant impact upon the profitability of the Company through their decisions, actions and counsel. Those employees to whom awards of Stock Options or Restricted Stock are granted (“Participants”) shall be notified by a letter of award (“Award Letter”), which shall bear the date on which the Award Letter is issued (the “Award Date”).
5.    Maximum Shares Per Participant. No more than 250,000 shares of Common Stock subject to Stock Options, and no more than 150,000 shares of Restricted Stock, shall be issued to a single Participant in any single year.
6.    The Stock Options.    The Stock Options established hereby are the right to purchase shares of Common Stock of the Company on the terms and conditions hereafter set forth in this and succeeding sections of the Plan:
(a)    Participants may receive awards of Stock Options at any time prior to April 30, 2023.
(b)    The Stock Options owned by each Participant shall entitle the Participant, subject to the terms and conditions hereof, and, if applicable, the terms of the EIP, to purchase that number of shares of Common Stock set forth in one or more Award Letters delivered to the Participant from time to time (“Stock Option Shares”).
(c)    The purchase price of shares subject to the Stock Options shall be the fair market value for BOK Financial Common Stock on NASDAQ on the Award Date (the “Option Price”).
(d)    The Stock Options may be exercised in accordance with, and only in accordance with, the following schedule:
(i)    At any time and from time to time one calendar year after the Award Date and prior to four calendar years after the Award Date, with respect to one seventh (1/7) of the Stock Option Shares set forth in the Award Letter.
(ii)    At any time and from time to time two calendar years after the Award Date and prior to five calendar years after the Award Date, with respect to one seventh (1/7) of the Stock Option Shares set forth in the Award Letter.
(iii)    At any time and from time to time three calendar years after the Award Date and prior to six calendar years after the Award Date, with respect to one seventh (1/7) of the Stock Option Shares set forth in the Award Letter.
(iv)    At any time and from time to time four calendar years after the Award Date and prior to seven calendar years after the Award Date, with respect to one seventh (1/7) of the Stock Option Shares set forth in the Award Letter.

(v)    At any time and from time to time five calendar years after the Award Date and prior to eight calendar years after the Award Date, with respect to one seventh (1/7) of the Stock Option Shares set forth in the Award Letter.
(vi)    At any time and from time to time six calendar years after the Award Date and prior to nine calendar years after the Award Date, with respect to one seventh (1/7) of the Stock Option Shares set forth in the Award Letter.
(vii)    At any time and from time to time seven calendar years after the Award Date and prior to ten calendar years after the Award Date, with respect to one seventh (1/7) of the Stock Option Shares set forth in the Award Letter.

(e)    The Stock Options may be exercised only by delivering (i) a written notice of exercise (stating the fact that Stock Options are being exercised, the Award Date, and the number of shares being purchased) and (ii) payment in full of the purchase price of the shares being purchased to the Compensation Department of Human Resources of BOKF, National Association. Payment shall be made (i) by personal check of the Participant, (ii) in cash or its equivalent, or (iii) by tendering shares of Common Stock having a value equal to the purchase price based on the closing price quoted for Common Stock on NASDAQ on the trading day immediately preceding the date of exercise, or (iv) a combination of (i), (ii), or (iii).

7.    The Restricted Stock. Restricted Stock may be issued pursuant to the Plan in the form of “Service-Based Restricted Stock” or “Performance-Based Restricted Stock”.

(a) Service-Based Restricted Stock. Subject to (i) the provisions of Section 8(b), (d) and (e) and (ii) for EIP Awards, Sections 9 and 11 of the EIP, Service-Based Restricted Stock shall vest three years after the date of grant and may not be transferred by the Participant (except as provided in Section 8(a)) until two years after vesting (the “Service-Based Restricted Stock Period”). Dividends on Service-Based Restricted Stock shall be vested and paid commencing with the date of grant.

(b) Performance-Based Restricted Stock. Subject to the provision of Section 8(b), (d) and (e), Performance-Based Restrictive Stock shall vest after being earned in accordance with, Sections 9 and 10 of the EIP with respect to EIP Awards and Sections 7(b)(i) and (ii) below with respect to Non-EIP Awards, and may not be transferred by the Participant (except as provided in Section 8(a)) until two years after vesting (the “Performance-Based Restricted Stock Period”). Performance-Based Restricted Stock shall be issued to Non-EIP Participants as follows:

(i)
Targets for Non-EIP Awards of Performance-Based Restricted Stock. Prior to awarding Performance-Based Restricted Stock to Non-EIP Participants, the Chief Human Resources Officer shall determine, and the Chief Executive Officer shall approve, the target performance incentive compensation for each Non-EIP Participant (the “Non-EIP Performance Incentive Compensation Target”).

(ii)	Performance-Based Compensation Measures for Non-EIP Awards of Performance-Based Restricted Stock.

A.
“Restricted-Stock EPS Performance” is the percentile ranking of the Company after (a) calculating the trailing three-year period earnings per share growth (determined as of the second anniversary of the end of the year in respect of which the performance-based restricted shares were awarded) (the “Three Year EPS Average Growth”) for each Performance Peer (as defined below) and for the Company and (b) ranking the Company's Three Year EPS Average Growth compared to the Performance Peers' Three Year EPS Growth Average, starting with the highest Three Year EPS Average Growth and ending with the lowest Three Year EPS Average Growth.

B.
Each annual award of performance-based restricted shares shall be reviewed for performance as of the second year-end anniversary of the year in respect of which the performance-based restricted shares were awarded (the “Reviewed Restricted Shares”). A Participant shall earn Reviewed Restricted Shares using a linear interpolation pursuant to which 0% of the Reviewed Restricted Shares shall be earned if the Restricted Stock EPS Performance is below the 30th percentile, 33% of the Reviewed Restricted Shares shall be earned if the Restricted Stock EPS Performance is at the 30th percentile, 100% of the Reviewed Restricted Shares shall be earned if the Restricted Stock EPS Performance is at the 50th percentile, and 200% of the Reviewed Restricted Shares shall be earned if the Restricted Stock EPS Performance is at the 80th percentile or above as illustrated in the following matrix:

In the event that the Restricted Stock EPS Performance is such that performance exceeds the target grant (e.g. 120% of target), Participant shall receive an additional grant of performance-based restricted stock that equals the difference between the number of Performance-Based Restricted Stock that was granted at target and that which was earned pursuant to this Section 7(b)(ii) (e.g. 20%) (the “Shares Exceeding Target”). The vesting and transfer restrictions on the Shares Exceeding Target shall be equal in duration to the Reviewed Restricted Shares earned pursuant to this Section 7(b)(ii).

(iii)
Dividends. Dividends on Non-EIP Awards of Performance-Based Restricted Stock shall accrue, vest and be paid three years following the date of grant, subject to the vesting of the underlying Performance-Based Restricted Stock in accordance with Section 7(b)(ii) above. In the event a Non-EIP Participant receives Shares Exceeding Target, the Participant shall receive an amount equal to the dividend value that would have been received if the Shares Exceeding Target has been granted at the beginning of the performance period.

(iv)	Forfeiture. Non-EIP Awards of Performance-Based Restricted Stock, and any corresponding dividends, shall be subject to forfeiture to the extent not earned pursuant to Section 7(b)(ii) above.

(v)	Peer Groups. The peer banks which shall be used to earnings per share comparisons for Non-EIP Awards under the Plan shall be determined as follows:

A.	The peer groups shall include only publicly-traded, SEC registered, United States bank holding companies (BHCs) as defined in SNL Securities Public Trading BHC Database.

B.
The “Performance Peers” shall include all large and mid-cap BHCs included in the S&P 1500 index. The Performance Peers shall be identified by the Committee each year on or before March 15. The Performance Peers for each grant shall remain unchanged for the duration of any performance period (i.e. one year for annual incentive bonus and three years for long term compensation); provided however, that in the event a Performance Peer does not have sufficient earnings data to complete the contemplated calculation under this Plan (a “Disqualified Performance Peer”), the Disqualified Performance Peer shall be eliminated from the Performance Peers, not to be replaced by another BHC.

C.
Unless otherwise provided by the Committee, the source for peer information shall be a reliable third party vendor which obtains information from public information, primarily through periodic SEC filings and company press releases.

D.	The earnings per share (“EPS”) amounts shall be diluted EPS as defined by generally accepted accounting principles.

E.	The EPS growth is calculated as a simple average of the percentage change in EPS from one period to the next.

F.	In the event of a bank merger, data for the surviving entity shall be used for purposes of calculations under the Plan.
(c) Special Grants. The CEO, at his option, may issue special grants of Service-Based or Performance-Based Restricted Stock for hiring and retention purposes (“Special Grants”). The Award Letter provided to the Participant shall specify the terms and conditions upon which restrictions on Special Grants shall lapse (the “Special Grant Restricted Stock Period”).
(d) Book Entry. Service-Based and Performance-Based Restricted Stock shall be issued and outstanding on the shareholder ledgers maintained by the Company's transfer agent. No physical certificates shall be issued for the Restricted Stock. The Company, without further action by a Participant, may cancel such Participant's Restricted Stock in accordance with the Plan, the EIP, Award Letters, or Employment Agreements.

8.    Restrictions and Forfeiture. All Stock Options and Restricted Stock granted under the Plan shall be evidenced by the Award Letter provided to the Participant, and be subject to its terms and to the terms of this Plan, including the following restrictions and forfeitures:
(a)    Non-Transferability.

(i)
Stock Options awarded may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will, by the laws of descent and distribution, or by court order or decree.

(ii)
Restricted Stock awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the applicable Service-Based Restricted Stock Period or Performance-Based Restricted Stock Period specified herein, other than by will, by the laws of descent and distribution, or by court order or decree; provided however, that a participant may sell an amount of Restricted Stock equal in value to the tax withholding amount arising from the vesting of Restricted Shares.

(b)    Forfeiture. All Stock Options (to the extent not previously exercised) and all Restricted Stock (regardless of issue date), will terminate and be forfeited if the Participant's employment with the Company or its subsidiaries is terminated for any reason, including death, disability, retirement, resignation or involuntary termination (whether such involuntary termination is with or without cause), provided:
(i) In the event (A) a Participant has provided the Company with at least one year's prior written notice of his or her intent to retire and (B) the Participant has reached a minimum age of 60 and has a combined age and years of service with the Company that equals or is greater than 70 then (C) Service-Based Restricted Stock held by the Participant at the time of retirement shall not be automatically forfeited, but shall vest on a prorated basis based upon the amount of time the Participant was employed with the Company during the three year vesting period applicable to a Service-Based Restricted Stock grant (e.g. 50% of a Service-Based Restricted Stock grant would vest for a Participant who retired 18 months following the grant date) and such vested Service-Based Restricted Stock must continue to be held by the Participant during the Service-Based Restricted Stock Period, (D) Performance-Based Restricted Stock held by the Participant at the time of retirement shall not be automatically forfeited, but shall have the opportunity to vest on a prorated basis based upon the amount of time the Participant was employed by the Company during the three year performance period and attaining the performance goals set forth in Section 7 for Non-EIP Awards and Section 10 of the EIP for EIP Awards (e.g. 50% of a Performance-Based Restricted Stock grant would be eligible for vesting (if performance goals were met) for a Participant who retired 18 months following a grant of Performance-Based Restricted Stock), and any such vested Performance-Based Restricted Stock must continue to be held during the Performance-Based Restricted Stock Period and (E) unvested Stock Options granted pursuant to an Award Letter and held by the Participant at the time of retirement shall not be automatically forfeited, but shall vest on a prorated basis determined pursuant to formula where the number of whole months the Participant was employed during the vesting year would be the numerator and the number of months in the seven year stock option vesting period (i.e. 84) which would be the denominator (e.g. if Stock Option grant was made January 1, 2014, and the Participant retired May 1,

2019, 4/84 of the Stock Option Shares set forth in an Award Letter would vest upon retirement) and any such Stock Options must be exercised as provided in Section 8(iii) below;
(ii) In the event of the termination of employment of a Participant by reason of death or disability, the Participant (or in the event of death, the personal representative of the Participant) may (A) exercise, any of Participant's Stock Options which the Participant had the right to exercise immediately preceding the date of the Participant's termination of employment within the period of time such Participant could have, but for such termination, exercised such Stock Options and (B) if the Participant, at the time of death or disability, met the requirements of Section 8(b)(i)(B) above, then (C) Service-Based Restricted Stock held by the Participant at the time of death or disability shall vest on a prorated basis based upon the amount of time the Participant was employed with the Company during the three year vesting period applicable to a Service-Based Restricted Stock grant (e.g. 50% of a Service-Based Restricted Stock grant would vest for a Participant who died or became disabled 18 months following the grant date) and become unrestricted; (D) Performance-Based Restricted Stock shall not be forfeited, but shall have the opportunity to vest on a prorated basis based upon the amount of time the Participant was employed by the Company during the three year performance period and attaining the performance goals set forth in Section 7 for Non-EIP Awards and Section 10 of the EIP for EIP Awards (e.g. 50% of a Performance-Based Restricted Stock grant would be eligible for vesting (if performance goals were met) for a Participant who was died or became disabled 18 months following a grant of Performance-Based Restricted Stock) and become unrestricted and (E) unvested Stock Options granted pursuant to an Award Letter and held by the Participant at the time of death or disability shall not be automatically forfeited, but shall vest on a prorated basis determined pursuant to formula where number of whole months the Participant was employed during the vesting year would be the numerator and the number of months in the seven year stock option vesting period (i.e. 84) which would be the denominator (e.g. if Stock Option grant was made January 1, 2014, and the Participant's employment terminated for death or disability May 1, 2019, 4/84 of the Stock Option Shares set forth in an Award Letter would vest upon death or disability) and any such Stock Options must be exercised as provided in Section 8(iii) below;
(iii) In the event of termination of employment of a Participation by reason of resignation, retirement or involuntary termination which is other than “for cause” as defined in Section 8(b)(vi) below, or in the event of death or disability as provided in Section 8(b)(ii) above, the Participant (or in the event of death, the personal representative of the Participant) may exercise, within 90 days of the date of the Participant's termination of employment or death or disability, any of Participant's Stock Options which the Participant had the right to exercise immediately preceding the date of the Participant's termination of employment.
(iv) In the event a Participant's employment is involuntarily terminated by the Company without cause (as described below) and such involuntary termination without cause is within one year following a Change of Control (as defined below), the Participant may purchase, within 90 days of the date of the Participant's termination of employment, all of Participant's Stock Option Common Shares (to the extent not previously purchased), and all the restrictions on the Participant's Restricted Stock shall lapse.

(v) A “Change of Control” shall be deemed to have occurred if, and only if:
(A) George B. Kaiser, affiliates of George B. Kaiser, and/or members of the family of George B. Kaiser and/or the George Kaiser Family Foundation and/or any charitable trust (including any charitable income trust), or other charitable legal entity created by George B. Kaiser collectively cease to own more shares of the voting capital stock of Company than any other shareholder (or group of shareholders acting in concert to control the Company to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, members of the family of George B. Kaiser or the George Kaiser Family Foundation); or,
(B) The Company shall cease to own more than 50% of the voting capital stock of BOKF, National Association.
(vi) A Participant shall be deemed to have been terminated “with cause” if the Board of Directors of the Company determines (in its sole discretion provided only that such discretion is exercised with honesty in fact) that the Participant was terminated by reason of (A) any failure to sub-stantially perform Participant's employment obligations to the Company in a satisfactory manner, (B) any intentional act materially injurious to the Company, (C) any act of moral turpi-tude, (D) any material dishonest or fraud-u---lent act, or (E) any refusal to obey orders or instructions of the Participant's appropriate supervisors or seniors.
(vii) A Participant shall be deemed employed by the Company so long as and only so long as the employee is in the employment of BOK Financial Corporation or a direct or indirect subsidiary of BOK Financial Corporation in which BOK Financial Corporation owns, directly or indirectly, more shares of the voting capital stock than any other shareholder (or group of shareholders acting in concert to control such subsidiary to the exclusion of the Company).
(viii) Dividends paid or payable on the Restricted Stock prior to forfeiture will not be forfeited or otherwise need to be refunded to the Company, even if the shares themselves have been forfeited.

(c) Resale. Common Stock acquired by a Participant pursuant to the Plan may be resold only pursuant to the provisions of Section 19 hereof.
(d) EIP Restrictions. Stock Options and Restricted Stock awarded pursuant to the EIP are subject to the performance measures and terms of the EIP. In the event there is a conflict between this Plan and/or an Award Letter and the EIP, the EIP shall control.
(e) Individual Employment Agreements. Stock Options and Restricted Stock issued pursuant to, or governed by, an individual employment agreement between a Participant and the Company or one of its affiliates (an “Employment Agreement”) shall be subject to the terms of such Employment Agreement. In the event of a conflict between the Plan and an Employment Agreement, the Employment Agreement shall prevail.
9.    Fair market value. Fair market value as of any date shall be the closing price at which shares of Company Common Stock were sold on the valuation day as quoted by NASDAQ or, if there were no sales on that date, then on the last day prior to the valuation day during which there were sales (the “Fair Market Value”).

10.    Rights to Terminate Employment. Nothing in the Plan or in any Award Letter shall confer upon any Participant the right to continue in the employment of the Company, nor affect any right which the Company may have to terminate the employment of such Participant.
11.    Withholding. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to withhold from sums due the Participant, or to require the Participant to remit to the Company, any amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate for such shares.
12.    Tax Effects.
(a) The Plan is not qualified under Section 401(a) of the Internal Revenue Code.
(b) Unless otherwise allowed or required by tax law, the Company will be entitled to an income tax deduction (i) with regard to Stock Options, at the date of exercise of the Stock Options by the Participants and (ii) with regard to Restricted Stock when the Restricted Stock vests. The amount of the deduction will be equal to (i) with regard to Stock Options, the spread between the Fair Market Value and the Option Price and (ii) with regard to Restricted Stock, the Fair Market Value of the Restricted Stock on the vesting date
(c) Participants should consult their tax advisors as to the tax effect of Stock Options and Restricted Stock received under the Plan as individual circumstances and changes to tax laws and regulations may change the tax treatment of the Stock Options and Restricted Stock. Generally, Participants will recognize income (i) with regard to Stock Options, at the date of exercise of the Stock Options and (ii) with regard to Restricted Stock, on the vesting date (unless the Participant elects to recognize income on the date of grant), in an amount equal to the deduction allowed to the Company, as Section 12(b) above. Income recognized due to the exercise of a Stock Option or vesting of Restricted Stock will be subject to withholding and reported to the employee on form W-2. Generally, participants will not be subject to any further income recognition until a taxable transaction occurs involving the vested stock, in the case of Restricted Stock, or the purchase of stock, in the case of Stock Options. The basis in the stock is equal to the (i) Fair Market Value at the date of exercise for the Stock Options and (ii) the Fair Market Value at the date of vesting for the Restricted Stock, and future transactions will be subject to capital asset rules. However, the amount of taxable income and the basis on the Restricted Stock will also depend on whether the Participant makes an 83(b) election under the Internal Revenue Service code.
13.    Non-Uniform Determinations. The determinations by the Committee or the CEO under the Plan (including, without limitation, determinations of the persons to receive awards, the form, amount and the timing of such awards, and the terms and provisions of such awards) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, regardless of whether such persons are similarly situated.
14.    Adjustments. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee and/or the CEO shall appropriately adjust the number and class of shares which may be issued under the Plan and shall provide for corresponding equitable adjustments in shares previously awarded and still subject to restrictions hereunder.
15.    Amendment. The Board of Directors of the Company may discontinue, suspend or amend the Plan at any time, except that without shareholder approval, the Board of Directors may not materially (a) increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to paragraph 14 hereof); (b) increase the benefits accruing to participants under the Plan; (c)

modify the requirements as to eligibility for participation in the Plan; or (d) modify the Plan in a way which, by law or regulation, would require shareholder approval. Stock Options issued pursuant to the Plan may not be re-priced.
16.    Effect on Other Plans. Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company, and any awards made pursuant to the Plan shall not be used in determining the benefits provided under any other plan of the Company, unless specifically provided in such other plan.
17.    Duration of the Plan. Upon shareholder approval at the 2013 Annual Meeting of Shareholders, this Amended and Restated 2009 Omnibus Plan shall be effective as of January 1, 2013 (the “Effective Date”). The Plan shall remain in effect until all Stock Options awarded under the Plan have been exercised or have expired or all Restricted Stock awarded under the Plan are free of all restrictions imposed by the Plan and applicable Award Letters, whichever is later, but no award shall be made more than ten years after the Effective Date.
18.    Successors. This Plan shall bind any successor of the Company, its assets or its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company's obligations under this Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in the Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.
19.    Reoffer or Resale of Common Stock Acquired Pursuant to the Plan. The reoffer or resale of Company Common Stock acquired by a Participant pursuant to the Plan shall be subject to the following terms and conditions:
(a) If the Participant is an affiliate of the Company, the reoffer or resale of Company Common Stock may be made by the Participant only (i) by means of a reoffer prospectus pursuant to an effective registration statement on Form S-8 or (ii) in accordance with the provisions of SEC Rule 144 or (iii) pursuant to the determination of the Company's general counsel that there is an available exemption under the federal and state securities laws.
(b) If the Participant is not an affiliate of the Company, the reoffer or resale is not subject to restriction, except as set forth in Section 19(c) of this Plan.
(c) Prior to reoffering or reselling any Company Common Stock acquired pursuant to this Plan, the Participant shall advise the Compensation Department of Human Resources of BOKF, National Association which shall refer the matter to the Company's general counsel. The Company's general counsel shall determine whether the Participant is an affiliate or a non-affiliate of Company. If the Company's general counsel determines Participant is an affiliate, the Participant shall offer and sell the Company Common Stock only as provided by Section 19(a).
20.    Miscellaneous Provisions. The following miscellaneous provisions shall apply to the Plan:
(a) This Plan is made and executed in Tulsa County, Oklahoma;
(b) This Plan shall be subject to, and interpreted in accordance with, the laws of the State of Oklahoma;

(c) This Plan is the entire agreement of the parties respecting the subject matter hereof. There are no other agree-ments, whether oral or written, respecting the subject matter hereof;
(d) Headings used in the Plan are for convenience only, do not modify or affect the meaning of any provision herein, and shall not serve as a basis for interpretation or construction of the Plan;
(e) Rights and obligations arising under the Plan may not be assigned; and

(f) In any action brought by a party hereto to enforce the obligations of any other party hereto, the prevailing party shall be entitled to collect from the opposing party to such action such party's reasonable litigation costs and attorneys' fees and expenses (including court costs, reasonable fees of accountants and experts, and other expenses incidental to the litigation).
21.     Additional Information.
(a) The Plan is not subject to the provisions of the Employee Retirement Income Security Act.
(b) No reports shall be required to be delivered to the Participants as to the status of their participation in the Plan. However, a Participant may contact the Compensation Department of Human Resources of BOKF, National Association to determine information regarding status of restrictions on shares issued pursuant to the Plan.
22.    Incorporation of Certain Documents by Reference. The Company is subject to the information reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “Commission”). The following documents filed with the Commission are incorporated in this part of the Section 10(a) Prospectus by reference:
(a) Registration Statement on Form S-1 and the Prospectus included therein (Registration No. 33-40950), as amended, filed under the Securities Act of 1933 with the Commission and declared effective on August 13, 1991;
(b) Registration Statement on Form 10 (Registration No. 0-19341), filed under the Exchange Act with the Commission, and subsequent amendments thereto filed on Form 8;
(c) Information Statement and Prospectus Supplement filed with the Commission on November 20, 1991, under the Exchange Act and also under the Securities Act of 1933;
(d) The description of Company's capital stock contained on page 2 in the Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0‑19341), including any amendment or report filed for the purpose of updating such description;
(e) Annual Report on Form 10-K filed with the Commission on February 27, 2013; and
(f) Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration statement and to be part thereof from the date of filing of such documents.
All documents incorporated by reference in this part of the Section 10(a) Prospectus and all other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933 may be obtained, without charge, upon written or oral request to the Compensation Department of Human

Resources of BOKF, National Association at P.O. Box 2300, Tulsa, Oklahoma 74192, telephone number (918) 588-6547. Any additional information about the Plan or its administrators may also be obtained by contacting the Compensation Department of Human Resources of BOKF, National Association.

EXHIBIT C - RISK COMMITTEE CHARTER

Mission

The Risk Committee (the “Committee”) of BOK Financial Corporation (the “Company”) shall assist the Board of Directors (the “Board”) in providing oversight of the Company's enterprise-wide risk management practices.
The Committee shall take appropriate actions to monitor the overall corporate “tone” for quality enterprise-wide risk management, sound business risk practices, and appropriate corporate governance, including ethical behavior.

Organization

Membership. The Committee shall consist of three or more directors including a Committee Chairman appointed by the Board. Each member of the Committee shall be independent in accordance with the requirements of Item 407 of Regulation S-K of the Securities and Exchange Act. Members shall serve one year terms and are subject to reappointment by the Board annually. The Board may, in its sole discretion, replace Committee members at any time.

At least one member shall have risk management expertise commensurate with the Company's capital structure, risk profile, complexity, activities, size, and other appropriate risk-related factors.

Meetings. The Committee shall meet at least quarterly and as often as the Committee deems necessary to fulfill its responsibilities. The times and places for such meetings will be determined by the Chairman. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee shall document and maintain records of proceedings in minutes, including risk management decisions. The Committee may meet separately in executive session with the Chief Risk Officer, Chief Executive Officer, and General Counsel as deemed appropriate.

Chief Risk Officer. The Company's Chief Risk Officer reports to the Chief Executive Officer and the Risk Committee and provides reports at least quarterly to the Committee. The Chief Risk Officer meets with the Committee Chair, as necessary.

Authority and Responsibilities

The Committee has the authority and responsibilities set forth in this Charter for oversight of the Company's enterprise-wide risk management practices. Management is responsible for defining and executing the Company's enterprise-wide risk management program, using the risk framework and risk appetite statement approved by the Board. In performing this oversight, the Committee shall have the authority to review and approve:

1.	The Company's risk framework and risk appetite statement.

2.	Overall risk limitations appropriate to the major business lines of the Company.

3.	Policies and procedures related to risk management governance, risk management practices and risk control infrastructure.

4.	Processes and systems for identifying and reporting risk and risk assessments, including strategic and operating risks, and emerging risks, among others.

5.	Monitoring processes for compliance with the Company's risk limit structure, including risk controls.

6.	Reports of stress testing, gap analysis, policy limit violations, and other control deficiencies and implementation of corrective actions.

7.	Management and Committee authority levels, including individuals designed to carry out risk management responsibilities.

8.	Integration of risk management and control objectives in management goals.

9.	The Company's corporate insurance program and related strategies.

10.	Management's strategy for addressing regulatory matters relevant to the Committee's responsibilities.

The Committee shall have the responsibility to review management reports, including:

Risk Management Reports. Reports of internal management risk committees; customer and counterparty exposures, risk assessments; insurance profiles; critical model validations; critical third-party vendors; correspondent bank exposure; litigation and loss contingency matters (shared with Audit Committee); corporate governance matters; strategic and emerging risks; and product innovation reports.

Treasurer's Reports. Reports on capital adequacy; liquidity risk management; interest rate risk profile; investment portfolio performance; risk profile and valuation models; and capital and liquidity stress test results. At least annually, the Committee shall review and approve the Company's capital adequacy and contingency funding plan, risk limits, capital policies, stress tests, and other policies and key modeling assumptions as required by regulation.

Operation's Reports. Reports on operational risk; operational risk assessments; business resiliency and resumption; vendor management; information security developments and practices; consumer information protection and privacy matters; loss control information; critical project risks and priorities; data loss prevention initiatives, and emerging operational and technological risks. At least annually, the Committee shall review and approve information security policies and procedures, and other policies as required by regulation.

Other Reports. Special reports by other management personnel will be presented throughout the year, in verbal or written form, to address regulatory requirements and risks in those respective areas. Special reports shall include, but are not limited to, mergers and acquisitions activities, alternative investments, third party vendor management, consultant or advisory reports, and regulator reports.

The Committee's responsibilities shall remain flexible in order to best react to changing conditions and circumstances. The Committee has the authority to engage legal counsel or third parties as necessary to meet its responsibilities.

Administration

Agenda. The Chairman shall determine the Committee's annual agenda, including meeting frequency and topics to be covered. The Chief Risk Officer shall complete the quarterly meeting agendas and a Chairman's Summary for the Chairman's review in advance of the meeting.

A typical agenda will include regular reports of risk management, the treasurer and operational risk activities of the Company, as outlined above.

Other Board Committees. The Board recognizes that risk management is an inclusive process requiring input from all Board Committees. Credit matters are addressed in the Credit Committee of the Board, audit and compliance matters are addressed in the Audit Committee of the Board, and executive compensation matters are covered in the Executive Compensation Committee of the Board.

At least annually, the Committee Chair shall meet with the Chairs of the other Board committees to discuss the impact of those committee's activities on the Committee's oversight responsibilities for enterprise-wide risk management. These discussions may occur in the regular Board meetings or in separate meetings.

Meeting Materials and Conduct. Committee members will receive materials in advance of the meeting. The materials will include executive summaries allowing the Committee to focus its discussion on key risks and significant matters. Materials will be delivered in electronic form, and will include an agenda, executive summaries, reports necessary to meet the Committee's responsibilities and other information as required by regulation or as necessary.

During the meeting, the Committee will discuss significant matters first, and will address routine and other matters as the meeting progresses. Any scheduled approval or discussion items will be highlighted to Committee Members in advance of the meeting. The meeting format shall allow sufficient time to cover the Committee's responsibilities, and an opportunity for open dialogue and questions of management.

At least annually at the beginning of the year, the Committee shall: review its own performance and the performance of the Chief Risk Officer; for the past year, assess the adequacy of its Charter plan any necessary changes, including training as necessary.

Reports to Board of Directors. At least quarterly, generally following Committee meetings, the Committee Chair makes a verbal report to the Board summarizing Committee activities. These reports shall include, at a minimum, any approval items and significant matters.

EXHIBIT D - AUDIT COMMITTEE CHARTER

Mission

The Audit Committee (the “Committee”) of BOK Financial Corporation (the “Company”) shall assist the Board of Directors (the “Board”) in fulfilling the Board's oversight responsibility as it relates to the Company's audit and compliance processes and other duties and responsibilities as required by laws and regulations or as directed by the Board, including:

•	The integrity of the Company's financial statements.

•	The effectiveness of the Company's internal controls over financial reporting.

•	The Company's compliance with legal and regulatory requirements and policies

•	The independent auditors' qualifications and independence.

•	The performance of the Company's internal audit function and independent auditors.

Organization

Membership. The Committee shall consist of three or more directors, including a Committee Chairperson appointed by the Board. Each member of the Committee shall be independent in accordance with the requirements of Rule 10A-3 of the Securities and Exchange Act of 1934 and the rules of the NASDAQ stock exchange. No member of the Committee can have participated in the preparation of the Company's or any of its subsidiaries' financial statements at any time during the past three years. Members shall serve one year terms and are subject to reappointment by the Board annually. The Board may, in its sole discretion replace Committee members at any time. Members shall not serve on more than three public company audit committees simultaneously.
Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an “audit committee expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of an audit committee financial expert will also be presumed to have financial sophistication.
Meetings. The Committee shall meet at least quarterly and as often as the Committee deems necessary to fulfill its responsibilities. The times and places for such meetings will be determined by the Chairman of the Committee. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee shall document and maintain records of proceedings in minutes.
The Committee shall also meet separately in executive session with independent auditors, corporate counsel, the internal auditors or others as deemed appropriate.
Chief Auditor. The Company's Chief Auditor reports functionally to the Committee Chair. The Committee shall review and approve the hiring or dismissal of the Chief Auditor. The Committee Chair delegates certain administrative reporting matters to the Chief Risk Officer.

Authority and Responsibilities

The Committee has the authority and responsibilities set forth in this Charter for oversight of the Company's audit and compliance management practices. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company, for establishing and maintaining internal control over financial reporting and for compliance with laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and the effectiveness of internal control over financial reporting, and for reviewing the Company's unaudited interim financial statements.

The Committee is the designated Board oversight committee as required by regulation for certain bank and bank holding company activities, including broker/dealer compliance; trust compliance; compliance management; and Anti-Money Laundering/Bank Secrecy Act (BSA/AML).

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to monitor the overall corporate “tone” for quality financial reporting, sound business practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Financial accounting, reporting and disclosures:

1.
The Committee shall discuss and review with management and the independent auditors the annual audited financial statements, including Management's Discussion and Analysis, to be included in the Company's annual report on Form 10-K, and the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under professional standards.

2.
The Committee or its designate shall discuss and review with management and the independent auditors the quarterly financial statements, including Management's Discussion and Analysis, to be included in the Company's quarterly report on Form 10-Q, and the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under professional standards.

3.
The Committee shall review the Company's “earnings release” information with the independent auditor, internal auditor and management. The Committee's Chairman or delegate shall discuss the “earnings release” with management prior to the public announcement.

4.	In carrying out its responsibilities, the Committee's review of financial statements shall include discussions with management and the independent auditors regarding:

•
Critical accounting policies used by management in applying U.S. generally accepted accounting principles and in preparing the financial statements, including any significant changes in the Company's selection or application of accounting principles, or alternative methods discussed by management with the independent auditors;

•	Critical accounting estimates, judgments or reporting issues in connection with management's preparation of the financial statements, and the reasonableness of those estimates and judgments;

•
The adequacy and effectiveness of the Company's internal control over financial reporting and any specific remedial actions adopted in light of significant deficiencies or material weaknesses, as described further below;

•	The effect of new or pending regulatory and accounting initiatives, off-balance sheet structures, and subsequent events on the financial statements; and

•
Consideration of the judgment of both management and the independent auditors about the quality, not just the acceptability of accounting principles, and the completeness and clarity of the disclosures in the financial statements.

5.
The Committee shall discuss with management and the internal auditors management's process for assessing the effectiveness of internal control over financial reporting, including any material weaknesses or significant deficiencies identified. The Committee shall review management's report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent auditor's report on effectiveness of internal control over financial reporting. The Committee shall discuss with management and the independent auditors the characterization of deficiencies in internal control over financial reporting, and management's remediation plans to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weaknesses and management's remediation plans are clear and complete.

6.
The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 and Section 906 of the Sarbanes-Oxley Act, including the evaluation of the effectiveness of disclosure controls by the Chief Executive Officer and Chief Financial Officer. The Committee shall discuss with management, the internal auditors, and the independent auditors: (1) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company's internal control over financial reporting that are required to be disclosed and (2) any other changes in internal control over financial reporting that were considered for disclosure in the Company's periodic filings with the SEC.

Independent Registered Public Accounting Firm Responsibilities:

7.	The Committee shall:

•
Select and retain an independent registered public accounting firm to act as the Company's independent auditors (the “independent auditors”) for the purpose of auditing the Company's annual financial statements, books, records, accounts and internal controls over financial reporting;

•	Set the compensation of the Company's independent auditors;

•	Oversee the work done by the Company's independent auditors; and

•	Terminate the Company's independent auditors, if necessary.

The independent auditors shall report directly to the Committee.

8.
The Committee shall pre-approve all audit and non-audit services to be provided by the independent auditors. The Committee shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. The Committee may designate pre-approval authority to a member of the Committee, as long as any approvals are presented at the next scheduled meeting.

9.
The Committee shall receive regular reports from the independent auditor on the critical accounting policies and practices of the Company, and all alternative treatments of financial information within

U.S. generally accepted accounting principles that have been discussed with management. The Committee shall discuss with the independent auditor communications required by professional standards, including any difficulties encountered, any restrictions on the scope of the auditor's activities or access to requested information, and any significant disagreements with management. The Committee shall resolve any disagreements between the independent auditors and management.

10.
The Committee shall review differences that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company that is in addition to their audit report on the effectiveness of internal control over financial reporting.

11.	With respect to the integrated audit, at least annually, the Committee shall obtain and review a report by the independent auditors describing:

•	The firm's internal quality control procedures;

•	Any material issue raised by the firm's internal quality control review, peer review, or regulatory authority within the past five years;

•	An independence letter describing any relationships between the independent auditor and the Company.

12.
The Committee shall determine that the independent registered public accounting firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under independence rules. After reviewing the foregoing report and the independent registered public accountants' work throughout the year, the Committee shall evaluate the auditors' qualifications, performance, independence and effectiveness. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of management and the Company's personnel responsible for the internal audit function. The Committee shall discuss with the independent auditor any relationships or services that may impact the objectivity and independence of the independent auditors.

13.	The Committee shall be notified of the hiring of all employees or former employees of the independent auditors to ensure that the Company has met all relevant regulatory requirements.

14.
The Committee shall review and discuss with the independent auditors any matters required to be discussed by the standards of the Public Company Accounting Oversights Board (PCAOB), including PCAOB Interim Audit Standard AU Section 380, Communications with Audit Committees, the rules of the Securities and Exchange Commission and other applicable regulations.

Internal audit, compliance and BSA/AML:

15.
The Committee has oversight responsibilities over the Company's internal audit and compliance functions, including compliance audit and BSA/AML functions. The Company's internal audit department facilitates the Company's compliance with the Sarbanes-Oxley Act of 2002, Section 404 (“SOX 404”), and laws and regulations, and works closely with the independent auditors and regulators. Internal and compliance audit activities are managed by the Company's Chief Auditor, who reports to the Chairman of the Committee. Compliance management and BSA/AML functions are managed by the Company's Chief Compliance Officer, who reports to the Chief Risk Officer.

16.
The Committee shall receive reports from the Chief Auditor at least quarterly that address, among other things, any significant deficiencies in internal controls, audit differences from the independent auditors, matters requiring attention from the Company's regulators and administrative matters.

17.
The Committee shall receive reports from the Chief Compliance Officer at least quarterly that address, among other things, the Company's compliance management program activities and BSA/AML risk matters.

18.
At the beginning of each fiscal year, the Committee shall discuss with the Chief Auditor the overall scope and plans for the internal and compliance audits, using a risk-based approach. The Committee shall discuss compliance management and BSA/AML policies and program requirements with the Chief Compliance Officer. During the year, the Committee shall discuss with the Chief Auditor the effectiveness of the Company's internal control over financial reporting and the effectiveness of the Company's systems to manage compliance risk, including compliance with bank regulation.

19.
At least annually, the Committee shall meet separately with the Chief Auditor, Chief Compliance Officer, BSA Officer and independent auditors, with or without management present, to discuss the results of their examinations. The Committee shall review the staffing, reporting relationships and credentials of the internal and compliance audit, compliance management and BSA/AML departments, including an annual performance review of the internal audit function and the Chief Auditor.

Other regulatory compliance and internal control responsibilities:

20.	The Committee may from time to time, as required by regulations or determined necessary, receive reports on:

•	BSA/AML or loss control matters, including Suspicious Activity Reports (“SARs”);

•	selected reports from regulators, including any matters requiring attention;

•	internal audit reports with “needs improvement” or “unsatisfactory” ratings;

•	related party and affiliate transactions meeting regulatory criteria;

•	litigation reports from General Counsel;

•	ACH, wire or other electronic fund transfer reports, as established by regulation;

•	any significant deficiencies, fines or penalties assessed by regulatory authorities;

•	loss control reports, including employee or customer fraud losses, material operational losses or control deficiencies and customer response program matters.

21.
The Committee shall review reports of complaints regarding accounting, financial reporting, or internal control matters. The Company has an anonymous employee protection line monitored by an independent third party. Reports regarding accounting or internal control matters are received directly by the Chief Auditor and are discussed with executive management and the Chairman. The Company has other formal mechanisms for employees to report control weaknesses to their supervisors and the Chief Auditor, including the SOX 404 certification process. The Company's Standards of Conduct encourages open communication and prohibits repercussions on whistleblowers. The Chief Auditor also receives direct reports from the OCC's complaint management system, solicits responses from management and elevates matters to executive management and the Committee as warranted.

Audit Committee staff and advisors:

22.
In fulfilling the aforementioned responsibilities, it is recognized that members of the Committee are not employees of the Company, and may not be accountants, risk management or auditors by profession. As such, it is not the duty of the Committee to conduct “field work” or similar procedures. The Committee is entitled to rely on information, opinions, reports or statements from knowledgeable advisors, including:

•	Employees of the Company whom the Committee finds to be reliable and competent.

•	General Counsel, independent accountants or other persons outside the Company.

23.	In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

24.
The Committee shall have the authority to engage, without the approval from the Board of Directors, independent legal, independent or internal audit, accounting and other advisors, as it deems necessary to carry out its duties, including required BSA/AML independent testing. The Committee may also employ such staff as the Committee deems necessary to carry out its duties. Those persons can work directly for the Committee and need not be accountable to either the Company or the Board of Directors. The Committee shall evaluate the effectiveness of all third party audit, accounting and other advisors.

25.
The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent auditor, outside legal counsel, or any other relevant advisors employed by the Committee and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

Reports of Committee:

26.
The Committee shall prepare the report of the Committee to be included in the Company's annual proxy statement. At least quarterly, the Committee shall make a verbal report to the Board summarizing Committee meetings and reports and recommending appropriate actions by the Board. These reports shall include, at a minimum, any identified significant deficiencies or material weaknesses in internal control, significant violations of laws and regulations, or matters requiring attention from regulators.

Administration

Agenda. The Chairman shall determine the Committee's annual agenda, including meeting frequency and topics to be covered. The Chief Auditor shall complete the quarterly meeting agendas and a Chairman's Summary for the Chairman's review in advance of the meeting.

A typical agenda will include regular reports of:

•	Finance and accounting;

•	Related parties and affiliates;

•	Contingencies and legal matters;

•	Audit and compliance (including BSA/AML);

•	Independent auditors (periodically);

•	Regulatory examination reports.

Special reports by management will be presented throughout the year, in verbal or written form, to address regulatory requirements and risks in other areas.

Other Board Committees. The Board recognizes that audit and compliance matters require input from all Board Committees. Credit matters are addressed in the Credit Committee of the Board, enterprise-wide risk management matters are addressed by the Risk Committee of the Board, and executive compensation matters are covered in the Executive Compensation Committee of the Board.

At least annually, the Committee Chair shall meet with the Chairs of the other Board committees to discuss the impact of those Committee's activities on the Committee's oversight responsibilities for audit and compliance matters. These discussions may occur in the regular Board meetings or in separate meetings.

Meeting Materials and Conduct. Committee members will receive materials in advance of the meeting. The materials will include executive summaries allowing the Committee to focus its discussion on key risks and significant matters. Materials will be delivered in electronic form, and will include an agenda, executive summaries, reports necessary to meet the Committee's responsibilities and other information as required by regulation or as necessary.

During the meeting, the Committee will discuss significant matters first, and will address routine and other matters as the meeting progresses. Any scheduled approval or discussion items will be highlighted to the Committee members in advance of the meeting. The meeting format shall allow sufficient time to cover the Committee's responsibilities, and an opportunity for open dialogue and questions of management.

At least annually at the beginning of the year, the Committee shall: review its own performance and the performance of the Chief Auditor; for the past year, assess the adequacy of its Charter and plan any necessary changes, including training as necessary.